Prospectus supplement dated July 25, 2005
                    (to prospectus dated December 23, 2004)

                                  $668,808,300

                           RFMSI Series 2005-SA3 Trust
                                     Issuer

                 Residential Funding Mortgage Securities I, Inc.
                                    Depositor

                         Residential Funding Corporation
                                 Master Servicer

               Mortgage Pass-Through Certificates, Series 2005-SA3

The  trust  will  hold  a  pool  of  one-  to  four-family   residential  hybrid
adjustable-rate, first lien mortgage loans, divided into four loan groups.

The trust will issue these classes of certificates that are offered under this prospectus supplement:

      o     9 classes of senior certificates

      o     3 classes of subordinated certificates

Credit enhancement for all of these certificates will be provided by additional subordination.

--------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement.
--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Goldman, Sachs & Co. will offer 12 classes of the offered certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of these underwritten certificates will be approximately 101.03% of the certificate principal balance of these underwritten certificates plus accrued interest, before deducting expenses.

                              Goldman, Sachs & Co.
                                   Underwriter

              Important notice about information presented in this
                    prospectus supplement and the prospectus

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

o this prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

                                Table of Contents

                                                                            Page
                                                                            ----

SUMMARY ...............................................................      S-3
RISK FACTORS ..........................................................     S-12
   Risk of Loss .......................................................     S-12
   Limited Obligations ................................................     S-15
   Liquidity Risks ....................................................     S-15
   Bankruptcy Risks ...................................................     S-15
   Special Yield and Prepayment Considerations ........................     S-16
INTRODUCTION ..........................................................     S-20
DESCRIPTION OF THE MORTGAGE POOL ......................................     S-20
   General ............................................................     S-20
   Mortgage Rate Adjustment ...........................................     S-21
   Mortgage Pool Characteristics ......................................     S-23
   Compliance with Local, State and Federal Laws ......................     S-30
   Primary Mortgage Insurance and Primary Hazard Insurance ............     S-72
   Residential Funding ................................................     S-72
   Litigation .........................................................     S-72
   Additional Information .............................................     S-72
DESCRIPTION OF THE CERTIFICATES .......................................     S-73
   General ............................................................     S-73
   Book-Entry Registration of Certain of the Offered Certificates .....     S-74
   Glossary of Terms ..................................................     S-75
   Interest Distributions .............................................     S-81
   Principal Distributions on the Senior Certificates .................     S-82
   Principal Distributions on the Class M Certificates ................     S-84
   Allocation of Losses; Subordination ................................     S-86
   Advances ...........................................................     S-89
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS ...........................     S-90
   General ............................................................     S-90
   Prepayment Considerations ..........................................     S-90
   Allocation of Principal Payments ...................................     S-91
   Realized Losses and Interest Shortfalls ............................     S-92
   Purchase-Price .....................................................     S-93
   Pass-Through Rates .................................................     S-93
   Assumed Final Distribution Date ....................................     S-93
   Weighted Average Life ..............................................     S-94
   Interest Only Certificate Yield Considerations .....................    S-101
   Class M-2 Certificate and Class M-3 Certificate
     Yield Considerations .............................................    S-102
   Additional Yield Considerations Applicable Solely
     to the Residual Certificates .....................................    S-104
POOLING AND SERVICING AGREEMENT .......................................    S-104
   General ............................................................    S-104
   The Master Servicer ................................................    S-105
   Servicing and Other Compensation and Payment of Expenses ...........    S-109
   Reports to Certificateholders ......................................    S-110
   Voting Rights ......................................................    S-110
   Termination ........................................................    S-110
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ..............................    S-111
   Special Tax Considerations Applicable to Residual Certificates .....    S-112
   Penalty Protection .................................................    S-114
USE OF PROCEEDS .......................................................    S-114
METHOD OF DISTRIBUTION ................................................    S-114
LEGAL OPINIONS ........................................................    S-115
RATINGS ...............................................................    S-116
LEGAL INVESTMENT ......................................................    S-116
ERISA CONSIDERATIONS ..................................................    S-117

--------------------------------------------------------------------------------

                                     Summary

      The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuer......................................    RFMSI Series 2005-SA3 Trust.

Title of securities.........................    Mortgage Pass-Through
                                                Certificates, Series 2005-SA3.

Depositor...................................    Residential Funding Mortgage
                                                Securities I, Inc., an affiliate
                                                of Residential Funding
                                                Corporation.

Master servicer.............................    Residential Funding Corporation.

Trustee.....................................    U.S. Bank National Association.

Mortgage pool...............................    1,657 hybrid, adjustable-rate
                                                mortgage loans with an aggregate
                                                principal balance of
                                                approximately $675,223,681 as of
                                                the cut-off date, secured by
                                                first liens on one- to
                                                four-family residential
                                                properties, divided into four
                                                loan groups.

Cut-off date................................    July 1, 2005.

Closing date................................    On or about July 28, 2005.

Distribution dates..........................    Beginning on August 25, 2005 and
                                                thereafter on the 25th of each
                                                month or, if the 25th is not a
                                                business day, on the next
                                                business day.

Assumed final distribution date.............    With respect to the Class A
                                                Certificates (other than the
                                                Class II-A-3 Certificates),
                                                Class M Certificates and Class R
                                                Certificates, August 25, 2035.
                                                With respect to the Class II-A-3
                                                Certificates, May 25, 2010. The
                                                actual final distribution date
                                                could be substantially earlier.

Form of certificates........................    Book-entry: Class A Certificates
                                                and Class M Certificates.
                                                Physical: Class R Certificates.

                                                See "Description of the
                                                Certificates--Book-Entry
                                                Registration of Certain of the
                                                Offered Certificates" in this
                                                prospectus supplement.

Minimum denominations.......................    Class A Certificates (other than
                                                the Class II-A-3 Certificates)
                                                and Class M-1 Certificates:
                                                $25,000. Class II-A-3
                                                Certificates: $2,000,000. Class
                                                M-2 and Class M-3 Certificates:
                                                $250,000. Class R Certificates:
                                                20% percentage interests.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Legal investment............................    When issued, the Class A, Class
                                                R and Class M-1 Certificates
                                                will, and the Class M-2 and
                                                Class M-3 Certificates will not,
                                                be "mortgage related securities"
                                                for purposes of the Secondary
                                                Mortgage Market Enhancement Act
                                                of 1984.

                                                See "Legal Investment" in this
                                                prospectus supplement and "Legal
                                                Investment Matters" in the
                                                prospectus.

Certain ERISA Considerations................    Subject to the considerations
                                                described in this prospectus
                                                supplement, the Class A and
                                                Class M Certificates are
                                                expected to be considered
                                                eligible for purchase by persons
                                                investing assets of employee
                                                benefit plans or individual
                                                retirement accounts.

                                                See "ERISA Considerations" in
                                                this prospectus supplement and
                                                in the prospectus.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                           Offered Certificates

--------------------------------------------------------------------------------------------------------------------
                                        Initial Certificate    Initial Rating
Class           Pass-Through Rate        Principal Balance     (S&P/ Moody's)              Designations
--------------------------------------------------------------------------------------------------------------------
Class A Certificates:
--------------------------------------------------------------------------------------------------------------------
I-A               Variable Rate            $167,651,000           AAA/Aaa               Senior/Variable Rate
--------------------------------------------------------------------------------------------------------------------
II-A-1            Variable Rate            $179,760,000           AAA/Aaa               Senior/Variable Rate
--------------------------------------------------------------------------------------------------------------------
II-A-2            Variable Rate            $ 59,919,000           AAA/Aaa               Senior/Variable Rate
--------------------------------------------------------------------------------------------------------------------
II-A-3            Variable Rate            $          0           AAA/Aaa               Senior/Interest Only
--------------------------------------------------------------------------------------------------------------------
III-A             Variable Rate            $119,778,000           AAA/Aaa               Senior/Variable Rate
--------------------------------------------------------------------------------------------------------------------
IV-A              Variable Rate            $119,755,000           AAA/Aaa               Senior/Variable Rate
--------------------------------------------------------------------------------------------------------------------
Total Class A Certificates:                $646,863,000
--------------------------------------------------------------------------------------------------------------------
Class R Certificates:
--------------------------------------------------------------------------------------------------------------------
R-I               Variable Rate            $        100           AAA/Aaa          Senior/Residual/Variable Rate
--------------------------------------------------------------------------------------------------------------------
R-II              Variable Rate            $        100           AAA/Aaa          Senior/Residual/Variable Rate
--------------------------------------------------------------------------------------------------------------------
R-III             Variable Rate            $        100           AAA/Aaa          Senior/Residual/Variable Rate
--------------------------------------------------------------------------------------------------------------------
Total senior certificates:                 $646,863,300
--------------------------------------------------------------------------------------------------------------------
Class M Certificates:
--------------------------------------------------------------------------------------------------------------------
M-1               Variable Rate            $ 10,804,000           AA/Aa2              Mezzanine/Variable Rate
--------------------------------------------------------------------------------------------------------------------
M-2               Variable Rate            $  6,752,000            A+/A2              Mezzanine/Variable Rate
--------------------------------------------------------------------------------------------------------------------
M-3               Variable Rate            $  4,389,000          BBB/Baa2             Mezzanine/Variable Rate
--------------------------------------------------------------------------------------------------------------------
Total Class M Certificates:                $ 21,945,000
--------------------------------------------------------------------------------------------------------------------
Total offered certificates:                $668,808,300
--------------------------------------------------------------------------------------------------------------------
                                         Non-Offered Certificates
--------------------------------------------------------------------------------------------------------------------
Class B Certificates:
--------------------------------------------------------------------------------------------------------------------
B-1               Variable Rate            $  3,039,000           BB/NA              Subordinate/Variable Rate
--------------------------------------------------------------------------------------------------------------------
B-2               Variable Rate            $  2,025,000            B/NA              Subordinate/Variable Rate
--------------------------------------------------------------------------------------------------------------------
B-3               Variable Rate            $  1,351,381           NA/NA              Subordinate/Variable Rate
--------------------------------------------------------------------------------------------------------------------
Total Class B Certificates:                $  6,415,381
--------------------------------------------------------------------------------------------------------------------
Total offered and                          $675,223,681
non-offered certificates:
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Other Information:

Class I-A, Class II-A-1, Class III-A, Class IV-A and Class R Certificates:

The pass-through rate on the Class I-A, Class II-A-1, Class III-A, Class IV-A and Class R Certificates will be equal to the weighted average of the net mortgage rates on the related mortgage loans. The initial pass-through rate for the Class I-A, Class II-A-1, Class III-A, Class IV-A and Class R Certificates will be equal to approximately 4.97976%, 5.17548%, 5.25004%, 5.35502% and
4.97976% per annum, respectively.

Class II-A-2 and Class II-A-3 Certificates:

The Class II-A-3 Certificates do not have a certificate principal balance. For the purpose of calculating interest payments, interest on the Class II-A-3 Certificates will accrue on a notional amount equal to the certificate principal balance of the Class II-A-2 Certificates, which is initially equal to approximately $59,919,000.

The pass-through rate on the Class II-A-3 Certificates will be equal to the weighted average net mortgage rates on the group II loans minus the certificate rate payable to the Class II-A-2 Certificates. The initial pass-through rate for the Class II-A-3 Certificates will be equal to approximately 0.19548% per annum. On or before the May 2010 distribution date, the pass-through rate for the Class II-A-2 Certificates will be equal to the lesser of (i) 4.98000% per annum and
(ii) the weighted average net mortgage rates on the group II loans. After the May 2010 distribution date, the pass-through rate for the Class II-A-2 Certificates will equal the weighted average net mortgage rates on the group II loans. The initial pass-through rate for the Class II-A-2 Certificates will be equal to approximately 4.98000% per annum.

Class M Certificates:

The pass-through rate on the Class M-1, Class M-2 and Class M-3 Certificates will be equal to the weighted average of the weighted average net mortgage rates of the group I, group II, group III and group IV loans, weighted in proportion to the results of subtracting from the aggregate principal balance of the related loan group the aggregate certificate principal balance of the senior certificates related to that loan group. The initial pass-through rate for the Class M Certificates will be equal to approximately 5.17180% per annum.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Trust

The depositor will establish a trust with respect to the Series 2005-SA3 Certificates under a series supplement, dated as of July 1, 2005, to the standard terms of pooling and servicing agreement dated as of May 1, 2005, among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust which will be divided into four groups based on the characteristics described in this prospectus supplement. Each certificate will represent a partial ownership interest in the trust.

The Mortgage Pool

The mortgage loans to be deposited into the trust consist of four loan groups. Loan group I consists of hybrid adjustable-rate mortgage loans with initially fixed periods of three years. Loan group II consists of hybrid adjustable-rate mortgage loans with initially fixed periods of five years. Loan group III consists of hybrid adjustable-rate mortgage loans with initially fixed periods of seven years. Loan group IV consists of hybrid adjustable-rate mortgage loans with initially fixed periods of ten years.

The group I loans have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:

LOAN GROUP I

                                                      Weighted
                                 Range                Average
                               ----------           -----------
Principal balance              $52,000 to           $  393,261*
                               $1,275,000
Mortgage rate                   3.750% to               5.2804%
                                 6.875%
Remaining term to              339 to 360                  358
stated maturity
(months)

*Indicates average principal balance

The group II loans have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:

LOAN GROUP II

                                                      Weighted
                                 Range                Average
                               ----------           -----------
Principal balance              $72,000 to           $  380,225*
                               $2,722,017
Mortgage rate                   4.250% to               5.4902%
                                 6.500%
Remaining term to              349 to 360                  358
stated maturity
(months)

*Indicates average principal balance

The group III loans have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:

LOAN GROUP III

                                                      Weighted
                                  Range               Average
                               ----------           -----------
Principal balance              $59,500 to           $  409,933*
                               $1,600,000
Mortgage rate                   4.750% to               5.5500%
                                 7.125%
Remaining term to              351 to 360                  358
stated maturity
(months)

*Indicates average principal balance

--------------------------------------------------------------------------------

The group IV loans have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:

LOAN GROUP IV

                                                      Weighted
                                 Range                Average
                               ----------           -----------
Principal balance             $120,000 to           $  502,029*
                              $1,680,000
Mortgage rate                  5.000% to               5.6550%
                                6.500%
Remaining term to              353 to 360                  359
stated maturity
(months)

*Indicates average principal balance

The mortgage loans in the aggregate have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:

TOTAL POOL

                                                      Weighted
                                  Range                Average
                               ----------           -----------
Principal balance              $52,000 to           $  407,498*
                               $2,722,017
Mortgage rate                   3.750% to               5.4774%
                                 7.125%
Remaining term to              339 to 360                  358
stated maturity
(months)

*Indicates average principal balance

For additional information regarding the mortgage pool see "Description of the Mortgage Pool" in this prospectus supplement.

Distributions on the Offered Certificates

Amount available for monthly distribution. On each monthly distribution date, the trustee will make distributions to investors. The Class I-A Certificates and the Class R Certificates will relate to and will receive payments primarily from loan group I, except as provided in this prospectus supplement. The Class II-A-1 Certificates, Class II-A-2 Certificates and Class II-A-3 Certificates will relate to and will receive payments primarily from loan group II, except as provided in this prospectus supplement. The Class III-A Certificates, will relate to and will receive payments primarily from loan group III, except as provided in this prospectus supplement. The Class IV-A Certificates will relate to and will receive payments primarily from loan group IV, except as provided in this prospectus supplement. The Class M Certificates and Class B Certificates will relate to and receive payments from all loan groups.

The amount available for distribution will include:

      o collections of monthly payments on the related mortgage loans, including prepayments and other unscheduled collections plus

      o advances for delinquent payments on the mortgage loans in the related loan group minus

      o the fees and expenses of the subservicers and the master servicer for the applicable loan group, including reimbursement for advances.

See "Description of the Certificates-- Glossary of Terms--Available Distribution Amount" in this prospectus supplement.

Priority of distributions. Distributions on the offered certificates will be made from available amounts in each loan group as described in this prospectus supplement as follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      o     Distribution of interest to the related senior certificates

      o Distribution of principal to the related senior certificates entitled to principal

      o     Payment to master servicer for certain unreimbursed advances

      o     Distribution to the Class M Certificates in the following order:

      o     Interest to the Class M-1 Certificates

      o     Principal to the Class M-1 Certificates

      o     Interest to the Class M-2 Certificates

      o     Principal to the Class M-2 Certificates

      o     Interest to the Class M-3 Certificates

      o     Principal to the Class M-3 Certificates

Interest distributions. The amount of interest accrued on each class of interest-bearing certificates on each distribution date will equal:

      o     the pass-through rate for that class of certificates multiplied by

      o the certificate principal balance or notional amount of that class of certificates as of the day immediately prior to the related distribution date multiplied by

      o     1/12th, minus

      o the share of some types of interest shortfalls allocated to that class.

See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

Allocations of principal. Principal distributions on the certificates made from principal payments on the mortgage loans in the corresponding loan group will be allocated among the various classes of offered certificates (other than the Class II-A-3 Certificates) as described in this prospectus supplement. Until the distribution date in August 2012, all principal prepayments on the mortgage loans in the related loan group will be distributed among the related senior certificates, unless those senior certificates are no longer outstanding or the percentage of credit enhancement provided by the Class M Certificates and Class B Certificates has doubled from its initial percentage and certain loss and delinquency tests are met, all as described in this prospectus supplement. The Class II-A-3 Certificates are not entitled to receive any principal distributions.

See "Description of the Certificates--Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Class M Certificates" in this prospectus supplement.

Credit Enhancement

Allocation of losses. Most losses on the mortgage loans in each loan group will be allocated in full to the first class listed below with a certificate principal balance greater than zero:

      o     Class B-3

      o     Class B-2

      o     Class B-1

      o     Class M-3

      o     Class M-2

      o     Class M-1

When this occurs, the certificate principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the certificate principal balances of the Class M Certificates and Class B Certificates have been reduced to zero, losses on the mortgage loans will be allocated

--------------------------------------------------------------------------------
proportionately among the related senior certificates in accordance with their respective remaining certificate principal balances or accrued interest, but only with respect to losses in the related loan group, subject to the special rules mentioned below.

Not all losses will be allocated in the priority described in the third preceding paragraph. Losses due to natural disasters such as floods and earthquakes, fraud in the origination of the mortgage loan, or some losses related to the bankruptcy of a mortgagor will be allocated as described in the third preceding paragraph only up to specified amounts. Losses of these types on mortgage loans in a loan group that are in excess of the specified amounts and losses due to other extraordinary events will be allocated proportionately among all outstanding classes of related certificates. Therefore, the Class M Certificates and Class B Certificates do not act as credit enhancement for the related senior certificates for these types of losses.

See "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

Priority of distributions. All or a disproportionately large portion of principal prepayments and other unscheduled payments of principal on the mortgage loans in a loan group will be allocated to the related senior certificates as described in this prospectus supplement during the first eleven years after the closing date, unless those senior certificates are no longer outstanding or the percentage of credit enhancement provided by the Class M Certificates and Class B Certificates has doubled from its initial percentage and certain loss and delinquency tests are met, all as described in this prospectus supplement. This provides additional credit enhancement for the senior certificates by reserving a greater portion of the certificate principal balances of the Class M Certificates and Class B Certificates for absorption of losses.

Advances

For any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the master servicer will advance funds only if it determines that the advance is likely to be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate principal balance of the mortgage loans is less than 10% of their aggregate stated principal balance as of the cut-off date, Residential Funding or its designee will have the option to:

      o purchase from the trust all remaining mortgage loans, causing an early retirement of the certificates;

            or

      o     purchase all of the certificates.

Under either type of optional purchase, holders of the outstanding certificates are entitled to receive the outstanding certificate principal balance of the certificates in full with accrued interest as described in this prospectus supplement. However, any optional purchase of the remaining mortgage loans may result in a shortfall to the holders of the most subordinate classes of certificates outstanding, if the trust then holds properties acquired from foreclosing upon defaulted

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

loans. In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the prospectus.

Ratings

When issued, the offered certificates will receive ratings which are not lower than those listed in the table on page S-5 of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of the Class II-A-3 Certificates to fail to fully recover their initial investments.

See "Ratings" in this prospectus supplement.

Legal Investment

When issued, the Class A, Class R and Class M-1 Certificates will, and the Class M-2 Certificates and Class M-3 Certificates will not, be "mortgage related securities" for purposes of SMMEA. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA Considerations

The Class A Certificates and Class M Certificates are expected to be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Sales of the Class R Certificates to such plans or retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Tax Status

For federal income tax purposes, the depositor will elect to treat the trust as three real estate mortgage investment conduits. The certificates, other than the Class R Certificates, will represent ownership of regular interests in the related real estate mortgage investment conduit and generally will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, each class of the Class R Certificates will represent the sole residual interest in the related real estate mortgage investment conduit.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

--------------------------------------------------------------------------------

                                  Risk Factors

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

         The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss

The return on your                   The Servicemembers Civil Relief Act, or the
certificates could be                Relief Act, provides relief to borrowers
reduced by shortfalls due to         who enter active military service and to
the Servicemembers Civil             borrowers in reserve status who are called
Relief Act.                          to active duty after the origination of
                                     their mortgage loan. Current or future
                                     military operations of the United States may increase the number of borrowers who are in active military service, including persons in reserve status who have been called or will be called to active duty.
                                     The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. Any resulting interest shortfalls are not required to be paid by the borrower at any future time. The master servicer is not required to advance these shortfalls as delinquent payments and the shortfalls are not covered by any form of credit enhancement on the certificates. Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations will be applied to reduce accrued interest on each class of the certificates on a pro rata basis.

                                     The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the class of certificates with a certificate principal balance greater than zero with the lowest payment priority.

                                     We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar legislation or regulations.

                                     See the definition of Accrued Certificate
                                     Interest under "Description of the
                                     Certificates--Glossary of Terms" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

The return on your                   Losses on the mortgage loans may occur due
certificates may be affected         to a wide variety of causes, including a
by losses on the mortgage            decline in real estate values, and adverse
loans, which could occur due         changes in the borrower's financial
to a variety of causes.              condition. A decline in real estate values
                                     or economic conditions nationally or in the regions where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

The return on your                   One risk of investing in mortgage-backed
certificates may be                  securities is created by any concentration
particularly sensitive to            of the related properties in one or more
changes in real estate               geographic regions. Approximately 39.8%,
markets in specific regions.         44.9% and 25.0% of the cut-off date
                                     principal balance of the group I loans,
                                     group II loans and group III loans,
                                     respectively, are located in California. In addition, approximately 28.8% of the cut-off date principal balance of the group
                                     IV loans are located in Virginia. If the regional economy or housing market weakens in California or Virginia, or in any other region having a significant concentration of properties underlying the mortgage loans, the mortgage loans in that region may experience high rates of loss and delinquency, resulting in losses to certificateholders. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots, by disruptions such as ongoing power outages, or terrorist actions or acts of war.

                                     Hurricanes, which have struck the southern and southeastern portion of the United States during the month of July 2005, may have adversely affected any mortgaged properties located in that area. Residential Funding will make a representation and warranty that each mortgaged property is free of damage and in good repair as of the closing date. In the event that a mortgaged property is damaged as of the closing date due to the hurricanes and that damage materially adversely effects the value of or the interests of the certificateholders in the related mortgage loan, Residential Funding will be required to repurchase the related mortgage loan from the trust. We do not know how many mortgaged properties have been or may be affected by the hurricanes and therefore whether the payment experience on any mortgage loan will be affected.

The return on your                   The only credit enhancement for the senior
certificates will be reduced         certificates will be the subordination
if losses exceed the credit          provided by the Class M Certificates and
enhancement available to             Class B Certificates. The only credit
your certificates.                   enhancement for the Class M Certificates
                                     will be the subordination provided by the Class B Certificates and by any class of Class M Certificates with a lower payment priority. You should also be aware that the credit enhancement provided for some types of losses is limited.

The value of your                    If the performance of the mortgage loans is
certificates may be reduced          substantially worse than assumed by the
if losses are higher than            rating agencies, the ratings of any class
expected.                            of the certificates may be lowered in the
                                     future. This would probably reduce the
                                     value of those certificates. Neither the depositor, the master servicer nor any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

Some of the mortgage loans           Approximately 65.5% and 20.4% of the group
have an initial interest             I loans have an initial interest only
only period, which may               period generally of three and ten years,
increase the risk of loss            respectively. Approximately 0.1%, 60.4% and
and delinquency on these             24.6% of the group II loans have an initial
mortgage loans.                      interest only period generally of three,
                                     five and ten years, respectively.
                                     Approximately 57.0% and 17.0% of the group
                                     III loans have an initial interest only
                                     period generally of seven and ten years, respectively. Approximately 92.9% of the group IV loans have an initial interest only period generally of ten years. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

                                     After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

                                     Mortgage loans with an initial interest
                                     only period are relatively new in the
                                     mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

Limited Obligations

Payments on the mortgage             The certificates represent interests only
loans are the primary source         in the RFMSI Series 2005-SA3 Trust. The
of payments on your                  certificates do not represent an ownership
certificates.                        interest in or obligation of the depositor,
                                     the master servicer or any of their
                                     affiliates. If proceeds from the assets of the RFMSI Series 2005-SA3 Trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the master servicer or any other entity, and will incur losses.

Liquidity Risks

You may have to hold your            A secondary market for your certificates
certificates to maturity if          may not develop. Even if a secondary market
their marketability is               does develop, it may not continue or it may
limited.                             be illiquid. Neither the underwriter nor
                                     any other person will have any obligation to make a secondary market in your certificates. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield.
                                     Illiquidity can have a severe adverse
                                     effect on the market value of your
                                     certificates.

                                     Any class of offered certificates may
                                     experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy Risks

Bankruptcy proceedings could         The transfer of the mortgage loans from
delay or reduce                      Residential Funding to the depositor is
distributions on the                 intended by the parties to be and has been
certificates.                        documented as a sale. However, if
                                     Residential Funding were to become
                                     bankrupt, a trustee in bankruptcy could
                                     attempt to recharacterize the sale of the mortgage loans as a loan secured by the mortgage loans or to consolidate the mortgage loans with the assets of Residential Funding. Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make payments on the certificates.

Special Yield and Prepayment
Considerations

The yield on your                    The yield to maturity on each class of
certificates will vary               offered certificates will depend on a
depending on various                 variety of factors, including:
factors.

                                    o     the rate and timing of principal
                                          payments on the related mortgage
                                          loans, including prepayments,
                                          defaults and liquidations, and
                                          repurchases due to breaches of
                                          representations or warranties;

                                     o     the allocation of principal payments
                                           among the various classes of offered
                                           certificates;

                                     o     realized losses and interest
                                           shortfalls on the related mortgage
                                           loans;

                                     o     the pass-through rate for that class;
                                           and

                                     o     the purchase price of that class.

                                     The rate of prepayments is one of the most important and least predictable of these factors.

                                     In general, if you purchase a certificate at a price higher than its outstanding certificate principal balance and principal distributions on your certificate occur faster than you assumed at the time of purchase, your yield will be lower than you anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding certificate principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on           Since mortgagors, in most cases, can prepay
the mortgage loans will vary         their mortgage loans at any time, the rate
depending on future market           and timing of principal distributions on
conditions and other                 the offered certificates are highly
factors.                             uncertain. Generally, when market interest
                                     rates increase, borrowers are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. In addition, when the mortgage rates on hybrid mortgage loans convert from fixed rates to adjustable rates, there may be an increase in prepayments. The factors described in the previous two sentences could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of certificates.

                                     Refinancing programs, which may involve
                                     soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by the master servicer, any subservicer or their affiliates, and may include streamlined documentation programs as well as programs under which a mortgage loan is modified to reduce the interest rate.

                                     See "Certain Yield and Prepayment
                                     Considerations--Prepayment Considerations"
                                     in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus.

The yield on your                    The offered certificates of each class have
certificates will be                 different yield considerations and
affected by the                      different sensitivities to the rate and
specific terms that                  timing of principal distributions. The
apply to that class,                 following is a general discussion of yield
discussed below.                     considerations and prepayment sensitivities
                                     of each class.

Class A Certificates                 The Class I-A Certificates and Class R
(other than the Class                Certificates will receive principal
II-A-3 Certificates)                 payments primarily from the group I loans.
and Class R                          The Class II-A-1 and Class II-A-2
Certificates                         Certificates will receive principal
                                     payments primarily from the group II loans.
                                     The Class III-A Certificates will receive principal payments primarily from the group
                                     III loans. The Class IV-A Certificates will receive principal payments primarily from the group IV loans. Therefore, the yields on the Class A and Class R Certificates will be sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans in the related loan group.

                                     See "Description of the
                                     Certificates--Principal Distributions on the Senior Certificates" in this prospectus supplement.

Class II-A-3 Certificates            Investors in the Class II-A-3 Certificates
                                     should be aware that the yields on the
                                     Class II-A-3 Certificates will be extremely sensitive to the rate and timing of principal payments on the group II loans, and that rate may fluctuate significantly over time. A faster than expected rate of principal payments on the group II loans may have an adverse effect on the yield to investors in the Class II-A-3 Certificates and could result in their failure to fully recover their initial investments.

                                     In addition, after the distribution date in May 2010, the Class II-A-3 Certificates will not bear interest.

Class M Certificates                 The yield to investors in each class of the
                                     Class M Certificates will be sensitive to the rate and timing of losses on the mortgage loans in all four groups, if those losses are not covered by a more subordinate class of Class M Certificates or the Class B Certificates.

                                     It is not expected that the Class M
                                     Certificates will receive any distributions of principal prepayments on the mortgage loans from any loan group until the distribution date in August 2012, unless either:

                                     o     the aggregate principal balance of
                                           the related senior certificates has
                                           been reduced to zero prior to that
                                           date, or

                                     o     the weighted average subordinate
                                           percentage for all four loan groups
                                           is equal to or greater than twice the
                                           initial weighted average subordinate
                                           percentage for all four loan groups,

                                     and, in each case, provided further that certain delinquency and loss tests are satisfied.

                                     Until the distribution date in August 2016, all or a disproportionately large portion of principal prepayments on the mortgage loans in each loan group may be allocated to the related senior certificates as described in this prospectus supplement, and none or a disproportionately small portion of principal prepayments on the mortgage loans in each loan group may be paid to the holders of the Class M Certificates and Class B Certificates, unless either:

                                     o     the aggregate principal balance of
                                           the related senior certificates has
                                           been reduced to zero prior to that
                                           date, or

                                     o     the weighted average subordinate
                                           percentage for all four loan groups
                                           is equal to or greater than twice the
                                           initial weighted average subordinate
                                           percentage for all four loan groups,

                                     and, in each case, provided further that certain delinquency and loss tests are satisfied.

                                     As a result, the weighted average lives of the Class M Certificates may be longer than would otherwise be the case.

                                     See "Summary--Credit
                                     Enhancement--Allocation of Losses" and
                                     "Description of the
                                     Certificates--Allocation of Losses;
                                     Subordination" in this prospectus
                                     supplement.

The recording of                     The mortgages or assignments of mortgage
mortgages in the name                for some of the mortgage loans have been or
of MERS may affect the               may be recorded in the name of Mortgage
yield on the                         Electronic Registration Systems, Inc., or
certificates.                        MERS, solely as nominee for the originator
                                     and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the
                                     MERS(R) System. However, if MERS
                                     discontinues the MERS(R) System and it
                                     becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the class or classes of certificates with certificate principal balances greater than zero with the lowest payment priorities.

                                     The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

                                     For additional information regarding MERS and the MERS(R) System, see "Description of the Mortgage Pool--Mortgage Pool Characteristics" and "Certain Yield and Prepayment Considerations--Realized Losses and Interest Shortfalls" in this prospectus supplement and "Description of the Certificates--Assignment of Trust Assets" in the prospectus.

                                  Introduction

      The depositor will establish a trust with respect to Series 2005-SA3 on the closing date, under a series supplement, dated as of July 1, 2005, to the standard terms of pooling and servicing agreement, dated as of May 1, 2005, among the depositor, the master servicer and the trustee, together with the series supplement, referred to herein as the pooling and servicing agreement. On the closing date, the depositor will deposit into the trust four groups of mortgage loans, that in the aggregate will constitute a mortgage pool, secured by one- to four-family residential properties with terms to maturity of not more than 30 years.

      Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

                        Description of the Mortgage Pool

General

      The mortgage pool will consist of 1,657 adjustable rate mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, of approximately $675,223,681. The mortgage loans are secured by first liens on fee simple interests in one- to four-family residential real properties, and in the case of one group II loan, an interest in shares issued by a cooperative apartment corporation and the related proprietary lease.

      The property securing the mortgage loan is referred to as the mortgaged property. The mortgage pool will consist of four groups of mortgage loans referred to in this prospectus supplement as the group I loans, the group II loans, the group III loans and the group IV loans. The mortgage rate on each group I loan generally is a fixed rate for the three years after origination, and then is an adjustable rate for the remainder of the term of the mortgage loan. The mortgage rate on each group II loan generally is a fixed rate for the five years after origination, and then is an adjustable rate for the remainder of the term of the mortgage loan. The mortgage rate on each group III loan generally is a fixed rate for the seven years after origination, and then is an adjustable rate for the remainder of the term of the mortgage loan. The mortgage rate on each group IV loan generally is a fixed rate for the ten years after origination, and then is an adjustable rate for the remainder of the term of the mortgage loan. The mortgage pool will consist of mortgage loans with terms to maturity of not more than 30 years from the date of origination or modification. With respect to mortgage loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages determined as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, unless otherwise indicated.

      All of the mortgage loans were purchased by the depositor through its affiliate, Residential Funding, from unaffiliated sellers as described in this prospectus supplement and in the prospectus, except in the case of approximately 12.7% of the mortgage loans, which were purchased by the depositor through its affiliate, Residential Funding, from HomeComings Financial Network, Inc., a wholly-owned subsidiary of the master servicer. Approximately 35.4% and 14.5% of the mortgage loans were purchased from National City Mortgage Company and First Savings Mortgage Corporation, respectively, each an unaffiliated seller. Except as described in the preceding sentence, no unaffiliated seller sold more than 4.8% of the mortgage loans to Residential Funding. See also "--Mortgage Pool Characteristics" herein. The mortgage loans generally have been underwritten in accordance with Residential Funding's "Jumbo A" underwriting standards described under "Mortgage Loan Program--Underwriting Standards" in the prospectus.

      The depositor and Residential Funding will make certain limited representations and warranties regarding the mortgage loans as of the date of issuance of the certificates. The depositor and Residential Funding will be required to repurchase or substitute for any mortgage loan as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders in any of those mortgage loans. However, neither the depositor nor Residential Funding will be required to repurchase or substitute for any mortgage loan in the event of a breach of its representations and warranties with respect to that mortgage loan if the substance of that breach also constitutes fraud in the origination of such affected mortgage loan. Residential Funding will not assign to the depositor, and consequently the depositor will not assign to the trustee for the benefit of the certificateholders, any of the representations and warranties made by the sellers or the right to require the related seller to repurchase any such mortgage loan in the event of a breach of any of its representations and warranties, except to the extent that (i) the substance of any of its representations and warranties regarding a mortgage loan also constitutes fraud in the origination of the mortgage loan or (ii) the seller has made a representation and warranty that it had no actual knowledge of the presence of, nor reasonable grounds to suspect the presence of, any toxic materials or other environmental hazards that could affect the mortgaged property. Accordingly, the only representations and warranties regarding the mortgage loans that will be made for the benefit of the certificateholders will be the limited representations and warranties made by Residential Funding and the depositor and the representations and warranties made by the sellers to the limited extent described above. See "Mortgage Loan Program--Representations with Respect to the Mortgage Loans" in the prospectus.

      A limited amount of losses on mortgage loans as to which there was fraud in the origination of those mortgage loans will be covered by the subordination provided by the Class M Certificates and Class B Certificates as described in this prospectus supplement under "Description of the Certificates--Allocation of Losses; Subordination."

      Approximately 4.6%, 4.1% and 1.9% of the group I loans, group II loans and group IV loans, respectively, provide for payment of a prepayment charge. With respect to some of these mortgage loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within up to five years following the origination of that mortgage loan, in an amount not to exceed the maximum amount permitted by state law. Prepayment charges received on the mortgage loans may be waived and in any case will not be available for distribution on the offered certificates. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

      As used in this prospectus supplement, a mortgage loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month.

Mortgage Rate Adjustment

      The mortgage rate on each group I loan, group II loan, group III loan and group IV loan is fixed generally for the first three, five, seven and ten years, respectively, of the loan term and thereafter will adjust on each rate adjustment date to equal the index plus the note margin, subject to the minimum mortgage rate, maximum mortgage rate and periodic rate cap for such mortgage loan as set forth in the related mortgage note. The periodic rate cap applicable to the first adjustment date will generally be higher than that applicable to subsequent adjustment dates. The mortgage rate on a mortgage loan may not exceed the maximum mortgage rate or be less than the minimum mortgage rate specified for that mortgage loan in the related mortgage note. The minimum mortgage rate for each mortgage loan will be equal to the greater of the note margin or the note floor.

      The amount of the monthly payment on each mortgage loan will generally be adjusted semi-annually or annually, as applicable, on the due date of the month following the month in which the adjustment date occurs to equal the amount necessary to pay interest at the then-applicable mortgage rate and to fully amortize the outstanding stated principal balance of each mortgage loan over its remaining term to stated maturity. As of the cut-off date, none of the mortgage loans will have reached their first adjustment date. The mortgage loans will have various adjustment dates, note margins and limitations on the mortgage rate adjustments.

      The initial mortgage rate in effect on a mortgage loan generally will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on the related index and note margin. Therefore, unless the related index declines after origination of a mortgage loan, the related mortgage rate will generally increase on the first adjustment date following origination of the mortgage loan subject to the periodic rate cap. The repayment of the mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Mortgage loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because these mortgage loans may have different adjustment dates, and the mortgage rates therefore may reflect different related index values, note margins, maximum mortgage rates and minimum mortgage rates. The Net Mortgage Rate with respect to each mortgage loan as of the cut-off date will be set forth in the related mortgage loan schedule attached to the pooling and servicing agreement.

      Because of the periodic rate caps and the generally lower initial mortgage rates on the mortgage loans, in a rising interest rate environment, the mortgage rate on the adjustable rate mortgage loans may be lower than prevailing mortgage rates for an extended period of time and therefore the Group I Net WAC Rate, the Group II Net WAC Rate, the Group III Net WAC Rate, Group IV Net WAC Rate or the Class M Net WAC Rate, as applicable, will initially be less than it would be had all of the mortgage loans already adjusted to their fully-indexed rate.

      One-Year U.S. Treasury. The index for approximately 1.1%, 2.7%, 2.6% and 2.8% of the group I loans, group II loans, group III loans and group IV loans, respectively, will be the One-Year U.S. Treasury Index. The One-Year U.S. Treasury Index will be a per annum rate equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in Statistical Release No. H.15 (519) as most recently available as of the date forty-five days prior to the adjustment date. Those average yields reflect the yields for the week prior to that week. All of those mortgage loans adjust annually.

      One-Year LIBOR. The index for approximately 85.4%, 83.8%, 78.2% and 68.5% of the group I loans, group II loans, group III loans and group IV loans, respectively, will be the One-Year LIBOR Index. On those mortgage loans, the One-Year LIBOR Index will adjust annually. The One-Year LIBOR Index will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

      Six-Month LIBOR. The index for approximately 13.5%, 13.5%, 19.2% and 28.7% of the group I loans, group II loans, group III loans and group IV loans, respectively, will be the Six-Month LIBOR Index. On those mortgage loans, the Six-Month LIBOR Index will adjust semi-annually. The Six-Month LIBOR Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

      The "reference date" is the date as of which the One-Year U.S. Treasury Index, the One-Year LIBOR Index or Six-Month LIBOR Index is determined.

      The One-Year U.S. Treasury Index, the One-Year LIBOR Index or Six-Month LIBOR Index, as applicable, is referred to in this prospectus supplement as the index. In the event that the index specified in a mortgage note is no longer available, an index reasonably acceptable to the trustee that is based on comparable information will be selected by the master servicer.

Mortgage Pool Characteristics

      Group I Loan Characteristics. The group I loans will have the following characteristics as of the cut-off date, after deducting payments of principal due during the month of the cut-off date:

      Net Mortgage Rates:
               Weighted average.....................  4.9798%
               Range................................  3.450% to 6.575%
      Mortgage Rates:
               Weighted average.....................  5.2804%
               Range................................  3.750% to 6.875%
      Note Margins:
               Weighted average.....................  2.2948%
               Range................................  1.875% to 3.250%
      Minimum Mortgage Rates:
               Weighted average.....................  2.2948%
               Range................................  1.875% to 3.25%
      Minimum Net Mortgage Rates:
               Weighted average.....................  1.9942%
               Range................................  1.575% to 2.950%
      Maximum Mortgage Rates:
               Weighted average.....................  11.2330%
               Range................................  9.375% to 12.875%
      Maximum Net Mortgage Rates:
               Weighted average.....................  10.9324%
               Range................................  9.075% to 12.575%
      Periodic Caps:
               Weighted average.....................  1.8904%
               Range................................  1.000% to 2.000%
      Weighted average months to next interest rate
      adjustment date after July 1, 2005............  34

      The group I loans consist of 445 mortgage loans with an aggregate principal balance as of the cut-off date of approximately $175,001,150.

      o The group I loans had individual principal balances at origination of at least $52,000 but not more than $1,275,000, with an average principal balance at origination of approximately $394,147.

      o Approximately 28.3% of the group I loans were purchased from National City Mortgage Company. Except as described in the previous sentence, no unaffiliated seller sold more than approximately 8.1% the group I loans to Residential Funding. Approximately 22.3% the group I loans were purchased from HomeComings Financial Network, Inc., which is an affiliate of Residential Funding.

      o None of the group I loans will have been originated prior to September 15, 2003, or will have a maturity date later than July 1, 2035.

      o No group I loan will have a remaining term to stated maturity as of the cut-off date of less than 339 months.

      o The weighted average remaining term to stated maturity of the group I loans as of the cut-off date will be approximately 358 months. The weighted average original term to maturity of the group I loans as of the cut-off date will be approximately 360 months.

      o With respect to approximately 65.5% and 20.4% of the group I loans, the related mortgage note provides for an interest only period of three and ten years, respectively.

      o None of the group I loans will have been made to international borrowers.

      o Approximately 28.3% of the group I loans are being subserviced by National City Mortgage Company, an unaffiliated servicer. Primary servicing will be provided by HomeComings Financial Network, Inc., a wholly-owned subsidiary of Residential Funding, with respect to 70.4% of the group I loans.

         Group II Loan Characteristics. The group II loans will have the following characteristics as of the cut-off date, after deducting payments of principal due during the month of the cut-off date:

      Net Mortgage Rates:
               Weighted average.....................  5.1755%
               Range................................  3.950% to 6.200%
      Mortgage Rates:
               Weighted average.....................  5.4902%
               Range................................  4.250% to 6.500%
      Note Margins:
               Weighted average.....................  2.2712%
               Range................................  1.875% to 3.660%
      Minimum Mortgage Rates:
               Weighted average.....................  2.2776%
               Range................................  1.875% to 6.500%
      Minimum Net Mortgage Rates:
               Weighted average.....................  1.9629%
               Range................................  1.575% to 6.200%
      Maximum Mortgage Rates:
               Weighted average.....................  10.5284%
               Range................................  9.250% to 12.250%
      Maximum Net Mortgage Rates:
               Weighted average.....................  10.2138%
               Range................................  8.950% to 11.950%
      Periodic Caps:
               Weighted average.....................  1.8729%
               Range................................  1.000% to 2.250%
      Weighted average months to next interest rate
      adjustment date after July 1, 2005............  58

      The group II loans consist of 658 mortgage loans with an aggregate principal balance as of the cut-off date of approximately $250,187,759.

      o The group II loans had individual principal balances at origination of at least $72,000 but not more than $2,725,000, with an average principal balance at origination of approximately $381,616.

      o Approximately 33.7% and 11.7% of the group II loans were purchased from National City Mortgage Company and Suntrust Mortgage, Inc., respectively. Except as described in the preceding sentence, no unaffiliated seller sold more than approximately 7.9% the group II loans to Residential Funding. Approximately 12.0% the group II loans were purchased from HomeComings Financial Network, Inc., which is an affiliate of Residential Funding.

      o None of the group II loans will have been originated prior to August 4, 2004, or will have a maturity date later than July 1, 2035.

      o No group II loan will have a remaining term to stated maturity as of the cut-off date of less than 349 months.

      o The weighted average remaining term to stated maturity of the group II loans as of the cut-off date will be approximately 358 months. The weighted average original term to maturity of the group II loans as of the cut-off date will be approximately 360 months.

      o With respect to approximately 0.1%, 60.4% and 24.6% of the group II loans, the related mortgage note generally provides for an interest only period of three, five and ten years, respectively.

      o One mortgage loan, representing approximately 0.1% of the group II loans, has been made to an international borrower.

      o Approximately 33.7% of the group II loans are being subserviced by National City Mortgage Company, an unaffiliated servicer. Primary servicing will be provided by HomeComings Financial Network, Inc., a wholly-owned subsidiary of Residential Funding, with respect to approximately 52.2% of the group II loans.

      Group III Loan Characteristics. The group III loans will have the following characteristics as of the cut-off date, after deducting payments of principal due during the month of the cut-off date:

      Net Mortgage Rates:
               Weighted average.....................  5.2500%
               Range................................  4.450% to 6.825%
      Mortgage Rates:
               Weighted average.....................  5.5500%
               Range................................  4.750% to 7.125%
      Note Margins:
               Weighted average.....................  2.3107%
               Range................................  2.250% to 3.250%
      Minimum Mortgage Rates:
               Weighted average.....................  2.3107%
               Range................................  2.250% to 3.250%
      Minimum Net Mortgage Rates:
               Weighted average.....................  2.0107%
               Range................................  1.950% to 2.950%
      Maximum Mortgage Rates:
               Weighted average.....................  10.8511%
               Range................................  9.750% to 12.250%
      Maximum Net Mortgage Rates:
               Weighted average.....................  10.5511%
               Range................................  9.450% to 11.950%
      Periodic Caps:
               Weighted average.....................  1.8078%
               Range................................  1.000% to 2.000%
      Weighted average months to next interest rate
      adjustment date after July 1, 2005............  82

      The group III loans consist of 305 mortgage loans with an aggregate principal balance as of the cut-off date of approximately $125,029,645.

      o The group III loans had individual principal balances at origination of at least $59,500 but not more than $1,600,000, with an average principal balance at origination of approximately $410,312.

      o Approximately 32.2%, 20.9% and 14.1% of the group III loans were purchased from National City Mortgage Company, First Savings Mortgage Corporation and Ohio Savings Bank, FSB, respectively. Except as described in the preceding sentence, no unaffiliated seller sold more than approximately 4.0% the group III loans to Residential Funding. Approximately 13.4% the group III loans were purchased from HomeComings Financial Network, Inc., which is an affiliate of Residential Funding.

      o None of the group III loans will have been originated prior to September 2, 2004, or will have a maturity date later than July 1, 2035.

      o No group III loan will have a remaining term to stated maturity as of the cut-off date of less than 351 months.

      o The weighted average remaining term to stated maturity of the group III loans as of the cut-off date will be approximately 358 months. The weighted average original term to maturity of the group III loans as of the cut-off date will be approximately 360 months.

      o With respect to approximately 57.0% and 17.0% of the group III loans, the related mortgage note provides for an interest only period of seven and ten years, respectively.

      o None of the group III loans will have been made to international borrowers.

      o Approximately 32.2% of the group III loans are being subserviced by National City Mortgage Company, an unaffiliated subservicer. Approximately 63.2% of the group III loans are being subserviced by HomeComings Financial Network, Inc., a wholly-owned subsidiary of Residential Funding.

      Group IV Loan Characteristics. The group IV loans will have the following characteristics as of the cut-off date, after deducting payments of principal due during the month of the cut-off date:

      Net Mortgage Rates:
               Weighted average.....................  5.3550%
               Range................................  4.700% to 6.200%
      Mortgage Rates:
               Weighted average.....................  5.6550%
               Range................................  5.000% to 6.500%
      Note Margins:
               Weighted average.....................  2.2599%
               Range................................  2.250% to 2.750%
      Minimum Mortgage Rates:
               Weighted average.....................  2.2599%
               Range................................  2.250% to 2.750%
      Minimum Net Mortgage Rates:
               Weighted average.....................  1.9599%
               Range................................  1.950% to 2.450%
      Maximum Mortgage Rates:
               Weighted average.....................  10.6798%
               Range................................  10.000% to 11.750%
      Maximum Net Mortgage Rates:
               Weighted average.....................  10.3798%
               Range................................  9.700% to 11.450%
      Periodic Caps:
               Weighted average.....................  1.7131%
               Range................................  1.000% to 2.000%
      Weighted average months to next interest rate
      adjustment date after July 1, 2005............  119

      The group IV loans consist of 249 mortgage loans with an aggregate principal balance as of the cut-off date of approximately $125,005,127.

      o The group IV loans had individual principal balances at origination of at least $120,000 but not more than $1,680,000, with an average principal balance at origination of approximately $504,203.

      o Approximately 51.9% and 31.1% of the group IV loans were purchased from National City Mortgage Company and First Savings Mortgage Corporation, respectively. Except as described in the previous sentence, no unaffiliated seller sold more than approximately 3.8% the group IV loans to Residential Funding. None of the group IV loans were purchased from HomeComings Financial Network, Inc., which is an affiliate of Residential Funding.

      o None of the group IV loans will have been originated prior to November 11, 2004, or will have a maturity date later than July 1, 2035.

      o No group IV loan will have a remaining term to stated maturity as of the cut-off date of less than 353 months.

      o The weighted average remaining term to stated maturity of the group IV loans as of the cut-off date will be approximately 359 months. The weighted average original term to maturity of the group IV loans as of the cut-off date will be approximately 360 months.

      o With respect to approximately 92.9% of the group IV loans, the related mortgage note provides for an interest only period of ten years.

      o None of the group IV loans will have been made to international borrowers.

      o Approximately 51.9% of the group IV loans are being subserviced by National City Mortgage Company, an unaffiliated subservicer. Primary servicing will be provided by HomeComings Financial Network, Inc., a wholly-owned subsidiary of Residential Funding, with respect to 45.0% of the group IV loans.

         Characteristics of All Mortgage Loans. The mortgage loans will have the following characteristics as of the cut-off date, after deducting payments of principal due during the month of the cut-off date:

      Net Mortgage Rates:
               Weighted average.....................  5.1718%
               Range................................  3.450% to 6.825%
      Mortgage Rates:
               Weighted average.....................  5.4774%
               Range................................  3.750% to 7.125%
      Note Margins:
               Weighted average.....................  2.2825%
               Range................................  1.875% to 3.660%
      Minimum Mortgage Rates:
               Weighted average.....................  2.2849%
               Range................................  1.875% to 6.500%
      Minimum Net Mortgage Rates:
               Weighted average.....................  1.9793%
               Range................................  1.575% to 6.200%
      Maximum Mortgage Rates:
               Weighted average.....................  10.7988%
               Range................................  9.250% to 12.875%
      Maximum Net Mortgage Rates:
               Weighted average.....................  10.4932%
               Range................................  8.950% to 12.575%
      Periodic Caps:
               Weighted average.....................  1.8358%
               Range................................  1.000% to 2.250%
      Weighted average months to next interest rate
      adjustment date after July 1, 2005............  67

      The mortgage loans consist of 1,657 mortgage loans with an aggregate principal balance as of the cut-off date of approximately $675,223,681.

      o The mortgage loans had individual principal balances at origination of at least $52,000 but not more than $2,725,000, with an average principal balance at origination of approximately $408,685.

      o Approximately 35.4% and 14.5% of the mortgage loans were purchased from National City Mortgage Company and First Savings Mortgage Corporation, respectively. Except as described in the previous sentence, no unaffiliated seller sold more than approximately 4.8% the mortgage loans to Residential Funding. Approximately 12.7% the mortgage loans were purchased from HomeComings Financial Network, Inc., which is an affiliate of Residential Funding.

      o None of the mortgage loans will have been originated prior to September 15, 2003, or will have a maturity date later than July 1, 2035.

      o No mortgage loan will have a remaining term to stated maturity as of the cut-off date of less than 339 months.

      o The weighted average remaining term to stated maturity of the mortgage loans as of the cut-off date will be approximately 358 months. The weighted average original term to maturity of the mortgage loans as of the cut-off date will be approximately 360 months.

      o With respect to approximately 17.0%, 22.4%, 10.6% and 34.7% of the mortgage loans, the related mortgage note provides for an interest only period of three, five, seven and ten years, respectively.

      o One mortgage loan, representing approximately 0.1% of the mortgage loans has been made to an international borrower.

      o Approximately 35.4% of the mortgage loans are being subserviced by National City Mortgage Company, an unaffiliated subservicer. Primary servicing will be provided by HomeComings Financial Network, Inc., a wholly-owned subsidiary of Residential Funding, with respect to 57.6% of the mortgage loans.

Compliance with Local, State and Federal Laws

      Residential Funding, as seller, will represent and warrant, as of the date of issuance of the certificates, the following:

      o Each mortgage loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable anti-predatory lending laws.

      o None of the mortgage loans were subject to the Home Ownership and Equity Protection Act of 1994. None of the mortgage loans are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered" loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Homeownership Act and Similar State Laws" in the prospectus.

      o None of the proceeds for the mortgage loans were used to finance the purchase of single premium credit insurance policies.

      o None of the mortgage loans contain prepayment penalties that extend beyond five years after the date of origination.

      Residential Funding maintains policies and procedures that are designed to ensure that it does not purchase mortgage loans subject to the Homeownership Act. However, there can be no assurance that these policies and procedures will assure that each and every mortgage loan complies with all applicable origination laws in all material respects.

      A recent Illinois appellate court decision held that federal law does not preempt a particular provision of an Illinois usury statute. This provision, if not preempted, applies to residential mortgage loans secured by properties in Illinois with interest rate ceilings in excess of 8.00% per annum and prohibits the lender from imposing charges in excess of 3.00% of the principal amount of the mortgage loan. Prior to this recent court ruling, other courts and regulators had ruled (or provided interpretive guidance) that the Illinois statute was preempted by federal law. In reliance upon this guidance, many lenders may have not complied with the specific requirements of that provision of the Illinois statute.

      Not more than 3.7%, 1.2%, 4.9% and 2.9% of the group I loans, group II loans, group III loans and group IV loans, respectively, are secured by properties in the State of Illinois and have interest rate ceilings in excess of 8.00% per annum, which means these mortgage loans may be subject to the Illinois statute. If a mortgage loan is found to have been originated in violation of Illinois law, Residential Funding will be required to cure the breach, or repurchase or substitute for the mortgage loan, if the violation materially and adversely affects the interest of the certificateholders in that mortgage loan, and to indemnify the trust for any loss resulting from that breach.

      Certain aspects of the Cooperative Loans included in the mortgage pool differ from those of other types of mortgage loans. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Cooperative Loans" in the prospectus.

      The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. With respect to each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. As of the cut-off date, approximately 67.1%, 61.8%, 62.5%, and 47.2% of the group I loans, group II loans, group III loans and group IV loans, respectively, were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see "Certain Yield and Prepayment Considerations--General" in this prospectus supplement and "Description of the Certificates--Assignment of Trust Assets" in the prospectus.

      As of the cut-off date, none of the mortgage loans will be 30 days or more delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see "Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement.

      o     None of the mortgage loans is a Buy-Down Mortgage Loan.

      o     No  mortgage  loan  provides  for  deferred   interest  or  negative
            amortization.

      Included in the tables below are five tables showing the Credit Scores for some mortgagors of the group I loans, group II loans, group III loans, group IV loans and the total mortgage pool, respectively. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding after the origination of a mortgage loan if the seller does not provide to Residential Funding a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 622 to approximately 817, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of this prospectus supplement.

         Group I Loans

         Set forth below is a description of some additional characteristics of the group I loans as of the cut-off date unless otherwise indicated. All percentages of the group I loans are approximate percentages by aggregate principal balance of the group I loans as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the group I loans are as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, and are rounded to the nearest dollar.

                 Credit Score Distribution of the Group I Loans

                                                                                            Weighted
                                Number of                   Percentage of    Average         Average
                                Group I      Principal         Group I      Principal     Loan-to-Value
Credit Score Range               Loans        Balance           Loans        Balance          Ratio
------------------------------  ---------   ------------     -------------   ---------     -------------
620-639 ......................     12      $  3,075,849          1.76%      $256,321          71.27%
640-659 ......................     12         3,671,308          2.10        305,942          78.68
660-679 ......................     32        13,100,661          7.49        409,396          69.09
680-699 ......................     68        26,729,347         15.27        393,079          72.91
700-719 ......................     60        22,649,824         12.94        377,497          74.76
720-739 ......................     65        27,575,470         15.76        424,238          72.13
740-759 ......................     77        30,130,022         17.22        391,299          72.73
760-779 ......................     56        20,948,521         11.97        374,081          73.95
780-799 ......................     51        22,500,319         12.86        441,183          69.33
800 or greater ...............     12         4,619,829          2.64        384,986          68.52
                                  ---      ------------        ------       --------          -----
  Total, Average or
Weighted Average .............    445      $175,001,150        100.00%      $393,261          72.35%
                                  ===      ============        ======

      As of the cut-off date, the weighted average Credit Score of the group I loans will be approximately 730.

                       Mortgage Rates of the Group I Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group I        Principal          Group I        Principal         Credit       Loan-to-Value
Mortgage Rates (%)                Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
3.500-3.999 ..................      1         $    218,196            0.12%        $218,196           787            46.00%
4.000-4.499 ..................      7            2,719,214            1.55          388,459           707            74.72
4.500-4.999 ..................     79           34,998,300           20.00          443,016           742            70.95
5.000-5.499 ..................    193           78,278,611           44.73          405,589           734            73.39
5.500-5.999 ..................    137           49,392,455           28.22          360,529           723            71.88
6.000-6.499 ..................     27            8,984,495            5.13          332,759           701            70.95
6.500-6.999 ..................      1              409,878            0.23          409,878           699            79.00
                                -----         ------------          ------         --------           ---            -----
  Total, Average or
Weighted Average .............    445         $175,001,150          100.00%        $393,261           730            72.35%
                                =====         ============          ======

      As of the cut-off date, the weighted average mortgage rate of the group I loans will be approximately 5.2804% per annum.

         Original Mortgage Loan Principal Balances of the Group I Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
Original Mortgage                Group I        Principal          Group I        Principal         Credit       Loan-to-Value
   Balance ($)                    Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
100,000 or less ..............      8         $    627,386            0.36%       $   78,423          710            64.75%
100,001-200,000 ..............     82           12,721,498            7.27           155,140          725            73.01
200,001-300,000 ..............     78           19,449,560           11.11           249,353          726            73.66
300,001-400,000 ..............     83           29,706,874           16.98           357,914          722            74.20
400,001-500,000 ..............     85           38,156,938           21.80           448,905          732            73.91
500,001-600,000 ..............     47           25,997,807           14.86           553,145          745            74.66
600,001-700,000 ..............     25           15,843,978            9.05           633,759          740            71.95
700,001-800,000 ..............     10            7,608,230            4.35           760,823          740            65.81
800,001-900,000 ..............     13           11,049,177            6.31           849,937          726            65.53
900,001-1,000,000 ............     13           12,564,701            7.18           966,515          715            68.06
1,200,001-1,300,000 ..........      1            1,275,000            0.73         1,275,000          735            58.00
                                -----         ------------          ------        ----------          ---            -----
     Total, Average or
Weighted Average .............    445         $175,001,150          100.00%       $  393,261          730            72.35%
                                =====         ============          ======

                    Original LTV Ratios of the Group I Loans

                                                                                            Weighted
                                Number of                   Percentage of    Average         Average
                                Group I      Principal         Group I      Principal        Credit
    Original LTV Ratio (%)       Loans        Balance           Loans        Balance          Score
------------------------------  ---------   ------------     -------------   ---------     -------------
00.01-50.00 ..................     21      $  8,242,739          4.71%      $392,511            751
50.01-55.00 ..................     20         7,727,716          4.42        386,386            724
55.01-60.00 ..................     19         8,902,583          5.09        468,557            742
60.01-65.00 ..................     32        15,856,136          9.06        495,504            723
65.01-70.00 ..................     47        21,712,419         12.41        461,966            727
70.01-75.00 ..................     53        21,234,267         12.13        400,647            719
75.01-80.00 ..................    240        88,531,994         50.59        368,883            734
80.01-85.00 ..................      3           561,297          0.32        187,099            678
85.01-90.00 ..................      6         1,402,094          0.80        233,682            697
90.01-95.00 ..................      4           829,905          0.47        207,476            719
                                -----      ------------        ------       --------            ---
     Total, Average or
Weighted Average .............    445      $175,001,150        100.00%      $393,261            730
                                =====      ============        ======

      The weighted average LTV ratio at origination of the group I loans will be approximately 72.35%.

      Geographic Distribution of Mortgaged Properties of the Group I Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group I        Principal          Group I        Principal         Credit       Loan-to-Value
             State                Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Alabama ......................      1         $    158,400            0.09%        $158,400           723            80.00%
Arkansas .....................      1              460,865            0.26          460,865           769            80.00
Arizona ......................     33           12,687,869            7.25          384,481           740            71.78
California ...................    146           69,688,141           39.82          477,316           736            72.24
Colorado .....................     16            5,530,264            3.16          345,642           723            65.22
Connecticut ..................      2              810,920            0.46          405,460           720            65.02
District of Columbia .........      8            3,505,470            2.00          438,184           717            76.86
Delaware .....................      1              180,800            0.10          180,800           762            80.00
Florida ......................     25            9,425,316            5.39          377,013           739            73.55
Georgia ......................     11            3,793,521            2.17          344,866           739            70.54
Idaho ........................      3              925,397            0.53          308,466           747            74.72
Illinois .....................     13            6,348,292            3.63          488,330           722            66.73
Indiana ......................      1              421,292            0.24          421,292           689            80.00
Kansas .......................      2              327,792            0.19          163,896           744            81.90
Kentucky .....................      1              257,000            0.15          257,000           759            74.00
Massachusetts ................      9            3,550,413            2.03          394,490           729            67.63
Maryland .....................     24            9,187,421            5.25          382,809           723            74.88
Michigan .....................     11            2,306,434            1.32          209,676           708            75.99
Minnesota ....................      5            3,463,521            1.98          692,704           716            63.72
Missouri .....................      4            1,675,326            0.96          418,832           699            67.91
Mississippi ..................      1              154,000            0.09          154,000           648            80.00
Montana ......................      1              114,000            0.07          114,000           738            56.00
North Carolina ...............      5            2,114,936            1.21          422,987           750            68.66
Nebraska .....................      1              176,000            0.10          176,000           653            80.00
New Jersey ...................      6            2,024,765            1.16          337,461           715            71.39
New Mexico ...................      2              628,000            0.36          314,000           734            80.00
Nevada .......................     12            2,769,346            1.58          230,779           718            78.09
New York .....................      2              574,071            0.33          287,035           656            62.86
Ohio .........................      2              254,000            0.15          127,000           688            74.42
Oregon .......................      5            1,706,004            0.97          341,201           690            78.77
South Carolina ...............      7            2,695,143            1.54          385,020           735            74.12
Tennessee ....................      1              126,560            0.07          126,560           763            80.00
Texas ........................      3              838,603            0.48          279,534           694            78.47
Utah .........................      2              378,800            0.22          189,400           743            80.00
Virginia .....................     52           18,841,344           10.77          362,334           725            75.26
Washington ...................     19            5,755,547            3.29          302,924           732            71.46
Wisconsin ....................      3              508,879            0.29          169,626           684            78.59
West Virginia ................      4              636,700            0.36          159,175           734            70.12
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    445         $175,001,150          100.00%        $393,261           730            72.35%
                                =====         ============          ======

      No more than 1.6% of the group I loans will be secured by mortgaged properties located in any one zip code area in Virginia and no more than 1.4% of the group I loans will be secured by mortgaged properties located in any one zip code area outside Virginia.

                   Mortgage Loan Purpose of the Group I Loans

                                                                                                   Weighted        Weighted
                                Number of                      Percentage of      Average           Average         Average
                                Group I        Principal          Group I        Principal          Credit       Loan-to-Value
         Loan Purpose            Loans          Balance            Loans          Balance            Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Purchase .....................    207         $ 82,171,482           46.95%        $396,964           736            77.66%
Rate/Term Refinance ..........    130           50,847,121           29.06          391,132           721            70.14
Equity Refinance .............    108           41,982,547           23.99          388,727           732            64.65
                                -----         ------------          ------         --------           ---            -----
  Total, Average or
Weighted Average .............    445         $175,001,150          100.00%        $393,261           730            72.35%
                                =====         ============          ======

             Mortgage Loan Documentation Types of the Group I Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group I        Principal          Group I        Principal         Credit       Loan-to-Value
      Documentation Types         Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Full Documentation ...........    296         $113,487,993           64.85%        $383,405           727            73.88%
Reduced Documentation ........    149           61,513,157           35.15          412,840           736            69.53
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    445         $175,001,150          100.00%        $393,261           730            72.35%
                                =====         ============          ======

      No more than 46.1% of such reduced loan documentation group I loans will be secured by mortgaged properties located in California.

                      Occupancy Types of the Group I Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group I        Principal          Group I        Principal         Credit       Loan-to-Value
        Occupancy Types           Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Primary Residence ............    417         $162,290,845           92.74%        $389,187           729            72.39%
Second/Vacation ..............     28           12,710,305            7.26          453,939           750            71.83
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    445         $175,001,150          100.00%        $393,261           730            72.35%
                                =====         ============          ======

                  Mortgaged Property Types of the Group I Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group I        Principal          Group I        Principal         Credit       Loan-to-Value
        Property Types            Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Single-family detached .......    249         $ 95,252,996           54.43%        $382,542           726            70.64%
Planned Unit Developments
    (detached) ...............    114           49,975,638           28.56          438,383           740            73.33
Condo Low-Rise (less than 5
    stories) .................     51           16,802,444            9.60          329,460           728            77.24
Planned Unit Developments
    (attached) ...............     10            3,654,268            2.09          365,427           740            81.14
Two- to Four-Family Units ....      8            3,912,704            2.24          489,088           744            71.45
Condo Mid-Rise (5 to 8
    stories) .................      6            2,890,050            1.65          481,675           709            69.70
Condo High-Rise (9 stories
    or more) .................      6            2,317,050            1.32          386,175           719            76.49
Townhouse ....................      1              196,000            0.11          196,000           664            80.00
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    445         $175,001,150          100.00%        $393,261           730            72.35%
                                =====         ============          ======

                     Net Mortgage Rates of the Group I Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group I        Principal          Group I        Principal         Credit       Loan-to-Value
     Net Mortgage Rate (%)        Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
3.000-3.499 ..................      1         $    218,196            0.12%        $218,196           787            46.00%
3.500-3.999 ..................      4            1,275,714            0.73          318,928           713            70.66
4.000-4.499 ..................     36           16,388,379            9.36          455,233           737            74.35
4.500-4.999 ..................    177           73,767,960           42.15          416,768           736            72.15
5.000-5.499 ..................    173           64,606,108           36.92          373,446           727            72.49
5.500-5.999 ..................     53           18,334,915           10.48          345,942           714            71.19
6.500-6.999 ..................      1              409,878            0.23          409,878           699            79.00
                                -----         ------------          ------         --------           ---            -----
  Total, Average or
Weighted Average .............    445         $175,001,150          100.00%        $393,261           730            72.35%
                                =====         ============          ======

      As of the cut-off date, the weighted average Net Mortgage Rate of the group I loans will be approximately 4.9798% per annum.

                   Maximum Mortgage Rates of the Group I Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group I        Principal          Group I        Principal         Credit       Loan-to-Value
 Maximum Mortgage Rates (%)       Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
9.000 -9.999 .................      5         $  1,281,803            0.73%        $256,361           736            73.83%
10.000-10.999 ................    103           42,910,212           24.52          416,604           738            71.24
11.000-11.999 ................    311          122,454,361           69.97          393,744           730            72.71
12.000-12.999 ................     26            8,354,773            4.77          321,337           699            72.55
                                -----         ------------          ------         --------           ---            -----
  Total, Average or
Weighted Average .............    445         $175,001,150          100.00%        $393,261           730            72.35%
                                =====         ============          ======

      As of the cut-off date, the weighted average maximum mortgage rate of the group I loans will be approximately 11.2330% per annum.

                   Minimum Mortgage Rates of the Group I Loans


                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group I        Principal          Group I        Principal         Credit       Loan-to-Value
 Minimum Mortgage Rates (%)       Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
1.000-1.999 ..................      1         $    396,000            0.23%        $396,000           678            76.00%
2.000-2.999 ..................    439          172,924,372           98.81          393,905           731            72.29
3.000-3.999 ..................      5            1,680,778            0.96          336,156           734            78.17
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    445         $175,001,150          100.00%        $393,261           730            72.35%
                                =====         ============          ======

      As of the cut-off date, the weighted average minimum mortgage rate of the group I loans will be approximately 2.2948% per annum.

                        Note Margins of the Group I Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group I        Principal          Group I        Principal         Credit       Loan-to-Value
        Note Margin (%)           Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
1.875 ........................      1         $    396,000            0.23%        $396,000           678            76.00%
2.250 ........................    393          152,980,515           87.42          389,263           729            72.26
2.500 ........................     27           14,635,420            8.36          542,053           746            71.44
2.750 ........................     19            5,308,437            3.03          279,391           729            75.48
3.250 ........................      5            1,680,778            0.96          336,156           734            78.17
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    445         $175,001,150          100.00%        $393,261           730            72.35%
                                =====         ============          ======

      As of the cut-off date, the weighted average note margin of the group I loans will be approximately 2.2948% per annum.

            Next Interest Rate Adjustment Dates of the Group I Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
      Next Interest Rate         Group I        Principal          Group I        Principal         Credit       Loan-to-Value
       Adjustment Dates           Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
October 2006 .................      1         $    114,297            0.07%        $114,297           761            82.00%
May 2007 .....................      1              218,196            0.12          218,196           787            46.00
November 2007 ................      1              675,000            0.39          675,000           721            62.00
December 2007 ................      1              376,467            0.22          376,467           675            80.00
January 2008 .................      4              988,327            0.56          247,082           770            76.08
February 2008 ................      7            1,900,180            1.09          271,454           767            69.88
March 2008 ...................     21            7,656,746            4.38          364,607           720            75.47
April 2008 ...................     86           32,223,640           18.41          374,693           726            71.46
May 2008 .....................    178           74,253,533           42.43          417,155           732            72.23
June 2008 ....................    111           46,354,002           26.49          417,604           735            72.58
July 2008 ....................     34           10,240,762            5.85          301,199           713            73.64
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    445         $175,001,150          100.00%        $393,261           730            72.35%
                                =====         ============          ======

      As of the cut-off date, the weighted average months to next interest rate adjustment date for the group I loans will be approximately 34 months.

                          Indices of the Group I Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group I        Principal          Group I        Principal         Credit       Loan-to-Value
             Index                Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
One Year LIBOR ...............    363         $149,445,297           85.40%        $411,695           731            72.07%
Six Month LIBOR ..............     76           23,626,802           13.50          310,879           725            73.86
One-Year Treasury ............      6            1,929,050            1.10          321,508           750            75.47
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    445         $175,001,150          100.00%        $393,261           730            72.35%
                                =====         ============          ======

                 Remaining Term to Maturity of the Group I Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
        Remaining Term           Group I        Principal          Group I        Principal         Credit       Loan-to-Value
     to Maturity (Months)         Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
339 ..........................      1         $    114,297            0.07%        $114,297           761            82.00%
346 ..........................      1              218,196            0.12          218,196           787            46.00
352 ..........................      1              675,000            0.39          675,000           721            62.00
353 ..........................      1              376,467            0.22          376,467           675            80.00
354 ..........................      4              988,327            0.56          247,082           770            76.08
355 ..........................      7            1,900,180            1.09          271,454           767            69.88
356 ..........................     21            7,656,746            4.38          364,607           720            75.47
357 ..........................     86           32,223,640           18.41          374,693           726            71.46
358 ..........................    178           74,253,533           42.43          417,155           732            72.23
359 ..........................    111           46,354,002           26.49          417,604           735            72.58
360 ..........................     34           10,240,762            5.85          301,199           713            73.64
                                -----         ------------          ------         --------           ---            -----
  Total, Average or
Weighted Average .............    445         $175,001,150          100.00%        $393,261           730            72.35%
                                =====         ============          ======

                  First Interest Rate Cap of the Group I Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group I        Principal          Group I        Principal         Credit       Loan-to-Value
  First Interest Rate Cap (%)     Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
2.000 ........................    340         $135,908,721           77.66%        $399,732           730            72.07%
3.000 ........................     48           13,277,127            7.59          276,607           721            76.80
5.000 ........................      8            4,491,099            2.57          561,387           732            68.80
6.000 ........................     49           21,324,202           12.19          435,188           741            72.10
                                -----         ------------          ------         --------           ---            -----
   Total, Average or
Weighted Average .............    445         $175,001,150          100.00%        $393,261           730            72.35%
                                =====         ============          ======

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group I        Principal          Group I        Principal         Credit       Loan-to-Value
      Periodic Rate Cap (%)       Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
1.000 ........................     64         $ 19,188,370           10.96%        $299,818           723            74.20%
2.000 ........................    381          155,812,779           89.04          408,957           731            72.12
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    445         $175,001,150          100.00%        $393,261           730            72.35%
                                =====         ============          ======

                     Amortization Type of the Group I Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group I        Principal          Group I        Principal         Credit       Loan-to-Value
       Amortization Type          Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Fully Amortizing .............     64         $ 24,560,179           14.03%        $383,753           725            68.89%
Initial Interest Only
    Period - 3 Years .........    286          114,676,569           65.53          400,967           732            72.92
Initial Interest Only
    Period - 10 Years ........     95           35,764,402           20.44          376,467           731            72.91
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    445         $175,001,150          100.00%        $393,261           730            72.35%
                                =====         ============          ======

      Group II Loans

      Set forth below is a description of some additional characteristics of the group II loans as of the cut-off date unless otherwise indicated. All percentages of the group II loans are approximate percentages by aggregate principal balance of the group II loans as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the group II loans are as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, and are rounded to the nearest dollar.

                 Credit Score Distribution of the Group II Loans

                                                                                            Weighted
                                Number of                   Percentage of    Average         Average
                                Group II     Principal         Group II     Principal     Loan-to-Value
     Credit Score Range          Loans        Balance           Loans        Balance          Ratio
------------------------------  ---------   ------------     -------------   ---------     -------------
620-639 ......................      7      $  2,090,046          0.84%      $298,578          70.84%
640-659 ......................     24         8,403,800          3.36        350,158          71.87
660-679 ......................     44        15,611,053          6.24        354,797          71.88
680-699 ......................     72        23,820,509          9.52        330,840          74.18
700-719 ......................     75        28,931,523         11.56        385,754          74.29
720-739 ......................     74        26,073,160         10.42        352,340          72.75
740-759 ......................    104        41,469,214         16.58        398,742          73.59
760-779 ......................    125        50,795,336         20.30        406,363          73.68
780-799 ......................    103        42,881,355         17.14        416,324          70.36
800 or greater ...............     30        10,111,764          4.04        337,059          73.16
                                -----      ------------        ------       --------          -----
     Total, Average or
Weighted Average .............    658      $250,187,759        100.00%      $380,225          72.90%
                                =====      ============        ======

      As of the cut-off date, the weighted average Credit Score of the group II loans will be approximately 740.

                      Mortgage Rates of the Group II Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group II       Principal          Group II       Principal         Credit       Loan-to-Value
      Mortgage Rates (%)          Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------

4.000-4.499 ..................      1         $    577,955            0.23%        $577,955           740            80.00%
4.500-4.999 ..................     39           17,465,236            6.98          447,827           762            68.47
5.000-5.499 ..................    219           82,319,265           32.90          375,887           745            72.98
5.500-5.999 ..................    353          133,324,756           53.29          377,691           737            73.35
6.000-6.499 ..................     44           15,801,947            6.32          359,135           726            73.58
6.500-6.999 ..................      2              698,600            0.28          349,300           738            66.01
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    658         $250,187,759          100.00%        $380,225           740            72.90%
                                =====         ============          ======

      As of the cut-off date, the weighted average mortgage rate of the group II loans will be approximately 5.4902% per annum.

         Original Mortgage Loan Principal Balances of the Group II Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of       Average         Average         Average
     Original Mortgage           Group II       Principal          Group II        Principal        Credit       Loan-to-Value
     Loan Balance ($)             Loans          Balance             Loans          Balance          Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
100,000 or less ..............     16         $  1,450,507            0.58%       $   90,657          721            58.88%
100,001-200,000 ..............    144           22,486,697            8.99           156,158          739            74.44
200,001-300,000 ..............     99           24,471,225            9.78           247,184          730            73.91
300,001-400,000 ..............    121           43,872,808           17.54           362,585          730            72.19
400,001-500,000 ..............    132           58,983,320           23.58           446,843          747            74.33
500,001-600,000 ..............     65           35,707,859           14.27           549,352          742            75.91
600,001-700,000 ..............     43           27,523,853           11.00           640,090          737            72.76
700,001-800,000 ..............     10            7,364,568            2.94           736,457          734            75.42
800,001-900,000 ..............     10            8,473,216            3.39           847,322          770            70.53
900,001-1,000,000 ............     16           15,641,771            6.25           977,611          749            66.92
1,400,001-1,500,000 ..........      1            1,489,919            0.60         1,489,919          753            47.00
2,700,001-2,800,000 ..........      1            2,722,017            1.09         2,722,017          764            50.00
                                -----         ------------          ------        ----------          ---            -----
  Total, Average or
Weighted Average .............    658         $250,187,759          100.00%       $  380,225          740            72.90%
                                =====         ============          ======

                    Original LTV Ratios of the Group II Loans

                               Number of                    Percentage of    Average
                               Group II     Principal          Group II     Principal     Weighted Average
Original LTV Ratio (%)          Loans        Balance             Loans       Balance        Credit Score
------------------------------  ---------   ------------     -------------   ---------     -------------
00.01-50.00 ..................     33      $ 12,609,529          5.04%      $382,107            761
50.01-55.00 ..................     18         7,208,727          2.88        400,485            758
55.01-60.00 ..................     33        13,529,930          5.41        409,998            731
60.01-65.00 ..................     38        17,673,696          7.06        465,097            725
65.01-70.00 ..................     73        31,181,259         12.46        427,141            744
70.01-75.00 ..................     77        30,936,078         12.37        401,767            729
75.01-80.00 ..................    369       132,329,167         52.89        358,616            742
80.01-85.00 ..................      5         1,214,654          0.49        242,931            723
85.01-90.00 ..................      9         2,885,617          1.15        320,624            738
90.01-95.00 ..................      3           619,102          0.25        206,367            756
                                -----      ------------        ------       --------           ----
  Total, Average or
Weighted Average .............    658      $250,187,759        100.00%      $380,225            740
                                =====      ============        ======

      The weighted average LTV ratio at origination of the group II loans will be approximately 72.90%.

      Geographic Distribution of Mortgaged Properties of the Group II Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group II       Principal          Group II       Principal         Credit       Loan-to-Value
            State                 Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Alabama ......................      4         $    527,900            0.21%        $131,975           732            82.99%
Arizona ......................     39           11,988,084            4.79          307,387           735            75.40
California ...................    250          112,458,876           44.95          449,836           738            71.64
Colorado .....................     17            4,490,049            1.79          264,121           750            71.32
Connecticut ..................      2              421,942            0.17          210,971           684            79.34
District of Columbia .........     12            4,171,121            1.67          347,593           733            77.15
Delaware .....................      2            1,058,752            0.42          529,376           733            74.46
Florida ......................     36           11,178,428            4.47          310,512           733            71.05
Georgia ......................     24            7,081,783            2.83          295,074           739            75.72
Hawaii .......................      1              640,000            0.26          640,000           758            80.00
Illinois .....................     11            2,806,646            1.12          255,150           769            73.62
Indiana ......................      1              338,753            0.14          338,753           780            76.00
Kentucky .....................      4            1,032,310            0.41          258,078           725            80.00
Louisiana ....................      2              328,000            0.13          164,000           757            80.00
Massachusetts ................      9            3,776,227            1.51          419,581           777            71.81
Maryland .....................     35           13,118,189            5.24          374,805           741            72.87
Michigan .....................      4              960,547            0.38          240,137           744            73.21
Minnesota ....................      9            1,635,284            0.65          181,698           770            75.36
Missouri .....................      6            1,857,788            0.74          309,631           759            71.72
Montana ......................      1              104,288            0.04          104,288           679            80.00
North Carolina ...............     11            5,557,793            2.22          505,254           764            65.33
New Hampshire ................      4              904,406            0.36          226,101           730            79.80
New Jersey ...................     12            3,727,872            1.49          310,656           753            65.74
New Mexico ...................      2              437,040            0.17          218,520           784            80.00
Nevada .......................     14            4,402,709            1.76          314,479           731            76.13
New York .....................      4            1,362,824            0.54          340,706           735            79.35
Ohio .........................      3              786,950            0.31          262,317           741            73.34
Oregon .......................      7            2,307,999            0.92          329,714           747            75.64
Pennsylvania .................      5            1,593,258            0.64          318,652           731            71.28
South Carolina ...............      5            2,903,850            1.16          580,770           751            52.67
Tennessee ....................      4              593,980            0.24          148,495           739            77.23
Texas ........................     19            8,881,426            3.55          467,443           755            75.93
Utah .........................      4              449,192            0.18          112,298           702            82.23
Virginia .....................     72           30,305,841           12.11          420,914           740            76.20
Washington ...................     21            5,723,100            2.29          272,529           719            78.63
Wisconsin ....................      1              134,555            0.05          134,555           796            75.00
West Virginia ................      1              140,000            0.06          140,000           789            80.00
                                -----         ------------          ------         --------           ---            -----
  Total, Average or
Weighted Average .............    658         $250,187,759          100.00%        $380,225           740            72.90%
                                =====         ============          ======

      No more than 1.2% of the group II loans will be secured by mortgaged properties located in any one zip code area in Texas and no more than 1.1% of the group II loans will be secured by mortgaged properties located in any one zip code area outside Texas.

                   Mortgage Loan Purpose of the Group II Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group II       Principal          Group II       Principal         Credit       Loan-to-Value
         Loan Purpose             Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Purchase .....................    354         $147,745,837           59.05%        $417,361           749            75.36%
Rate/Term Refinance ..........    158           52,524,020           20.99          332,431           730            70.64
Equity Refinance .............    146           49,917,903           19.95          341,903           727            68.00
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    658         $250,187,759          100.00%        $380,225           740            72.90%
                                =====         ============          ======

             Mortgage Loan Documentation Types of the Group II Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group II       Principal          Group II       Principal         Credit       Loan-to-Value
      Documentation Type          Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Full Documentation ...........    452         $170,205,318           68.03%        $376,560           740            74.29%
Reduced Documentation ........    206           79,982,441           31.97          388,264           742            69.94
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    658         $250,187,759          100.00%        $380,225           740            72.90%
                                =====         ============          ======

      No more than 62.0% of such reduced loan documentation mortgage loans in loan group II will be secured by mortgaged properties located in California.

                      Occupancy Types of the Group II Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group II       Principal          Group II       Principal         Credit       Loan-to-Value
         Occupancy Type           Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Primary Residence ............    620         $233,890,605           93.49%        $377,243           739            73.20%
Second/Vacation ..............     38           16,297,154            6.51          428,872           765            68.59
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    658         $250,187,759          100.00%        $380,225           740            72.90%
                                =====         ============          ======

                 Mortgaged Property Types of the Group II Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group II       Principal          Group II       Principal         Credit       Loan-to-Value
        Property Type             Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Single-family detached .......    366         $138,551,324           55.38%       $  378,556          739            72.20%
Planned Unit Developments
    (detached) ...............    169           69,109,218           27.62           408,930          742            74.01
Condo Low-Rise (less than 5
    stories) .................     74           22,522,476            9.00           304,358          751            77.45
Planned Unit Developments
    (attached) ...............     24            7,348,085            2.94           306,170          729            72.57
Condo  High-Rise (9 stories or
    more) ....................      7            2,395,080            0.96           342,154          731            71.95
Townhouse ....................      6            1,940,103            0.78           323,351          686            74.56
Condo Mid-Rise (5 to 8
    stories) .................      6            2,836,108            1.13           472,685          737            66.85
Two- to Four-Family Units ....      5            2,763,348            1.10           552,670          731            72.19
Cooperative Units ............      1            2,722,017            1.09         2,722,017          764            50.00
                                -----         ------------          ------        ----------          ---            -----
     Total, Average or
Weighted Average .............    658         $250,187,759          100.00%       $  380,225          740            72.90%
                                =====         ============          ======

                    Net Mortgage Rates of the Group II Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group II       Principal          Group II       Principal         Credit       Loan-to-Value
    Net Mortgage Rate (%)         Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
3.500 - 3.999 ................      1         $    577,955            0.23%        $577,955           740            80.00%
4.000 - 4.499 ................     13            5,555,658            2.22          427,358           767            59.51
4.500 - 4.999 ................    163           65,984,322           26.37          404,812           746            71.67
5.000 - 5.499 ................    372          139,178,668           55.63          374,136           741            73.49
5.500 - 5.999 ................    107           38,192,557           15.27          356,940           726            74.83
6.000 - 6.499 ................      2              698,600            0.28          349,300           738            66.01
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    658         $250,187,759          100.00%        $380,225           740            72.90%
                                =====         ============          ======

      As of the cut-off date, the weighted average Net Mortgage Rate of the group II loans will be approximately 5.1755% per annum.

                  Maximum Mortgage Rates of the Group II Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group II       Principal          Group II       Principal         Credit       Loan-to-Value
  Maximum Mortgage Rate (%)       Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
 9.000 - 9.999 ...............     38         $ 17,625,469            7.04%        $463,828           763            68.57%
10.000 - 10.999 ..............    538          207,792,563           83.05          386,232           740            73.17
11.000 - 11.999 ..............     79           23,879,627            9.54          302,274           732            73.74
12.000 - 12.999 ..............      3              890,100            0.36          296,700           714            71.56
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    658         $250,187,759          100.00%        $380,225           740            72.90%
                                =====         ============          ======

      As of the cut-off date, the weighted average maximum mortgage rate of the group II loans will be approximately 10.5284% per annum.

                  Minimum Mortgage Rates of the Group II Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group II       Principal          Group II       Principal         Credit       Loan-to-Value
  Minimum Mortgage Rate (%)       Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
  1.000 - 1.999 ..............      5         $  1,566,324            0.63%        $313,265           762            75.70%
  2.000 - 2.999 ..............    647          246,710,972           98.61          381,315           740            72.97
  3.000 - 3.999 ..............      4            1,502,309            0.60          375,577           733            57.42
  5.000 - 5.999 ..............      1              134,555            0.05          134,555           796            75.00
  6.000 - 6.999 ..............      1              273,600            0.11          273,600           737            80.00
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    658         $250,187,759          100.00%        $380,225           740            72.90%
                                =====         ============          ======

      As of the cut-off date, the weighted average minimum mortgage rate of the group II loans will be approximately 2.2776% per annum.

                       Note Margins of the Group II Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group II       Principal          Group II       Principal         Credit       Loan-to-Value
        Note Margin (%)           Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
1.875 ........................      5         $  1,566,324            0.63%        $313,265           762            75.70%
2.250 ........................    622          238,586,787           95.36          383,580           740            73.07
2.750 ........................     27            8,532,340            3.41          316,013           744            70.23
3.250 ........................      3            1,202,309            0.48          400,770           728            59.27
3.660 ........................      1              300,000            0.12          300,000           756            50.00
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    658         $250,187,759          100.00%        $380,225           740            72.90%
                                =====         ============          ======

      As of the cut-off date, the weighted average note margin of the group II loans will be approximately 2.2712% per annum.

            Next Interest Rate Adjustment Dates of the Group II Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
      Next Interest Rate         Group II       Principal          Group II       Principal         Credit       Loan-to-Value
       Adjustment Date            Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
August 2009 ..................      1         $    204,000            0.08%        $204,000           748            80.00%
September 2009 ...............      1              319,716            0.13          319,716           802            60.00
November 2009 ................      2              340,395            0.14          170,198           674            78.57
December 2009 ................      1              133,709            0.05          133,709           713            23.00
January 2010 .................      3              802,751            0.32          267,584           743            74.34
February 2010 ................     12            4,243,773            1.70          353,648           746            72.57
March 2010 ...................     28           10,515,693            4.20          375,560           739            69.31
April 2010 ...................    150           54,398,047           21.74          362,654           739            70.61
May 2010 .....................    220           85,187,036           34.05          387,214           747            74.13
June 2010 ....................    204           80,687,640           32.25          395,528           736            73.31
July 2010 ....................     36           13,355,000            5.34          370,972           729            75.29
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    658         $250,187,759          100.00%        $380,225           740            72.90%
                                =====         ============          ======

      As of the cut-off date, the weighted average months to next interest rate adjustment date for the group II loans will be approximately 58 months.

                          Indices of the Group II Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group II       Principal          Group II       Principal         Credit       Loan-to-Value
            Index                 Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
One Year LIBOR ...............    544         $209,641,115           83.79%        $385,370           741            73.03%
Six Month LIBOR ..............    106           33,881,922           13.54          319,641           734            74.70
One-Year Treasury ............      8            6,664,723            2.66          833,090           753            59.64
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    658         $250,187,759          100.00%        $380,225           740            72.90%
                                =====         ============          ======

                Remaining Term to Maturity of the Group II Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
  Remaining Term to Maturity     Group II       Principal          Group II       Principal         Credit       Loan-to-Value
           (Months)               Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
349 ..........................      1         $    204,000            0.08%        $204,000           748            80.00%
350 ..........................      1              319,716            0.13          319,716           802            60.00
352 ..........................      2              340,395            0.14          170,198           674            78.57
353 ..........................      1              133,709            0.05          133,709           713            23.00
354 ..........................      3              802,751            0.32          267,584           743            74.34
355 ..........................     12            4,243,773            1.70          353,648           746            72.57
356 ..........................     29           10,605,267            4.24          365,699           740            68.87
357 ..........................    149           54,308,472           21.71          364,486           739            70.70
358 ..........................    220           85,187,036           34.05          387,214           747            74.13
359 ..........................    204           80,687,640           32.25          395,528           736            73.31
360 ..........................     36           13,355,000            5.34          370,972           729            75.29
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    658         $250,187,759          100.00%        $380,225           740            72.90%
                                =====         ============          ======

                  First Interest Rate Cap of the Group II Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group II       Principal          Group II       Principal         Credit       Loan-to-Value
  First Interest Rate Cap (%)     Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
2.000 ........................     14         $  2,719,133            1.09%        $194,224           731            71.98%
5.000 ........................    609          239,098,247           95.57          392,608           740            72.87
6.000 ........................     35            8,370,380            3.35          239,154           743            74.04
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    658         $250,187,759          100.00%        $380,225           740            72.90%
                                =====         ============          ======

                     Periodic Rate Cap of the Group II Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group II       Principal          Group II       Principal         Credit       Loan-to-Value
    Periodic Rate Cap (%)         Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
1.000 ........................     93         $ 31,885,502           12.74%        $342,855           736            74.19%
2.000 ........................    564          217,907,258           87.10          386,360           741            72.70
2.250 ........................      1              395,000            0.16          395,000           710            80.00
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    658         $250,187,759          100.00%        $380,225           740            72.90%
                                =====         ============          ======

                     Amortization Type of the Group II Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                 Group II       Principal          Group II       Principal         Credit       Loan-to-Value
      Amortization Type           Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Fully Amortizing .............    102         $ 37,530,034           15.00%        $367,942           744            69.13%
Initial Interest Only
Period - 3 Years .............      1              127,796            0.05          127,796           714            56.00
Initial Interest Only
Period - 5 Years .............    393          151,041,660           60.37          384,330           746            73.80
Initial Interest Only
Period - 10 Years ............    162           61,488,269           24.58          379,557           725            73.02
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    658         $250,187,759          100.00%        $380,225           740            72.90%
                                =====         ============          ======

      Group III Loans

      Set forth below is a description of some additional characteristics of the group III loans as of the cut-off date unless otherwise indicated. All percentages of the group III loans are approximate percentages by aggregate principal balance of the group III loans as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the group III loans are as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, and are rounded to the nearest dollar.

                Credit Score Distribution of the Group III Loans

                                                                                             Weighted
                               Number of                     Percentage of    Average         Average
                               Group III     Principal        Group III      Principal     Loan-to-Value
     Credit Score Range          Loans        Balance           Loans         Balance          Ratio
------------------------------  ---------   ------------     -------------   ---------     -------------
620 - 639 ....................      1      $    406,250          0.32%      $406,250          65.00%
640 - 659 ....................     13         4,371,192          3.50        336,246          69.33
660 - 679 ....................     12         5,250,536          4.20        437,545          74.34
680 - 699 ....................     32        12,360,090          9.89        386,253          70.34
700 - 719 ....................     26        11,231,103          8.98        431,966          71.64
720 - 739 ....................     45        17,643,923         14.11        392,087          74.79
740 - 759 ....................     53        20,072,106         16.05        378,719          69.56
760 - 779 ....................     65        28,679,241         22.94        441,219          70.65
780 - 799 ....................     46        19,228,498         15.38        418,011          69.16
800 or greater ...............     12         5,786,707          4.63        482,226          69.28
                                -----      ------------        ------       --------          -----
     Total, Average or
Weighted Average .............    305      $125,029,645        100.00%      $409,933          70.92%
                                =====      ============        ======

      As of the cut-off date, the weighted average Credit Score of the group III loans will be approximately 743.

                      Mortgage Rates of the Group III Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group III       Principal         Group III       Principal         Credit       Loan-to-Value
      Mortgage Rates (%)          Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
4.500 - 4.999 ................      4         $  2,509,022            2.01%        $627,255           737            60.53%
5.000 - 5.499 ................     91           43,277,715           34.61          475,579           747            69.58
5.500 - 5.999 ................    184           71,704,382           57.35          389,698           741            71.56
6.000 - 6.499 ................     25            7,458,526            5.97          298,341           735            75.89
7.000 - 7.499 ................      1               80,000            0.06           80,000           726            80.00
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    305         $125,029,645          100.00%        $409,933           743            70.92%
                                =====         ============          ======

      As of the cut-off date, the weighted average mortgage rate of the group III loans will be approximately 5.5500% per annum.

        Original Mortgage Loan Principal Balances of the Group III Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
    Original Mortgage Loan      Group III       Principal         Group III       Principal         Credit       Loan-to-Value
         Balance ($)              Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
100,000 or less ..............      7         $    527,981            0.42%       $   75,426          737            61.46%
100,001 - 200,000 ............     40            6,615,865            5.29           165,397          731            72.14
200,001 - 300,000 ............     58           14,350,048           11.48           247,415          742            72.33
300,001 - 400,000 ............     59           20,701,473           16.56           350,872          736            73.17
400,001 - 500,000 ............     53           23,954,706           19.16           451,976          749            70.80
500,001 - 600,000 ............     39           21,327,028           17.06           546,847          744            73.43
600,001 - 700,000 ............     29           18,599,932           14.88           641,377          745            69.89
700,001 - 800,000 ............      6            4,505,000            3.60           750,833          754            67.36
800,001 - 900,000 ............      4            3,443,697            2.75           860,924          729            67.76
900,001 - 1,000,000 ..........      8            7,903,916            6.32           987,989          754            67.09
1,400,001 - 1,500,000 ........      1            1,500,000            1.20         1,500,000          766            56.00
1,500,001 - 1,600,000 ........      1            1,600,000            1.28         1,600,000          707            57.00
                                -----         ------------          ------        ----------          ---            -----
     Total, Average or
Weighted Average .............    305         $125,029,645          100.00%       $  409,933          743            70.92%
                                =====         ============          ======

                   Original LTV Ratios of the Group III Loans

                              Number of                     Percentage of     Average
                              Group III       Principal       Group III      Principal      Weighted Average
    Original LTV Ratio (%)      Loans          Balance          Loans         Balance         Credit Score
------------------------------  ---------   ------------    -------------    ---------     -------------
00.01 - 50.00 ................     29      $ 10,941,737          8.75%        $377,301            757
50.01 - 55.00 ................      8         3,964,501          3.17          495,563            738
55.01 - 60.00 ................     20        11,052,629          8.84          552,631            752
60.01 - 65.00 ................     19         8,105,813          6.48          426,622            734
65.01 - 70.00 ................     27        12,965,997         10.37          480,222            739
70.01 - 75.00 ................     29        11,525,526          9.22          397,432            730
75.01 - 80.00 ................    164        64,349,249         51.47          392,373            743
80.01 - 85.00 ................      1           208,000          0.17          208,000            760
85.01 - 90.00 ................      6         1,649,709          1.32          274,951            752
90.01 - 95.00 ................      2           266,485          0.21          133,243            752
                                -----      ------------        ------         --------           ----
     Total, Average or
Weighted Average .............    305      $125,029,645        100.00%        $409,933            743
                                =====      ============        ======

      The weighted average LTV ratio at origination of the group III loans will be approximately 70.92%.

     Geographic Distribution of Mortgaged Properties of the Group III Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group III       Principal         Group III       Principal         Credit       Loan-to-Value
            State                 Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Alabama ......................      1         $     59,500            0.05%        $ 59,500           748            31.00%
Arizona ......................     10            3,304,427            2.64          330,443           753            72.78
California ...................     62           31,251,398           25.00          504,055           737            67.72
Colorado .....................      5            1,460,230            1.17          292,046           740            79.32
Connecticut ..................      1              200,000            0.16          200,000           693            80.00
District of Columbia .........     15            7,489,498            5.99          499,300           747            65.45
Delaware .....................      1              600,000            0.48          600,000           805            80.00
Florida ......................     13            4,214,389            3.37          324,184           754            69.40
Georgia ......................      7            2,552,422            2.04          364,632           741            76.24
Hawaii .......................      1              635,304            0.51          635,304           790            80.00
Idaho ........................      1              354,800            0.28          354,800           755            75.00
Illinois .....................     11            6,109,826            4.89          555,439           758            61.67
Indiana ......................      1              138,000            0.11          138,000           747            80.00
Massachusetts ................      2              796,110            0.64          398,055           757            75.26
Maryland .....................     31           13,282,926           10.62          428,481           734            68.35
Michigan .....................      9            2,636,595            2.11          292,955           755            78.18
Minnesota ....................      4            1,510,861            1.21          377,715           711            70.21
Missouri .....................      1              637,828            0.51          637,828           691            65.00
Mississippi ..................      1               67,932            0.05           67,932           731            92.00
Montana ......................      1              220,000            0.18          220,000           650            74.00
North Carolina ...............      3            1,484,153            1.19          494,718           768            66.43
New Hampshire ................      3            1,532,219            1.23          510,740           705            73.77
New Jersey ...................      6            1,614,122            1.29          269,020           722            69.70
Nevada .......................      3            1,101,007            0.88          367,002           748            82.12
New York .....................      1              344,000            0.28          344,000           747            80.00
Ohio .........................      6            1,500,250            1.20          250,042           730            74.21
Oregon .......................      8            2,510,969            2.01          313,871           747            72.81
Pennsylvania .................      2            1,193,983            0.95          596,992           749            80.00
Rhode Island .................      3            1,513,299            1.21          504,433           739            80.93
South Carolina ...............      4              940,633            0.75          235,158           712            78.81
Texas ........................     14            5,705,345            4.56          407,525           724            71.76
Utah .........................      1              255,920            0.20          255,920           780            80.00
Virginia .....................     62           23,830,517           19.06          384,363           754            76.10
Washington ...................      9            3,006,796            2.40          334,088           762            64.72
Wisconsin ....................      2              974,387            0.78          487,194           713            77.02
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    305         $125,029,645          100.00%        $409,933           743            70.92%
                                =====         ============          ======

      No more than 1.4% of the group III loans will be secured by mortgaged properties located in any one zip code area in Virginia and no more than 1.3% of the group III loans will be secured by mortgaged properties located in any one zip code area outside Virginia.

                  Mortgage Loan Purpose of the Group III Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group III       Principal         Group III       Principal         Credit       Loan-to-Value
        Loan Purpose              Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Purchase .....................    162         $ 66,622,287           53.29%        $411,249           749            75.17%
Rate/Term Refinance ..........     57           23,454,663           18.76          411,485           730            65.75
Equity Refinance .............     86           34,952,696           27.96          406,427           740            66.28
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    305         $125,029,645          100.00%        $409,933           743            70.92%
                                =====         ============          ======

            Mortgage Loan Documentation Types of the Group III Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group III       Principal         Group III       Principal         Credit       Loan-to-Value
      Documentation Type          Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Full Documentation ...........    223         $ 92,565,190           74.03%        $415,091           745            73.30%
Reduced Documentation ........     82           32,464,456           25.97          395,908           737            64.13
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    305         $125,029,645          100.00%        $409,933           743            70.92%
                                =====         ============          ======

      No more than 36.4% of such reduced loan documentation mortgage loans in loan group III will be secured by mortgaged properties located in California.

                     Occupancy Types of the Group III Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group III       Principal         Group III       Principal         Credit       Loan-to-Value
       Occupancy Type             Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Primary Residence ............    284         $117,333,039           93.84%        $413,145           741            70.69%
Second/Vacation ..............     21            7,696,607            6.16          366,505           767            74.34
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    305         $125,029,645          100.00%        $409,933           743            70.92%
                                =====         ============          ======

                 Mortgaged Property Types of the Group III Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group III       Principal         Group III       Principal         Credit       Loan-to-Value
        Property Type             Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Single-family detached .......    165         $ 69,284,579           55.41%        $419,907           741            69.74%
Planned Unit Developments
    (detached) ...............     73           32,663,883           26.12          447,450           743            71.72
Condo Low-Rise (less than 5
    stories) .................     30            9,497,082            7.60          316,569           748            74.83
Planned Unit Developments
    (attached) ...............     18            5,973,997            4.78          331,889           755            77.87
Townhouse ....................      8            3,500,548            2.80          437,568           721            62.96
Condo High-Rise (9 stories
    or more) .................      5            2,331,256            1.86          466,251           776            77.72
Condo Mid-Rise (5 to 8
    stories) .................      4            1,216,800            0.97          304,200           727            67.39
Two- to Four-Family Units ....      2              561,500            0.45          280,750           777            57.77
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    305         $125,029,645          100.00%        $409,933           743            70.92%
                                =====         ============          ======

                    Net Mortgage Rates of the Group III Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group III       Principal         Group III       Principal         Credit       Loan-to-Value
    Net Mortgage Rate (%)         Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
4.000 - 4.499 ................      1         $    500,000            0.40%        $500,000           730            51.00%
4.500 - 4.999 ................     42           23,400,733           18.72          557,160           744            66.45
5.000 - 5.499 ................    195           80,459,593           64.35          412,613           745            71.89
5.500 - 5.999 ................     62           19,659,369           15.72          317,087           733            72.15
6.000 - 6.499 ................      4              929,950            0.74          232,487           722            83.07
6.500 - 6.999 ................      1               80,000            0.06           80,000           726            80.00
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    305         $125,029,645          100.00%        $409,933           743            70.92%
                                =====         ============          ======

      As of the cut-off .date, the weighted average Net Mortgage Rate of the group III loans will be approximately 5.2500 % per annum.

                  Maximum Mortgage Rates of the Group III Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group III       Principal         Group III       Principal         Credit       Loan-to-Value
  Maximum Mortgage Rate (%)       Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
 9.000 - 9.999 ...............      1         $    500,000            0.40%        $500,000           730            51.00%
10.000 - 10.999 ..............    198           85,202,211           68.15          430,314           746            70.65
11.000 - 11.999 ..............     94           35,408,908           28.32          376,691           736            71.39
12.000 - 12.999 ..............     12            3,918,526            3.13          326,544           740            74.94
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    305         $125,029,645          100.00%        $409,933           743            70.92%
                                =====         ============          ======

      As of the cut-off date, the weighted average maximum mortgage rate of the group III loans will be approximately 10.8511% per annum.

                  Minimum Mortgage Rates of the Group III Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group III       Principal         Group III       Principal         Credit       Loan-to-Value
  Minimum Mortgage Rate (%)       Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
2.000 - 2.999 ................    304         $124,894,645           99.89%        $410,838           743            70.93%
3.000 - 3.999 ................      1              135,000            0.11          135,000           734            54.00
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    305         $125,029,645          100.00%        $409,933           743            70.92%
                                =====         ============          ======

      As of the cut-off date, the weighted average minimum mortgage rate of the group III loans will be approximately 2.3107% per annum.

                       Note Margins of the Group III Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group III       Principal         Group III       Principal         Credit       Loan-to-Value
       Note Margin (%)            Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
2.250 ........................    254         $100,636,619           80.49%        $396,207           743            70.42%
2.375 ........................      2              711,379            0.57          355,689           746            72.42
2.500 ........................     30           17,655,233           14.12          588,508           741            72.42
2.750 ........................     18            5,891,415            4.71          327,301           742            75.06
3.250 ........................      1              135,000            0.11          135,000           734            54.00
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    305         $125,029,645          100.00%        $409,933           743            70.92%
                                =====         ============          ======

      As of the cut-off date, the weighted average note margin of the group III loans will be approximately 2.3107% per annum.

           Next Interest Rate Adjustment Dates of the Group III Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
     Next Interest Rate         Group III       Principal         Group III       Principal         Credit       Loan-to-Value
       Adjustment Date            Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
October 2011 .................      1         $    445,380            0.36%        $445,380           779            70.00%
January 2012 .................      1              496,235            0.40          496,235           736            77.00
February 2012 ................     11            4,866,984            3.89          442,453           736            70.77
March 2012 ...................     19            8,612,110            6.89          453,269           738            65.72
April 2012 ...................     47           19,249,920           15.40          409,573           743            71.30
May 2012 .....................    109           43,642,835           34.91          400,393           740            72.84
June 2012 ....................     95           39,046,244           31.23          411,013           746            69.95
July 2012 ....................     22            8,669,938            6.93          394,088           754            69.62
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    305         $125,029,645          100.00%        $409,933           743            70.92%
                                =====         ============          ======

      As of the cut-off date, the weighted average months to next interest rate adjustment date for the group III loans will be approximately 82 months.

                         Indices of the Group III Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group III       Principal         Group III       Principal         Credit       Loan-to-Value
            Index                 Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
One Year LIBOR ...............    246         $ 97,748,244           78.18%        $397,351           742            70.36%
Six Month LIBOR ..............     53           24,004,769           19.20          452,920           748            72.12
One-Year Treasury ............      6            3,276,632            2.62          546,105           744            78.64
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    305         $125,029,645          100.00%        $409,933           743            70.92%
                                =====         ============          ======

                Remaining Term to Maturity of the Group III Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
  Remaining Term to Maturity    Group III       Principal         Group III       Principal         Credit       Loan-to-Value
           (Months)               Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
351 ..........................      1         $    445,380            0.36%        $445,380           779            70.00%
354 ..........................      1              496,235            0.40          496,235           736            77.00
355 ..........................     11            4,866,984            3.89          442,453           736            70.77
356 ..........................     19            8,612,110            6.89          453,269           738            65.72
357 ..........................     47           19,249,920           15.40          409,573           743            71.30
358 ..........................    109           43,642,835           34.91          400,393           740            72.84
359 ..........................     96           39,316,244           31.45          409,544           746            70.09
360 ..........................     21            8,399,938            6.72          399,997           755            68.97
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    305         $125,029,645          100.00%        $409,933           743            70.92%
                                =====         ============          ======

                 First Interest Rate Cap of the Group III Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group III       Principal         Group III       Principal         Credit       Loan-to-Value
 First Interest Rate Cap (%)      Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
2.000 ........................      1         $    488,800            0.39%        $488,800           798            80.00%
3.000 ........................      1              195,500            0.16          195,500           654            68.00
5.000 ........................    211           87,631,681           70.09          415,316           745            70.83
6.000 ........................     92           36,713,665           29.36          399,062           738            71.02
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    305         $125,029,645          100.00%        $409,933           743            70.92%
                                =====         ============          ======

                    Periodic Rate Cap of the Group III Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group III       Principal         Group III       Principal         Credit       Loan-to-Value
    Periodic Rate Cap (%)         Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
1.000 ........................     53         $ 24,025,269           19.22%        $453,307           748            72.32%
2.000 ........................    252          101,004,376           80.78          400,811           742            70.58
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    305         $125,029,645          100.00%        $409,933           743            70.92%
                                =====         ============          ======

                    Amortization Type of the Group III Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group III       Principal         Group III       Principal         Credit       Loan-to-Value
      Amortization Type           Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Fully Amortizing .............     72         $ 32,559,961           26.04%        $452,222           741            69.48%
Initial Interest Only
    Period - 7 Years .........    188           71,265,617           57.00          379,072           743            71.83
Initial Interest Only
    Period - 10 Years ........     45           21,204,067           16.96          471,201           747            70.04
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    305         $125,029,645          100.00%        $409,933           743            70.92%
                                =====         ============          ======

      Group IV Loans

      Set forth below is a description of some additional characteristics of the group IV loans as of the cut-off date unless otherwise indicated. All percentages of the group IV loans are approximate percentages by aggregate principal balance of the group IV loans as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the group IV loans are as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, and are rounded to the nearest dollar.

                 Credit Score Distribution of the Group IV Loans

                                                                                            Weighted
                                Number of                  Percentage of     Average        Average
                                Group IV     Principal        Group IV      Principal     Loan-to-Value
      Credit Score Range          Loans       Balance          Loans         Balance         Ratio
------------------------------  ---------   ------------     -------------   ---------     -------------
640 - 659 ....................      1      $    229,000          0.18%      $229,000          67.00%
660 - 679 ....................      7         2,398,115          1.92        342,588          68.29
680 - 699 ....................     28        12,981,331         10.38        463,619          73.02
700 - 719 ....................     37        18,835,815         15.07        509,076          70.55
720 - 739 ....................     21         9,821,352          7.86        467,683          68.65
740 - 759 ....................     41        21,405,020         17.12        522,074          71.11
760 - 779 ....................     52        29,195,699         23.36        561,456          67.90
780 - 799 ....................     49        24,799,975         19.84        506,122          68.10
800 or greater ...............     13         5,338,820          4.27        410,678          68.16
                                -----      ------------        ------       --------          -----
     Total, Average or
Weighted Average .............    249      $125,005,127        100.00%      $502,029          69.50%
                                =====      ============        ======

      As of the cut-off date, the weighted average Credit Score of the group IV loans will be approximately 749.

                      Mortgage Rates of the Group IV Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group IV        Principal          Group IV       Principal         Credit       Loan-to-Value
      Mortgage Rates (%)          Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
5.000 - 5.499 ................     35         $ 19,242,998           15.39%        $549,800           757            66.70%
5.500 - 5.999 ................    181           90,587,812           72.47          500,485           750            69.74
6.000 - 6.499 ................     32           14,983,317           11.99          468,229           738            71.47
6.500 - 6.999 ................      1              191,000            0.15          191,000           666            80.00
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    249         $125,005,127          100.00%        $502,029           749            69.50%
                                =====         ============          ======

      As of the cut-off date, the weighted average mortgage rate of the group IV loans will be approximately 5.6550% per annum.

         Original Mortgage Loan Principal Balances of the Group IV Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
    Original Mortgage Loan      Group IV        Principal          Group IV       Principal         Credit       Loan-to-Value
         Balance ($)              Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
100,001 - 200,000 ............     20         $  3,268,860            2.61%       $  163,443          730            71.75%
200,001 - 300,000 ............     31            7,769,198            6.22           250,619          744            70.10
300,001 - 400,000 ............     35           12,539,256           10.03           358,264          760            72.02
400,001 - 500,000 ............     58           25,578,517           20.46           441,009          745            72.41
500,001 - 600,000 ............     38           20,679,944           16.54           544,209          746            71.04
600,001 - 700,000 ............     24           15,584,514           12.47           649,355          747            71.46
700,001 - 800,000 ............     15           11,272,590            9.02           751,506          751            69.98
800,001 - 900,000 ............      9            7,572,527            6.06           841,392          748            64.59
900,001 - 1,000,000 ..........     14           13,854,021           11.08           989,573          760            62.38
1,000,001 - 1,100,000 ........      1            1,100,000            0.88         1,100,000          791            30.00
1,100,001 - 1,200,000 ........      1            1,187,500            0.95         1,187,500          689            64.00
1,400,001 - 1,500,000 ........      2            2,918,200            2.33         1,459,100          763            63.32
1,600,001 - 1,700,000 ........      1            1,680,000            1.34         1,680,000          759            80.00
                                -----         ------------          ------        ----------          ---            -----
     Total, Average or
Weighted Average .............    249         $125,005,127          100.00%       $  502,029          749            69.50%
                                =====         ============          ======

                    Original LTV Ratios of the Group IV Loans

                                                                                                   Weighted
                                Number of                       Percentage of      Average          Average
                                Group IV        Principal          Group IV       Principal         Credit
    Original LTV Ratio (%)        Loans          Balance            Loans          Balance           Score
------------------------------  ---------     ------------      -------------     ---------        --------
00.01 - 50.00 ................     22         $ 12,255,891           9.80%         $557,086           766
50.01 - 55.00 ................     14            7,854,656           6.28           561,047           754
55.01 - 60.00 ................     17            8,879,849           7.10           522,344           751
60.01 - 65.00 ................     14            8,753,397           7.00           625,243           730
65.01 - 70.00 ................     34           17,918,289          14.33           527,008           741
70.01 - 75.00 ................     22           11,057,627           8.85           502,619           749
75.01 - 80.00 ................    124           57,735,970          46.19           465,613           751
85.01 - 90.00 ................      1              409,500           0.33           409,500           693
90.01 - 95.00 ................      1              139,949           0.11           139,949           740
                                -----         ------------         ------          --------           ---
     Total, Average or
Weighted Average .............    249         $125,005,127         100.00%         $502,029           749
                                =====         ============         ======

      The weighted average LTV ratio at origination of the group IV loans will be approximately 69.50%.

      Geographic Distribution of Mortgaged Properties of the Group IV Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group IV        Principal          Group IV       Principal         Credit       Loan-to-Value
            State                 Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Arizona ......................      5         $  1,703,686            1.36%        $340,737           773            70.08%
California ...................     53           27,658,254           22.13          521,854           748            61.52
Colorado .....................      3            1,267,370            1.01          422,457           744            80.00
District of Columbia .........     16            9,022,796            7.22          563,925           746            69.18
Delaware .....................      5            1,885,543            1.51          377,109           753            71.92
Florida ......................      6            2,826,536            2.26          471,089           740            73.81
Georgia ......................     14            5,830,965            4.66          416,497           749            69.26
Hawaii .......................      1              200,000            0.16          200,000           775            80.00
Illinois .....................      5            3,569,100            2.86          713,820           721            64.40
Indiana ......................      1              549,000            0.44          549,000           805            50.00
Kentucky .....................      1              650,000            0.52          650,000           801            78.00
Louisiana ....................      1              179,957            0.14          179,957           692            68.00
Maryland .....................     26           15,695,362           12.56          603,668           755            69.82
Michigan .....................      4            1,824,667            1.46          456,167           731            73.93
Minnesota ....................      2              791,970            0.63          395,985           744            80.00
Missouri .....................      1              338,000            0.27          338,000           711            80.00
North Carolina ...............      2            1,184,300            0.95          592,150           739            76.49
Nebraska .....................      1              750,000            0.60          750,000           765            60.00
New Jersey ...................      5            2,534,585            2.03          506,917           735            71.11
Ohio .........................      2              725,000            0.58          362,500           689            62.34
South Carolina ...............      1              380,000            0.30          380,000           813            80.00
Tennessee ....................      1              218,000            0.17          218,000           759            80.00
Texas ........................     19            8,800,466            7.04          463,182           750            72.73
Virginia .....................     73           35,992,571           28.79          493,049           753            73.90
Washington ...................      1              427,000            0.34          427,000           717            63.00
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    249         $125,005,127          100.00%        $502,029           749            69.50%
                                =====         ============          ======

      No more than 2.8% of the group IV loans will be secured by mortgaged properties located in any one zip code area in Maryland and no more than 2.2% of the group IV loans will be secured by mortgaged properties located in any one zip code area outside Maryland.

                   Mortgage Loan Purpose of the Group IV Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group IV        Principal          Group IV       Principal         Credit       Loan-to-Value
         Loan Purpose             Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Purchase .....................    158         $ 80,304,713           64.24%        $508,258           753            74.19%
Rate/Term Refinance ..........     39           22,392,011           17.91          574,154           742            58.89
Equity Refinance .............     52           22,308,402           17.85          429,008           743            63.25
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    249         $125,005,127          100.00%        $502,029           749            69.50%
                                =====         ============          ======

             Mortgage Loan Documentation Types of the Group IV Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group IV        Principal          Group IV       Principal         Credit       Loan-to-Value
     Documentation Types          Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Full Documentation ...........    203         $103,651,454           82.92%        $510,598           752            70.57%
Reduced Documentation ........     46           21,353,673           17.08          464,210           737            64.31
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    249         $125,005,127          100.00%        $502,029           749            69.50%
                                =====         ============          ======

      No more than 42.8% of such reduced loan documentation group IV loans will be secured by mortgaged properties located in California.

                      Occupancy Types of the Group IV Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group IV        Principal          Group IV       Principal         Credit       Loan-to-Value
       Occupancy Types            Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Primary Residence ............    232         $117,195,438           93.75%        $505,153           748            69.70%
Second/Vacation ..............     17            7,809,688            6.25          459,393           763            66.46
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    249         $125,005,127          100.00%        $502,029           749            69.50%
                                =====         ============          ======

                 Mortgaged Property Types of the Group IV Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group IV        Principal          Group IV       Principal         Credit       Loan-to-Value
        Property Types            Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Single-family detached .......    132         $ 71,596,135           57.27%        $542,395           748            66.66%
Planned Unit Developments
    (detached) ...............     66           32,911,397           26.33          498,658           753            71.53
Condo Low-Rise (less than 5
    stories) .................     29           10,647,072            8.52          367,140           738            76.04
Planned Unit Developments
    (attached) ...............     14            5,915,702            4.73          422,550           752            78.34
Condo Mid-Rise (5 to 8 .......      5            1,986,821            1.59          397,364           775            66.64
    stories)
Townhouse ....................      3            1,948,000            1.56          649,333           766            80.00
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    249         $125,005,127          100.00%        $502,029           749            69.50%
                                =====         ============          ======

                    Net Mortgage Rates of the Group IV Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group IV        Principal          Group IV       Principal         Credit       Loan-to-Value
    Net Mortgage Rate (%)         Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
4.500 - 4.999 ................     16         $  8,115,189            6.49%        $507,199           762            62.68%
5.000 - 5.499 ................    173           87,045,777           69.63          503,155           753            69.25
5.500 - 5.999 ................     57           28,579,671           22.86          501,398           735            72.02
6.000 - 6.499 ................      3            1,264,490            1.01          421,497           752            73.09
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    249         $125,005,127          100.00%        $502,029           749            69.50%
                                =====         ============          ======

      As of the cut-off .date, the weighted average Net Mortgage Rate of the group IV loans will be approximately 5.3550% per annum.

                  Maximum Mortgage Rates of the Group IV Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group IV        Principal          Group IV       Principal         Credit       Loan-to-Value
  Maximum Mortgage Rates (%)      Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
10.000 -10.999 ...............    212         $106,734,910           85.38%        $503,467           751            69.91%
11.000 -11.999 ...............     37           18,270,217           14.62          493,790           742            67.07
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    249         $125,005,127          100.00%        $502,029           749            69.50%
                                =====         ============          ======

      As of the cut-off date, the weighted average maximum mortgage rate of the group IV loans will be approximately 10.6798% per annum.

                  Minimum Mortgage Rates of the Group IV Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group IV        Principal          Group IV       Principal         Credit       Loan-to-Value
  Minimum Mortgage Rates (%)      Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
2.000 - 2.999 ................    249         $125,005,127          100.00%        $502,029           749            69.50%
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    249         $125,005,127          100.00%        $502,029           749            69.50%
                                =====         ============          ======

      As of the cut-off date, the weighted average minimum mortgage rate of the group IV loans will be approximately 2.2599% per annum.

                       Note Margins of the Group IV Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group IV        Principal          Group IV       Principal         Credit       Loan-to-Value
       Note Margin (%)            Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
2.250 ........................    244         $121,477,360           97.18%       $  497,858          749            70.00%
2.500 ........................      2            2,100,000            1.68         1,050,000          781            35.71
2.750 ........................      3            1,427,767            1.14           475,922          721            76.60
                                -----         ------------          ------        ----------          ---            -----
     Total, Average or
Weighted Average .............    249         $125,005,127          100.00%       $  502,029          749            69.50%
                                =====         ============          ======

      As of the cut-off date, the weighted average note margin of the group IV loans will be approximately 2.2599% per annum.

            Next Interest Rate Adjustment Dates of the Group IV Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
     Next Interest Rate         Group IV        Principal          Group IV       Principal         Credit       Loan-to-Value
      Adjustment Dates            Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
December 2014 ...........           1         $    180,575            0.14%        $180,575           790            80.00%
January 2015 ............           3            1,123,082            0.90          374,361           727            77.33
February 2015 ...........           2              598,758            0.48          299,379           719            78.70
March 2015 ..............           8            2,896,212            2.32          362,026           738            67.57
April 2015 ..............          10            6,290,036            5.03          629,004           747            56.70
May 2015 ................          83           40,813,415           32.65          491,728           752            71.21
June 2015 ...............         116           59,694,549           47.75          514,608           749            69.18
July 2015 ...............          26           13,408,500           10.73          515,712           751            70.91
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average ........         249         $125,005,127          100.00%        $502,029           749            69.50%
                                =====         ============          ======

      As of the cut-off date, the weighted average months to next interest rate adjustment date for the group IV loans will be approximately 119 months.

                          Indices of the Group IV Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group IV        Principal          Group IV       Principal         Credit       Loan-to-Value
            Index                 Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
One Year LIBOR ...............    176         $ 85,615,606           68.49%        $486,452           747            69.19%
Six Month LIBOR ..............     68           35,861,754           28.69          527,379           753            71.92
One-Year Treasury ............      5            3,527,767            2.82          705,553           757            52.26
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    249         $125,005,127          100.00%        $502,029           749            69.50%
                                =====         ============          ======

                Remaining Term to Maturity of the Group IV Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
  Remaining Term to Maturity    Group IV        Principal          Group IV       Principal         Credit       Loan-to-Value
           (Months)               Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
353 ..........................      1         $    180,575            0.14%        $180,575           790            80.00%
354 ..........................      3            1,123,082            0.90          374,361           727            77.33
355 ..........................      3              923,758            0.74          307,919           741            60.87
356 ..........................      7            2,571,212            2.06          367,316           733            72.57
357 ..........................     10            6,290,036            5.03          629,004           747            56.70
358 ..........................     83           40,813,415           32.65          491,728           752            71.21
359 ..........................    116           59,694,549           47.75          514,608           749            69.18
360 ..........................     26           13,408,500           10.73          515,712           751            70.91
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    249         $125,005,127          100.00%        $502,029           749            69.50%
                                =====         ============          ======

                  First Interest Rate Cap of the Group IV Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group IV        Principal          Group IV       Principal         Credit       Loan-to-Value
 First Interest Rate Cap (%)      Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
5.000 ........................    245         $121,909,227           97.52%        $497,589           749            70.12%
6.000 ........................      4            3,095,900            2.48          773,975           763            44.99
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    249         $125,005,127          100.00%        $502,029           749            69.50%
                                =====         ============          ======

                     Periodic Rate Cap of the Group IV Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group IV        Principal          Group IV       Principal         Credit       Loan-to-Value
    Periodic Rate Cap (%)         Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
1.000 ........................     68         $ 35,861,754           28.69%        $527,379           753            71.92%
2.000 ........................    181           89,143,373           71.31          492,505           748            68.52
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    249         $125,005,127          100.00%        $502,029           749            69.50%
                                =====         ============          ======

                     Amortization Type of the Group IV Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Group IV        Principal          Group IV       Principal         Credit       Loan-to-Value
      Amortization Type           Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Fully Amortizing .............     17         $  8,928,758            7.14%        $525,221           748            70.54%
Initial Interest Only
    Period -10 Years .........    232          116,076,369           92.86          500,329           750            69.42
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............    249         $125,005,127          100.00%        $502,029           749            69.50%
                                =====         ============          ======

      Total Pool

      Set forth below is a description of some additional characteristics of all of the mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, and are rounded to the nearest dollar.

                 Credit Score Distribution of the Mortgage Loans

                                                                                             Weighted
                               Number of                    Percentage of    Average         Average
                               Mortgage      Principal         Mortgage     Principal      Loan-to-Value
      Credit Score Range        Loans         Balance           Loans        Balance          Ratio
------------------------------  ---------   ------------     -------------   ---------     -------------
620 - 639 ....................     20      $  5,572,146          0.83%      $278,607          70.65%
640 - 659 ....................     50        16,675,300          2.47        333,506          72.64
660 - 679 ....................     95        36,360,364          5.38        382,741          70.99
680 - 699 ....................    200        75,891,276         11.24        379,456          72.91
700 - 719 ....................    198        81,648,265         12.09        412,365          73.19
720 - 739 ....................    205        81,113,905         12.01        395,678          72.49
740 - 759 ....................    275       113,076,362         16.75        411,187          72.18
760 - 779 ....................    298       129,618,797         19.20        434,962          71.75
780 - 799 ....................    249       109,410,146         16.20        439,398          69.42
800 or greater ...............     67        25,857,119          3.83        385,927          70.43
                                -----      ------------        ------       --------          -----
     Total, Average or
Weighted Average .............  1,657      $675,223,681        100.00%      $407,498          71.76%
                                =====      ============        ======

      As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 740.

                      Mortgage Rates of the Mortgage Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Mortgage        Principal          Mortgage       Principal         Credit       Loan-to-Value
     Mortgage Rates (%)           Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
3.500 - 3.999 ................      1         $    218,196            0.03%        $218,196           787            46.00%
4.000 - 4.499 ................      8            3,297,168            0.49          412,146           712            75.65
4.500 - 4.999 ................    122           54,972,558            8.14          450,595           748            69.68
5.000 - 5.499 ................    538          223,118,590           33.04          414,719           743            71.92
5.500 - 5.999 ................    855          345,009,406           51.10          403,520           739            71.82
6.000 - 6.499 ................    128           47,228,285            6.99          368,971           727            72.77
6.500 - 6.999 ................      4            1,299,478            0.19          324,870           715            72.16
7.000 - 7.499 ................      1               80,000            0.01           80,000           726            80.00
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............  1,657         $675,223,681          100.00%        $407,498           740            71.76%
                                =====         ============          ======

      As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately 5.4774% per annum.

         Original Mortgage Loan Principal Balances of the Mortgage Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
    Original Mortgage Loan      Mortgage        Principal          Mortgage       Principal         Credit       Loan-to-Value
         Balance ($)              Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
100,000 or less ..............     31         $  2,605,874            0.39%       $   84,060          721            60.82%
100,001 - 200,000 ............    286           45,092,920            6.68           157,668          733            73.50
200,001 - 300,000 ............    266           66,040,030            9.78           248,271          733            73.04
300,001 - 400,000 ............    298          106,820,411           15.82           358,458          732            72.92
400,001 - 500,000 ............    328          146,673,481           21.72           447,175          743            73.31
500,001 - 600,000 ............    189          103,712,638           15.36           548,744          744            74.12
600,001 - 700,000 ............    121           77,552,277           11.49           640,928          741            71.64
700,001 - 800,000 ............     41           30,750,389            4.55           750,009          745            69.87
800,001 - 900,000 ............     36           30,538,617            4.52           848,295          744            66.94
900,001 - 1,000,000 ..........     51           49,964,409            7.40           979,694          744            65.98
1,000,001 - 1,100,000 ........      1            1,100,000            0.16         1,100,000          791            30.00
1,100,001 - 1,200,000 ........      1            1,187,500            0.18         1,187,500          689            64.00
1,200,001 - 1,300,000 ........      1            1,275,000            0.19         1,275,000          735            58.00
1,400,001 - 1,500,000 ........      4            5,908,119            0.87         1,477,030          761            57.34
1,500,001 - 1,600,000 ........      1            1,600,000            0.24         1,600,000          707            57.00
1,600,001 - 1,700,000 ........      1            1,680,000            0.25         1,680,000          759            80.00
2,700,001 - 2,800,000 ........      1            2,722,017            0.40         2,722,017          764            50.00
                                -----         ------------          ------        ----------          ---            -----
     Total, Average or
Weighted Average .............  1,657         $675,223,681          100.00%       $  407,498          740            71.76%
                                =====         ============          ======

                    Original LTV Ratios of the Mortgage Loans

                                                                                             Weighted
                                Number of                   Percentage of    Average          Average
                                Mortgage     Principal         Mortgage     Principal         Credit
    Original LTV Ratio (%)        Loans       Balance           Loans        Balance           Score
------------------------------  ---------   ------------     -------------   ---------     -------------
00.01 - 50.00 ................    105      $ 44,049,895          6.52%      $419,523            760
50.01 - 55.00 ................     60        26,755,600          3.96        445,927            744
55.01 - 60.00 ................     89        42,364,991          6.27        476,011            743
60.01 - 65.00 ................    103        50,389,041          7.46        489,214            727
65.01 - 70.00 ................    181        83,777,964         12.41        462,862            738
70.01 - 75.00 ................    181        74,753,498         11.07        413,003            729
75.01 - 80.00 ................    897       342,946,380         50.79        382,326            742
80.01 - 85.00 ................      9         1,983,950          0.29        220,439            714
85.01 - 90.00 ................     22         6,346,920          0.94        288,496            730
90.01 - 95.00 ................     10         1,855,441          0.27        185,544            738
                                -----      ------------        ------       --------           ----
     Total, Average or
Weighted Average .............  1,657      $675,223,681        100.00%      $407,498            740
                                =====      ============        ======

      The weighted average LTV ratio at origination of the mortgage loans will be approximately 71.76%.

      Geographic Distribution of Mortgaged Properties of the Mortgage Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Mortgage        Principal          Mortgage       Principal         Credit       Loan-to-Value
            State                 Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Alabama ......................      6         $    745,800            0.11%        $124,300           732            78.21%
Arkansas .....................      1              460,865            0.07          460,865           769            80.00
Arizona ......................     87           29,684,066            4.40          341,196           741            73.26
California ...................    511          241,056,670           35.70          471,735           739            70.14
Colorado .....................     41           12,747,913            1.89          310,925           736            70.46
Connecticut ..................      5            1,432,862            0.21          286,572           705            71.33
District of Columbia .........     51           24,188,885            3.58          474,292           740            70.52
Delaware .....................      9            3,725,095            0.55          413,899           756            74.34
Florida ......................     80           27,644,668            4.09          345,558           739            71.93
Georgia ......................     56           19,258,690            2.85          343,905           742            72.81
Hawaii .......................      3            1,475,304            0.22          491,768           774            80.00
Idaho ........................      4            1,280,197            0.19          320,049           749            74.80
Illinois .....................     40           18,833,863            2.79          470,847           740            65.67
Indiana ......................      4            1,447,045            0.21          361,761           760            67.68
Kansas .......................      2              327,792            0.05          163,896           744            81.90
Kentucky .....................      6            1,939,310            0.29          323,218           755            78.53
Louisiana ....................      3              507,957            0.08          169,319           734            75.75
Massachusetts ................     20            8,122,749            1.20          406,137           754            70.32
Maryland .....................    116           51,283,897            7.60          442,103           740            71.13
Michigan .....................     28            7,728,242            1.14          276,009           734            75.91
Minnesota ....................     20            7,401,636            1.10          370,082           730            69.36
Missouri .....................     12            4,508,942            0.67          375,745           724            69.97
Mississippi ..................      2              221,932            0.03          110,966           673            83.67
Montana ......................      3              438,288            0.06          146,096           680            70.75
North Carolina ...............     21           10,341,183            1.53          492,437           759            67.44
Nebraska .....................      2              926,000            0.14          463,000           744            63.80
New Hampshire ................      7            2,436,625            0.36          348,089           715            76.01
New Jersey ...................     29            9,901,343            1.47          341,426           736            68.92
New Mexico ...................      4            1,065,040            0.16          266,260           754            80.00
Nevada .......................     29            8,273,061            1.23          285,278           729            77.58
New York .....................      7            2,280,894            0.34          325,842           717            75.30
Ohio .........................     13            3,266,200            0.48          251,246           720            71.38
Oregon .......................     20            6,524,972            0.97          326,249           732            75.37
Pennsylvania .................      7            2,787,242            0.41          398,177           739            75.01
Rhode Island .................      3            1,513,299            0.22          504,433           739            80.93
South Carolina ...............     17            6,919,626            1.02          407,037           743            66.08
Tennessee ....................      6              938,540            0.14          156,423           747            78.25
Texas ........................     55           24,225,839            3.59          440,470           744            73.87
Utah .........................      7            1,083,912            0.16          154,845           735            80.92
Virginia .....................    259          108,970,272           16.14          420,735           745            75.26
Washington ...................     50           14,912,442            2.21          298,249           733            72.61
Wisconsin ....................      6            1,617,820            0.24          269,637           711            77.35
West Virginia ................      5              776,700            0.12          155,340           744            71.90
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............  1,657         $675,223,681          100.00%        $407,498           740            71.76%
                                =====         ============          ======

      No more than 1.0% of the mortgage loans will be secured by mortgaged properties located in any one zip code area in Virginia and no more than 0.8% of the mortgage loans will be secured by mortgaged properties located in any one zip code area outside Virginia.

                   Mortgage Loan Purpose of the Mortgage Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Mortgage        Principal          Mortgage       Principal         Credit       Loan-to-Value
        Loan Purpose              Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Purchase .....................    881         $376,844,319           55.81%        $427,746           747            75.58%
Rate/Term Refinance ..........    384          149,217,814           22.10          388,588           728            67.94
Equity Refinance .............    392          149,161,548           22.09          380,514           734            65.94
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............  1,657         $675,223,681          100.00%        $407,498           740            71.76%
                                =====         ============          ======

             Mortgage Loan Documentation Types of the Mortgage Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Mortgage        Principal          Mortgage       Principal         Credit       Loan-to-Value
     Documentation Type           Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Full Documentation ...........  1,174         $479,909,955           71.07%        $408,782           740            73.20%
Reduced Documentation ........    483          195,313,726           28.93          404,376           739            68.23
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............  1,657         $675,223,681          100.00%        $407,498           740            71.76%
                                =====         ============          ======

      No more than 50.6% of such reduced loan documentation mortgage loans will be secured by mortgaged properties located in California.

                      Occupancy Types of the Mortgage Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Mortgage        Principal          Mortgage       Principal         Credit       Loan-to-Value
       Occupancy Type             Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Primary Residence ............  1,553         $630,709,927           93.41%        $406,124           739            71.87%
Second/Vacation ..............    104           44,513,754            6.59          428,017           761            70.13
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............  1,657         $675,223,681          100.00%        $407,498           740            71.76%
                                =====         ============          ======

                 Mortgaged Property Types of the Mortgage Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Mortgage        Principal          Mortgage       Principal         Credit       Loan-to-Value
        Property Type             Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Single-family detached .......    912         $374,685,034           55.49%       $  410,839          738            70.29%
Planned Unit Developments
   (detached) ................    422          184,660,135           27.35           437,583          744            72.98
Condo Low-Rise (less than 5
   stories) ..................    184           59,469,074            8.81           323,201          742            76.72
Planned Unit Developments
   (attached) ................     66           22,892,052            3.39           346,849          743            76.81
Condo Mid-Rise (5 to 8 .......     21            8,929,779            1.32           425,228          735            67.80
   stories)
Townhouse ....................     18            7,584,651            1.12           421,370          722            70.74
Condo High-Rise (9 stories or      18            7,043,386            1.04           391,299          742            75.35
   more)
Two-to-four family units .....     15            7,237,552            1.07           482,503          742            70.67
Cooperative Units ............      1            2,722,017            0.40         2,722,017          764            50.00
                                -----         ------------          ------        ----------          ---            -----
     Total, Average or
Weighted Average .............  1,657         $675,223,681          100.00%       $  407,498          740            71.76%
                                =====         ============          ======

                    Net Mortgage Rates of the Mortgage Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Mortgage        Principal          Mortgage       Principal         Credit       Loan-to-Value
    Net Mortgage Rate (%)         Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
3.000 - 3.499 ................      1         $    218,196            0.03%        $218,196           787            46.00%
3.500 - 3.999 ................      5            1,853,668            0.27          370,734           721            73.57
4.000 - 4.499 ................     50           22,444,037            3.32          448,881           745            70.15
4.500 - 4.999 ................    398          171,268,204           25.36          430,322           742            70.73
5.000 - 5.499 ................    913          371,290,145           54.99          406,670           742            71.98
5.500 - 5.999 ................    279          104,766,511           15.52          375,507           728            72.92
6.000 - 6.499 ................      9            2,893,040            0.43          321,449           739            74.59
6.500 - 6.999 ................      2              489,878            0.07          244,939           703            79.16
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............  1,657         $675,223,681          100.00%        $407,498           740            71.76%
                                =====         ============          ======

         As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans will be approximately 5.1718% per annum.

                  Maximum Mortgage Rates of the Mortgage Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Mortgage        Principal          Mortgage       Principal         Credit       Loan-to-Value
  Maximum Mortgage Rate (%)       Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
 9.000 - 9.999 ...............     44         $ 19,407,273            2.87%        $441,074           760            68.47%
10.000 - 10.999 ..............  1,051          442,639,896           65.55          421,161           743            71.71
11.000 - 11.999 ..............    521          200,013,113           29.62          383,902           732            72.09
12.000 - 12.999 ..............     41           13,163,399            1.95          321,059           712            73.19
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............  1,657         $675,223,681          100.00%        $407,498           740            71.76%
                                =====         ============          ======

      As of the cut-off date, the weighted average maximum mortgage rate of the mortgage loans will be approximately 10.7988% per annum.

                  Minimum Mortgage Rates of the Mortgage Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Mortgage        Principal          Mortgage       Principal         Credit       Loan-to-Value
  Minimum Mortgage Rate (%)       Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
1.000 - 1.999 ................      6         $  1,962,324            0.29%        $327,054           745            75.76%
2.000 - 2.999 ................  1,639          669,535,115           99.16          408,502           740            71.76
3.000 - 3.999 ................     10            3,318,087            0.49          331,809           734            67.79
5.000 - 5.999 ................      1              134,555            0.02          134,555           796            75.00
6.000 - 6.999 ................      1              273,600            0.04          273,600           737            80.00
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............  1,657         $675,223,681          100.00%        $407,498           740            71.76%
                                =====         ============          ======

      As of the cut-off date, the weighted average minimum mortgage rate of the mortgage loans will be approximately 2.2849% per annum.

                       Note Margins of the Mortgage Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Mortgage        Principal          Mortgage       Principal         Credit       Loan-to-Value
       Note Margin (%)            Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
1.875 ........................      6         $  1,962,324            0.29%        $327,054           745            75.76%
2.250 ........................  1,513          613,681,280           90.89          405,606           740            71.83
2.375 ........................      2              711,379            0.11          355,689           746            72.42
2.500 ........................     59           34,390,653            5.09          582,892           746            69.76
2.750 ........................     67           21,159,958            3.13          315,820           738            73.32
3.250 ........................      9            3,018,087            0.45          335,343           731            69.56
3.660 ........................      1              300,000            0.04          300,000           756            50.00
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............  1,657         $675,223,681          100.00%        $407,498           740            71.76%
                                =====         ============          ======

      As of the cut-off date, the weighted average note margin of the mortgage loans will be approximately 2.2825% per annum.

            Next Interest Rate Adjustment Dates of the Mortgage Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
      Next Interest Rate        Mortgage        Principal          Mortgage       Principal         Credit       Loan-to-Value
       Adjustment Date            Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
October 2006 .................      1         $    114,297            0.02%        $114,297           761            82.00%
May 2007 .....................      1              218,196            0.03          218,196           787            46.00
November 2007 ................      1              675,000            0.10          675,000           721            62.00
December 2007 ................      1              376,467            0.06          376,467           675            80.00
January 2008 .................      4              988,327            0.15          247,082           770            76.08
February 2008 ................      7            1,900,180            0.28          271,454           767            69.88
March 2008 ...................     21            7,656,746            1.13          364,607           720            75.47
April 2008 ...................     86           32,223,640            4.77          374,693           726            71.46
May 2008 .....................    178           74,253,533           11.00          417,155           732            72.23
June 2008 ....................    111           46,354,002            6.86          417,604           735            72.58
July 2008 ....................     34           10,240,762            1.52          301,199           713            73.64
August 2009 ..................      1              204,000            0.03          204,000           748            80.00
September 2009 ...............      1              319,716            0.05          319,716           802            60.00
November 2009 ................      2              340,395            0.05          170,198           674            78.57
December 2009 ................      1              133,709            0.02          133,709           713            23.00
January 2010 .................      3              802,751            0.12          267,584           743            74.34
February 2010 ................     12            4,243,773            0.63          353,648           746            72.57
March 2010 ...................     28           10,515,693            1.56          375,560           739            69.31
April 2010 ...................    150           54,398,047            8.06          362,654           739            70.61
May 2010 .....................    220           85,187,036           12.62          387,214           747            74.13
June 2010 ....................    204           80,687,640           11.95          395,528           736            73.31
July 2010 ....................     36           13,355,000            1.98          370,972           729            75.29
October 2011 .................      1              445,380            0.07          445,380           779            70.00
January 2012 .................      1              496,235            0.07          496,235           736            77.00
February 2012 ................     11            4,866,984            0.72          442,453           736            70.77
March 2012 ...................     19            8,612,110            1.28          453,269           738            65.72
April 2012 ...................     47           19,249,920            2.85          409,573           743            71.30
May 2012 .....................    109           43,642,835            6.46          400,393           740            72.84
June 2012 ....................     95           39,046,244            5.78          411,013           746            69.95
July 2012 ....................     22            8,669,938            1.28          394,088           754            69.62
December 2014 ................      1              180,575            0.03          180,575           790            80.00
January 2015 .................      3            1,123,082            0.17          374,361           727            77.33
February 2015 ................      2              598,758            0.09          299,379           719            78.70
March 2015 ...................      8            2,896,212            0.43          362,026           738            67.57
April 2015 ...................     10            6,290,036            0.93          629,004           747            56.70
May 2015 .....................     83           40,813,415            6.04          491,728           752            71.21
June 2015 ....................    116           59,694,549            8.84          514,608           749            69.18
July 2015 ....................     26           13,408,500            1.99          515,712           751            70.91
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............  1,657         $675,223,681          100.00%        $407,498           740            71.76%
                                =====         ============          ======

      As of the cut-off date, the weighted average months to next interest rate adjustment date for the mortgage loans will be approximately 67 months.

                          Indices of the Mortgage Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Mortgage        Principal          Mortgage       Principal         Credit       Loan-to-Value
            Index                 Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
One Year LIBOR ...............  1,329         $542,450,263           80.34%        $408,164           739            71.68%
Six Month LIBOR ..............    303          117,375,246           17.38          387,377           741            73.15
One-Year Treasury ............     25           15,398,171            2.28          615,927           752            63.98
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............  1,657         $675,223,681          100.00%        $407,498           740            71.76%
                                =====         ============          ======

                Remaining Term to Maturity of the Mortgage Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
  Remaining Term to Maturity    Mortgage        Principal          Mortgage       Principal         Credit       Loan-to-Value
           (Months)               Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
339 ..........................      1         $    114,297            0.02%        $114,297           761            82.00%
346 ..........................      1              218,196            0.03          218,196           787            46.00
349 ..........................      1              204,000            0.03          204,000           748            80.00
350 ..........................      1              319,716            0.05          319,716           802            60.00
351 ..........................      1              445,380            0.07          445,380           779            70.00
352 ..........................      3            1,015,395            0.15          338,465           705            67.56
353 ..........................      3              690,750            0.10          230,250           712            68.97
354 ..........................     11            3,410,396            0.51          310,036           744            76.21
355 ..........................     33           11,934,695            1.77          361,657           745            70.50
356 ..........................     76           29,445,335            4.36          387,439           733            69.99
357 ..........................    292          112,072,068           16.60          383,808           737            70.23
358 ..........................    590          243,896,818           36.12          413,384           742            72.83
359 ..........................    527          226,052,435           33.48          428,942           741            71.51
360 ..........................    117           45,404,200            6.72          388,070           737            72.46
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............  1,657         $675,223,681          100.00%        $407,498           740            71.76%
                                =====         ============          ======

                  First Interest Rate Cap of the Mortgage Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Mortgage        Principal          Mortgage       Principal         Credit       Loan-to-Value
 First Interest Rate Cap (%)      Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
2.000 ........................    355         $139,116,654           20.60%        $391,878           730            72.10%
3.000 ........................     49           13,472,627            2.00          274,952           720            76.68
5.000 ........................  1,073          453,130,253           67.11          422,302           744            71.69
6.000 ........................    180           69,504,147           10.29          386,134           741            70.56
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............  1,657         $675,223,681          100.00%        $407,498           740            71.76%
                                =====         ============          ======

                     Periodic Rate Cap of the Mortgage Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Mortgage        Principal          Mortgage       Principal         Credit       Loan-to-Value
    Periodic Rate Cap (%)         Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
1.000 ........................    278         $110,960,894           16.43%        $399,140           742            73.05%
2.000 ........................  1,378          563,867,786           83.51          409,193           740            71.50
2.250 ........................      1              395,000            0.06          395,000           710            80.00
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............  1,657         $675,223,681          100.00%        $407,498           740            71.76%
                                =====         ============          ======

                     Amortization Type of the Mortgage Loans

                                                                                                   Weighted        Weighted
                                Number of                       Percentage of      Average          Average         Average
                                Mortgage        Principal          Mortgage       Principal         Credit       Loan-to-Value
      Amortization Type           Loans          Balance            Loans          Balance           Score           Ratio
------------------------------  ---------     ------------      -------------     ---------        ---------     -------------
Fully Amortizing .............    255         $103,578,933           15.34%        $406,192           739            69.30%
Initial Interest Only
    Period - 3 Years .........    287          114,804,364           17.00          400,015           732            72.90
Initial Interest Only
    Period - 5 Years .........    393          151,041,660           22.37          384,330           746            73.80
Initial Interest Only
    Period - 7 Years .........    188           71,265,617           10.55          379,072           743            71.83
Initial Interest Only
    Period - 10 Years ........    534          234,533,107           34.73          439,201           740            70.95
                                -----         ------------          ------         --------           ---            -----
     Total, Average or
Weighted Average .............  1,657         $675,223,681          100.00%        $407,498           740            71.76%
                                =====         ============          ======

Primary Mortgage Insurance and Primary Hazard Insurance

      Each mortgage loan is required to be covered by a standard hazard insurance policy, which is referred to as a primary hazard insurance policy. In addition, to the best of the depositor's knowledge, each mortgage loan with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%, at least 25% of the balance of the mortgage loan at origination if the LTV ratio is between 90.00% and 85.01%, and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

      All of the primary insurance policies were issued by General Electric Mortgage Insurance Corporation, Mortgage Guaranty Insurance Corporation, United Guaranty Residential Ins. Co., PMI Mortgage Insurance Company, Republic Mortgage INS - N.C. or Radian F/K/A Commonwealth which collectively are the primary insurers. Each primary insurer has a claims paying ability currently acceptable to the rating agencies that have been requested to rate the certificates; however, there is no assurance as to the actual ability of any primary insurer to pay claims. See "Insurance Policies on Mortgage Loans" in the prospectus.

Residential Funding

      Residential Funding will be responsible for master servicing the mortgage loans. Residential Funding's responsibilities will include the receipt of funds from subservicers, the reconciliation of servicing activity with respect to the mortgage loans, investor reporting, remittances to the trustee to accommodate distributions to certificateholders, follow-up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made, management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, notices and other responsibilities as detailed in the pooling and servicing agreement.

Litigation

      Residential   Funding  and   HomeComings  are  parties  to  various  legal
proceedings arising from time to time in the ordinary course of their businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of Residential Funding and HomeComings that the eventual outcome of any currently pending legal proceedings will not have a material adverse effect on their ability to perform their obligations in relation to the trust or the mortgage loans. However, no assurance can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Residential Funding or HomeComings.

Additional Information

      The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as of the cut-off date, after deducting payments due during the month of the cut-off date except as otherwise noted. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the offered certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

      A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the current report.

                         Description of the Certificates

General

      The Series 2005-SA3 Mortgage Pass-Through Certificates will include the following classes of Senior Certificates:

o     Class I-A Certificates;

o     Class II-A-1 Certificates;

o     Class II-A-2 Certificates;

o Class II-A-3 Certificates, or the Interest Only Certificates and together with the Class II-A-1 Certificates and the Class II-A-2 Certificates, the Group II Senior Certificates;

o     Class III-A Certificates, or the Group III Senior Certificates;

o     Class IV-A Certificates, or the Group IV Senior Certificates; and

o Class R-I Certificates, Class R-II and Class R-III Certificates, together the Residual Certificates or Class R Certificates, and collectively with the Class I-A Certificates, the Group I Senior Certificates.

      Distributions of interest and principal on (i) the Class I-A and Residual Certificates, (ii) the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates,
(iii) the Class III-A Certificates and (iv) the Class IV-A Certificates will be based on interest and principal received or advanced with respect to the group I loans, group II loans, group III loans and group IV loans, respectively, except under the limited circumstances described in this prospectus supplement. In addition to the Senior Certificates, the Series 2005-SA3 Mortgage Pass-Through Certificates will also include six classes of subordinate certificates which are designated as the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates. Distributions of principal and interest on the six classes of subordinate certificates will be based on principal and interest received or advanced with respect to the mortgage loans in all loan groups. Only the Senior Certificates and Class M Certificates are offered hereby. See "Glossary" in the prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

      The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

o     the mortgage loans;

o the assets as from time to time that are identified as deposited in respect of the mortgage loans in the Custodial Account and in the Certificate Account and belonging to the trust;

o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

o any applicable primary insurance policies and primary hazard insurance policies; and

o     all proceeds of any of the foregoing.

      The Senior Certificates will evidence in the aggregate an initial beneficial ownership interest of approximately 95.80% in the trust. The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 1.60%, 1.00%, 0.65%, 0.45%, 0.30% and 0.20%, respectively, in the trust.

      The Senior Certificates, other than the Residual Certificates, and the Class M Certificates will be available only in book-entry form through facilities of The Depository Trust Company, and are collectively referred to as the DTC registered certificates. The DTC registered certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants. The DTC registered certificates, other than the Interest Only Certificates, will be issued in minimum denominations of $25,000, or $250,000 in the case of the Class M-2 and Class M-3 Certificates, and integral multiples of $1 in excess thereof. The Interest Only Certificates will be issued in minimum denominations representing an initial notional amount of $2,000,000 and integral multiples of $1 in excess thereof. The Residual Certificates will be issued in registered, certificated form in minimum denominations of a 20% percentage interest, except, in the case of one Class R-I, Class R-II and Class R-III Certificate, as otherwise described in this prospectus supplement under "Material Federal Income Tax Consequences."

      The DTC registered certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, or a definitive certificate, except as described in this prospectus supplement under "--Book-Entry Registration of Certain of the Offered Certificates--Definitive Certificates." Unless and until definitive certificates are issued for the DTC registered certificates under the limited circumstances described in this prospectus supplement:

o     all  references to actions by  certificateholders  with respect to the DTC
      registered   certificates  shall  refer  to  actions  taken  by  DTC  upon instructions from its participants; and

o all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the DTC registered certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the DTC registered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

Book-Entry Registration of Certain of the Offered Certificates

      General. Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related DTC registered certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the related DTC registered certificates from the paying agent through DTC and participants. Payments on the certificates will be made to the persons in the names of which such certificates are registered at the close of business on the related Record Date. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the related DTC registered certificates, it is anticipated that the only registered certificateholder of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be recognized by the trustee or the master servicer as certificateholders, as the term is used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of DTC registered certificates among participants and to receive and transmit distributions of principal of, and interest on, the DTC registered certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the DTC registered certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the DTC registered certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the DTC registered certificates.

      None of the depositor, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC registered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Definitive Certificates. Definitive certificates will be issued to beneficial owners or their nominees, rather than to DTC, if (i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as a depository with respect to book-entry certificates and the depositor is unable to locate a qualified successor; or
(ii) the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interest in the book-entry certificates agree to initiate a termination. Additionally, after the occurrence of an event of default under the pooling and servicing agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the pooling and servicing agreement, receive a definitive certificate evidencing that certificate owner's fractional undivided interest in the related class of certificates.

      Upon the occurrence of an event described in the prospectus in the third paragraph under "Description of the Certificates--Form of Certificates," or described in the preceding paragraph, the trustee is required to notify, through DTC, participants who have ownership of DTC registered certificates as indicated on the records of DTC of the availability of definitive certificates for their DTC registered certificates. Upon surrender by DTC of the definitive certificates representing the DTC registered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the DTC registered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

      For additional information regarding DTC, and the certificates, see "Description of the Certificates--Form of Certificates" in the prospectus.

Glossary of Terms

      The following terms are given the meanings shown below to help describe the cash flows on the certificates:

      Accrued Certificate Interest -- With respect to any distribution date, an amount equal to (a) in the case of each class of offered certificates, other than the Interest Only Certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class, immediately prior to that distribution date at the related pass-through rate and (b) in the case of the Interest Only Certificates, interest accrued during the related Interest Accrual Period on the related
Notional Amount, immediately prior to that distribution date at the related pass-through rate on that class for that distribution date; in each case less interest shortfalls, if any, allocated thereto for that distribution date to the extent not covered with respect to the Senior Certificates by the subordination provided by the Class B Certificates and Class M Certificates and with respect to the Class M Certificates to the extent not covered by the subordination provided by the Class B Certificates and any class or classes of Class M Certificates having a lower payment priority, including in each case

            (i) any Prepayment Interest Shortfall for the related loan group to the extent not covered by the master servicer as described in this prospectus supplement under "Description of the Certificates--Interest Distributions";

            (ii) the interest portions of Realized Losses for the related loan group, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses not allocated through subordination;

            (iii) the interest portion of any Advances that were made with respect to delinquencies for the related loan group that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

            (iv) any other interest shortfalls for the related loan group not covered by subordination provided by the Class M Certificates or Class B Certificates, including interest shortfalls relating to the Servicemembers Civil Relief Act, or Relief Act, or similar legislation or regulations, all allocated as described below.

      The Group I Senior Percentage of such reductions in the case of the group I loans will be allocated among the holders of the Group I Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable from the group I loans on that distribution date absent these reductions. The Group II Senior Percentage of such reductions in the case of the group II loans will be allocated among the holders of Group II Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable from the group II loans on that distribution date absent these reductions. The Group III Senior Percentage of such reductions in the case of the group III loans will be allocated among the holders of Group III Senior

Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable from the group III loans on that distribution date absent these reductions. The Group IV Senior Percentage of such reductions in the case of the group IV loans will be allocated among the holders of Group IV Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable from the group IV loans on that distribution date absent these reductions. The remainder of these reductions will be allocated among the holders of the Class M Certificates and Class B Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions. In the case of each class of Class M Certificates, Accrued Certificate Interest on that class will be further reduced by the allocation of the interest portion of certain losses thereto, if any, as described below under "--Allocation of Losses; Subordination." Accrued Certificate Interest on each class of Senior Certificates will be distributed on a pro rata basis. Accrued Certificate Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Advance -- As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal and interest due on that mortgage loan during the related Due Period which were not received as of the close of business on the business day preceding the related determination date.

      Available Distribution Amount -- For any distribution date will be determined separately with respect to the group I loans, group II loans, group III loans, group IV loans and in each case will be an amount equal to the aggregate of:

o the aggregate amount of scheduled payments on the related mortgage loans due during the related Due Period and received on or prior to the related determination date, after deduction of the related master servicing fees and any subservicing fees, which are collectively referred to as the servicing fees;

o all unscheduled payments, including mortgagor prepayments on the related mortgage loans, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the related mortgage loans occurring during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

o all Advances in respect of the related mortgage loans made for that distribution date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer; and

o any additional amounts to be included in the Available Distribution Amount with respect to such loan group pursuant to the first paragraph of clause
      (e) under "--Principal Distributions on the Senior Certificates"

      In addition to the foregoing amounts, with respect to unscheduled collections, not including mortgagor prepayments, the master servicer may elect to treat such amounts as included in the related Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "--Principal Distributions on the Senior Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the determination date is the second business day prior to that distribution date.

      Capitalization Reimbursement Amount -- With respect to each loan group and any distribution date, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the related mortgage loans during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to such distribution date, plus the related Capitalization Reimbursement Shortfall Amount remaining unreimbursed from any prior distribution date and reimbursed to the master servicer or subservicer on or prior to such distribution date. The master servicer or subservicer will be entitled to be reimbursed for these amounts only from the principal collections on the related mortgage loans.

      Capitalization Reimbursement Shortfall Amount -- With respect to each loan group and any distribution date, the amount, if any, by which the amount of Advances or Servicing Advances that were added to the principal balance of the related mortgage loans during the preceding calendar month exceeds the amount of principal payments on those mortgage loans included in the related Available Distribution Amount for that distribution date.

      Certificate Principal Balance -- For any offered certificate, other than the Interest Only Certificates, as of any date of determination, an amount equal to the initial Certificate Principal Balance of that certificate, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, provided that, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of any certificate of the class of Class M Certificates outstanding with the highest payment priority to which Realized Losses, other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses, have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate, and the Certificate Principal Balance of any certificate of the class of certificates with a Certificate Principal Balance greater than zero with the lowest payment priority shall be reduced by an amount equal to the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Certificate Principal Balance of all other classes of certificates then outstanding over (ii) the then-aggregate Stated Principal Balance of all of the mortgage loans.

      Class II-A-2 Certificate Rate -- With respect to the Class II-A-2 Certificates and any distribution date on or before the May 2010 distribution date, a rate equal to the lesser of (i) 4.980% and (ii) the Group II Net WAC
Rate. With respect to any distribution date after the May 2010 distribution date, a rate equal to the Group II Net WAC Rate.

      Class II-A-3 Certificate Rate -- With respect to the Class II-A-3 Certificates and any distribution date, a rate equal to the Group II Net WAC Rate minus the Class II-A-2 Certificate Rate.

      Class M Net WAC Rate -- With respect to any distribution date and the Class M Certificates, a per annum rate equal to the weighted average of the Group I Net WAC Rate, Group II Net WAC Rate, Group III Net WAC Rate and Group IV Net WAC Rate weighted on the basis of the Subordinate Component for the related loan group.

      Credit Support Depletion Date -- The first distribution date on which the aggregate Certificate Principal Balance of the Class M Certificates and the Class B Certificates has been reduced to zero.

      Due Date -- With respect to any distribution date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

      Due Period -- With respect to any distribution date, the calendar month in which the distribution date occurs.

      Excess Bankruptcy Losses -- Bankruptcy Losses in excess of the Bankruptcy Amount.

      Excess Fraud Losses -- Fraud Losses in excess of the Fraud Loss Amount.

      Excess Special Hazard Losses -- Special Hazard Losses in excess of the Special Hazard Amount.

      Final Disposition -- With respect to a defaulted mortgage loan, a Final Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

      Group I Net WAC Rate, Group II Net WAC Rate, Group III Net WAC Rate or Group IV Net WAC Rate -- With respect to any distribution date and loan group, the weighted average of the Net Mortgage Rates of the mortgage loans in the related loan group as of the end of the calendar month immediately preceding the month in which such distribution date occurs.

      Group I Senior Accelerated Distribution Percentage, Group II Senior Accelerated Distribution Percentage, Group III Senior Accelerated Distribution Percentage or Group IV Senior Accelerated Distribution Percentage -- With respect to any distribution date occurring prior to the distribution date in August 2012, 100%. The Group I Senior Accelerated Distribution Percentage, Group II Senior Accelerated Distribution Percentage, Group III Senior Accelerated Distribution Percentage and Group IV Senior Accelerated Distribution Percentage will also be referred to in this prospectus supplement as the related Senior Accelerated Distribution Percentage. The related Senior Accelerated Distribution Percentage for any distribution date occurring after the first seven years following the closing date will be as follows:

      o for any distribution date during the eighth year after the closing date, the related Senior Percentage for that distribution date plus 70% of the related Subordinate Percentage for that distribution date;

      o for any distribution date during the ninth year after the closing date, the related Senior Percentage for that distribution date plus 60% of the related Subordinate Percentage for that distribution date;

      o for any distribution date during the tenth year after the closing date, the related Senior Percentage for that distribution date plus 40% of the related Subordinate Percentage for that distribution date;

      o for any distribution date during the eleventh year after the closing date, the related Senior Percentage for that distribution date plus 20% of the related Subordinate Percentage for that distribution date; and

      o for any distribution date thereafter, the related Senior Percentage for that distribution date.

      Any scheduled reduction to the Group I Senior Accelerated Distribution Percentage, Group II Senior Accelerated Distribution Percentage, Group III Senior Accelerated Distribution Percentage or Group IV Senior Accelerated Distribution Percentage described in the preceding paragraph shall not be made as of any distribution date unless:

      (a) the outstanding principal balance of the mortgage loans in all four loan groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50%, and

      (b) Realized Losses on the mortgage loans in all four loan groups to date for that distribution date, if occurring during the eighth, ninth, tenth, eleventh or twelfth year, or any year thereafter, after the closing date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates.

      Notwithstanding the foregoing, if:

      o the weighted average of the Subordinate Percentages for all four loan groups is equal to or in excess of twice the initial weighted average of the Subordinate Percentages for all four loan groups; and

      o the outstanding principal balance of mortgage loans in all four loan groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, does not exceed 50%; and

      o prior to the distribution date in August 2008, cumulative Realized Losses on the mortgage loans in all four loan groups do not exceed 20% of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates, and thereafter, cumulative Realized Losses on the mortgage loans in all four loan groups do not exceed 30% of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates,

      then on any distribution date prior to the distribution date in August 2008, each Senior Accelerated Distribution Percentage for that distribution date will equal the related Senior Percentage for that distribution date plus 50% of the related Subordinate Percentage for that distribution date, and on any distribution date on or after the distribution date in August 2008, each Senior Accelerated Distribution Percentage for that distribution date will equal the related Senior Percentage for that distribution date.

      Notwithstanding the foregoing, if on any distribution date the weighted average of the Senior Percentages for all four loan groups, weighted on the basis of the Stated Principal Balances of the mortgage loans in the related loan groups, exceeds the weighted average of the initial Senior Percentages, calculated on such basis, each of the Senior Accelerated Distribution Percentages for that distribution date will once again equal 100%.

      Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the related Senior Certificates to zero, the Group I Senior Accelerated Distribution Percentage, Group II Senior Accelerated Distribution Percentage, Group III Senior Accelerated Distribution Percentage or Group IV Senior Accelerated Distribution Percentage, as the case may be, will equal 0%.

      Group I Senior Percentage, Group II Senior Percentage, Group III Senior Percentage or Group IV Senior Percentage -- As of each distribution date, the percentage equal to the aggregate Certificate Principal Balance of the related Senior Certificates immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans in the related loan group immediately prior to that distribution date. The Group I Senior Percentage, Group II Senior Percentage, Group III Senior Percentage and Group IV Senior Percentage, will each initially equal approximately 95.80% and will in no event exceed 100%. The Group I Senior Percentage, Group II Senior Percentage, Group III Senior Percentage and Group IV Senior Percentage also will be referred to in this prospectus supplement as the related Senior Percentage.

      Group I Senior Principal Distribution Amount, Group II Senior Principal Distribution Amount, Group III Senior Principal Distribution Amount or Group IV Senior Principal Distribution Amount, -- With respect to any distribution date, the lesser of (a) the balance of the related Available Distribution Amount remaining after the related Senior Interest Distribution Amount has been distributed and (b) the sum of:

            (i) the product of (A) the then-applicable related Senior Percentage and (B) the aggregate of the following amounts:

                  (1) the principal portion of all scheduled monthly payments on the related mortgage loans due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                  (2) the principal portion of all proceeds of the repurchase of a mortgage loan in the related loan group or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month; and

                  (3) the principal portion of all other unscheduled collections received in respect of the mortgage loans in the related loan group, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan in the related loan group described in clause (ii) below, to the extent applied as recoveries of principal;

            (ii) in connection with the Final Disposition of a mortgage loan in the related loan group (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

                  (1) the then-applicable related Senior Percentage of the Stated Principal Balance of that mortgage loan; and

                  (2) the then-applicable related Senior Accelerated Distribution Percentage of the related unscheduled collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal;

            (iii) the then-applicable related Senior Accelerated Distribution Percentage of the aggregate of all partial mortgagor prepayments made in respect of the mortgage loans in the related loan group during the preceding calendar month and mortgagor prepayments in full made during the related Prepayment Period in respect of the mortgage loans in the related loan group; and

            (iv) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or Class B Certificates; minus

            (v) the related Capitalization Reimbursement Amount for such distribution date, multiplied by a fraction, the numerator of which is the related Senior Principal Distribution Amount, without giving effect to this clause (v), and the denominator of which is the sum of the principal distribution amounts for all classes of certificates derived from the related Available Distribution Amount, without giving effect to any reductions for the related Capitalization Reimbursement Amount.

      The  Group I Senior  Principal  Distribution  Amount,  the Group II Senior
Principal Distribution Amount, Group III Senior Principal Distribution Amount and Group IV Senior Principal Distribution Amount will collectively be referred to in this prospectus supplement as the Senior Principal Distribution Amount.

      Interest Accrual Period -- For all classes of certificates, the calendar month preceding the month in which the distribution date occurs. Notwithstanding the foregoing, the distributions of interest on any distribution date for all classes of certificates will reflect interest accrued, and receipts for that interest accrued, on the mortgage loans for the preceding calendar month, as may be reduced by any Prepayment Interest Shortfall and other shortfalls in collections of interest to the extent described in this prospectus supplement.

      Notional Amount -- As of any date of determination occurring on or prior to May 2010, the Notional Amount of the Class II-A-3 Certificates is equal to the aggregate Certificate Principal Balance of the Class II-A-2 Certificates immediately prior to that date. After the distribution date in May 2010, the Notional Amount of the Class II-A-3 Certificates will be equal to $0.00. The initial Notional Amount of the Class II-A-3 Certificates is approximately $59,919,000. Reference to a Notional Amount with respect to any Interest Only Certificate is solely for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal.

      Record Date -- With respect to each distribution date and each class of offered certificates, the close of business on the last business day of the month next preceding the month in which the related distribution date occurs.

      Senior Interest Distribution Amount -- For each group of certificates and with respect to any distribution date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the related group of Senior Certificates for that distribution date.

      Stated Principal Balance -- With respect to any mortgage loan and as of any distribution date, (a) the sum of (i) the principal balance thereof as of the cut-off date after payment of all scheduled principal payments due during the month of the cut-off date and (ii) any amount by which the outstanding principal balance thereof has been increased pursuant to a servicing modification, minus (b) the sum of (i) the aggregate of the principal portion of the scheduled monthly payments due with respect to that mortgage loan during each due period commencing on the first due period after the cut-off date and ending with the due period related to the previous distribution date which were received or with respect to which an advance was made, (ii) all principal prepayments with respect to such mortgage loan and all Liquidation Proceeds and Insurance Proceeds, to the extent applied by the master servicer as recoveries of principal, in each case which were distributed on any previous distribution date, and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

      Subordinate Component -- With respect to each loan group and any distribution date, the aggregate Stated Principal Balance of the mortgage loans in that loan group for that distribution date minus the aggregate Certificate Principal Balance of the related Senior Certificates immediately prior to that distribution date.

      Subordinate Percentage -- For any loan group and as of any date of determination, a percentage equal to 100% minus the related Senior Percentage as of that date.

      Subsequent Recoveries -- Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans in the related loan group that have been previously liquidated and that resulted in a Realized Loss.

Interest Distributions

      Holders of each class of Senior Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the related Available Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of Senior Certificates entitled to interest distributions.

      Holders of each class of Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date after distributions of interest and principal to the applicable Senior Certificates, reimbursements for some Advances to the master servicer and distributions of interest and principal to any class of Class M Certificates having a higher payment priority.

      As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

      Prepayment Interest Shortfalls will result because interest on prepayments in full is paid by the related mortgagor only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

      However, with respect to any distribution date, any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the certificateholders on that distribution date will be offset by the master servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans immediately preceding that distribution date and (b) the sum of the master servicing fee payable to the master servicer for its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to that distribution date. No assurance can be given that the master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment
Interest Shortfalls which are not covered by the master servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

      If on any distribution date the Available Distribution Amount with respect to the group I loans is less than Accrued Certificate Interest on the Group I Senior Certificates payable from the group I loans, the shortfall will be allocated to the Group I Senior Certificates. If on any distribution date the Available Distribution Amount with respect to the group II loans is less than Accrued Certificate Interest on the Group II Senior Certificates payable from the group II loans, the shortfall will be allocated among the holders of such Group II Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest payable from the group II loans for such distribution date. If on any distribution date the Available Distribution Amount with respect to the group III loans is less than Accrued Certificate Interest on the Group III Senior Certificates payable from the group III loans, the shortfall will be allocated to the Group III Senior Certificates. If on any distribution date the Available Distribution Amount with respect to the group IV loans is less than Accrued Certificate Interest on the Group IV Senior Certificates payable from the group IV loans, the shortfall will be allocated to the Group IV Senior Certificates. In addition, the amount of any such interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in clauses (i) through (iv) in the definition of Accrued Certificate Interest, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of available funds for the related loan group after interest distributions as described in this prospectus supplement.

      These interest shortfalls could occur, for example, if delinquencies on the mortgage loans in a loan group were exceptionally high and were concentrated in a particular month and Advances by the master servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

      The pass-through rate on the Class I-A Certificates and the Class R Certificates on any distribution date equals the Group I Net WAC Rate. The pass-through rate on the Class I-A Certificates and the Class R Certificates with respect to the first distribution date is expected to be approximately 4.97976% per annum.

      The pass-through rate on the Class II-A-1 Certificates on any distribution date equals the Group II Net WAC Rate. The pass-through rate on the Class II-A-1 Certificates with respect to the first distribution date is expected to be approximately 5.17548% per annum.

      The pass-through rate on the Class II-A-2 Certificates on any distribution date equals the Class II-A-2 Certificate Rate. The pass-through rate on the Class II-A-2 Certificates with respect to the first distribution date is expected to be approximately 4.98000% per annum.

      The pass-through rate on the Class II-A-3 Certificates on any distribution date equals the Class II-A-3 Certificate Rate. The pass-through rate on the Class II-A-3 Certificates with respect to the first distribution date is expected to be approximately 0.19548% per annum.

      The pass-through rate on the Class III-A Certificates on any distribution date equals the Group III Net WAC Rate. The pass-through rate on the Class III-A Certificates with respect to the first distribution date is expected to be approximately 5.25004% per annum.

      The pass-through rate on the Class IV-A Certificates on any distribution date equals the Group IV Net WAC Rate. The pass-through rate on the Class IV-A Certificates with respect to the first distribution date is expected to be approximately 5.35502% per annum.

      The pass-through rate on the Class M Certificates on any distribution date equals the Class M Net WAC Rate. This determination will be made as of the related distribution date prior to giving effect to any distributions on the certificates on that date. The pass-through rate on the Class M Certificates with respect to the first distribution date is expected to be approximately 5.17180% per annum.

      As  described  in this  prospectus  supplement,  the  Accrued  Certificate
Interest allocable to each class of certificates is based on the Certificate Principal Balance of that class.

Principal Distributions on the Senior Certificates

      The holders of the Senior Certificates, other than the Class II-A-3 Certificates, which are not entitled to distributions of principal, will be entitled to receive on each distribution date, in the priority described in this prospectus supplement and to the extent of the portion of the related Available Distribution Amount remaining after the distribution of the related Senior Interest Distribution Amount, a distribution allocable to principal equal to the related Senior Principal Distribution Amount.

      Distributions of principal on each group of Senior Certificates on each distribution date will be made, after distribution of the related Senior Interest Distribution Amount, as follows:

      (a) Group I. Prior to the occurrence of the Credit Support Depletion Date,
the  Group  I  Senior  Principal   Distribution   Amount  shall  be  distributed
sequentially, as follows:

                  (i) first, to the Class R-I, Class R-II and Class R-III Certificates, concurrently on a pro rata basis, until the Certificate Principal Balances thereof have been reduced to zero; and

                  (ii)  second,  to  the  Class  I-A  Certificates,   until  the
            Certificate Principal Balance thereof has been reduced to zero;

      (b) Group II. Prior to the occurrence of the Credit Support Depletion Date, the Group II Senior Principal Distribution Amount shall be distributed sequentially, as follows:

            (i) first, to the Class II-A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

            (ii) second, to the Class II-A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

      (c) Group III. Prior to the occurrence of the Credit Support Depletion Date, the Group III Senior Principal Distribution Amount shall be distributed to the Class III-A Certificates until the Certificate Principal Balance thereof has been reduced to zero;

      (d) Group IV. Prior to the occurrence of the Credit Support Depletion Date the Group IV Senior Principal Distribution Amount shall be distributed to the Class IV-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      (e) On any distribution date prior to the occurrence of the Credit Support Depletion Date on which the aggregate Certificate Principal Balance of any of the Group I, Group II, Group III or Group IV Senior Certificates, as applicable, is greater than the aggregate Stated Principal Balance of the mortgage loans in the related loan group in each case after giving effect to distributions to be made on such distribution date, (1) 100% of the mortgagor prepayments otherwise allocable to the Class M Certificates and Class B Certificates on the mortgage loans in the other loan groups will be distributed to such class or classes of undercollateralized Senior Certificates and in accordance with the priorities set forth in clauses (a), (b), (c) and (d) above, in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such class or classes of Senior Certificates equals the aggregate Stated Principal Balance of the mortgage loans in the related loan group, and (2) an amount equal to one month's interest at the applicable Pass-Through Rate for such class or classes of undercollateralized Senior Certificates on the amount of such difference will be distributed from the related Available Distribution Amount for the other loan groups otherwise allocable to the Class M Certificates and Class B Certificates, based on such amounts otherwise allocable to the Class M Certificates and Class B Certificates, as follows: first to pay any unpaid interest on such class or classes of undercollateralized Senior Certificates and then to pay principal on such classes in the manner described in (1) above. If more than one group of Senior Certificates is undercollateralized on a distribution date, amounts distributable to such groups pursuant to the preceding sentence will be allocated among such groups, pro rata, based on the amount by which the aggregate Certificate Balance of each such group exceeds the aggregate Stated Principal Balance of the mortgage loans in the related loan group. In addition, prior to the occurrence of the Credit Support Depletion Date but after the reduction of the Certificate Principal Balances of any of the Group I, Group II, Group III or Group IV Senior Certificates to zero, 100% of the mortgagor prepayments on the mortgage loans in the related loan group will be allocated to the remaining Group I, Group II, Group III or Group IV Senior Certificates, as applicable, on a pro rata basis, and in accordance with the priorities set forth in clauses (a), (b), (c) and (d) above, and in reduction of the Certificate Principal Balances thereof, on any distribution date unless (i) the weighted average of the Subordinate Percentages for all loan groups for such distribution date, weighted on the basis of the Stated Principal Balances of the mortgage loans in the related loan group, is at least two times the weighted average of the initial Subordinate Percentages for all loan groups, calculated on such basis, and (ii) the outstanding principal balance of the mortgage loans in all loan groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50%.

      (f) After reduction of the Certificate Principal Balances of the Senior Certificates in a certificate group to zero but prior to the Credit Support Depletion Date, such class of Senior Certificates will be entitled to no further distributions of principal and the related Available Distribution Amount will be paid (subject to clause (e) above) solely to the holders of the Class M Certificates and Class B Certificates, in each case as described in this prospectus supplement.

      (g) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions in clauses (a) through (d) above relating to principal among the various classes of Senior Certificates will be disregarded, and (i) the remaining Group I Senior Principal Distribution Amount will be distributed to the Group I Senior Certificates, pro rata, in accordance with their respective outstanding Certificate Principal Balances, (ii) the remaining Group II Senior Principal Distribution Amount will be distributed to the Group II Senior Certificates, pro rata, in accordance with their respective outstanding Certificate Principal Balances, (iii) the remaining Group III Senior Principal Distribution Amount will be distributed to the Group III Senior Certificates, (iv) the remaining Group IV Senior Principal Distribution Amount will be distributed to the Group IV Senior Certificates and (v) the Senior Interest Distribution Amount will be distributed as described under "--Interest Distributions".

Principal Distributions on the Class M Certificates

      Holders of each class of the Class M Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount for each loan group remaining after:

o the sum of the Senior Interest Distribution Amounts and Senior Principal Distribution Amounts is distributed;

o reimbursement is made to the master servicer for some Advances remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under "--Advances";

o the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any class of Class M Certificates having a higher payment priority on that distribution date is distributed to holders of that class of Class M Certificates; and

o the aggregate amount of Accrued Certificate Interest required to be distributed to that class of Class M Certificates on that distribution date is distributed to those Class M Certificates;

a distribution allocable to principal in the sum of the following:

            (i) such class's pro rata share, based on the Certificate Principal Balance of each class of Class M Certificates and Class B Certificates then outstanding, of the aggregate of the following amounts to the extent not included in the Senior Principal Distribution Amount for the related loan group:

                  (1) the principal portion of all scheduled monthly payments on the mortgage loans in the related loan group due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                  (2) the principal portion of all proceeds of the repurchase of a related mortgage loan or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month; and

                  (3) the principal portion of all other unscheduled collections received in respect of the mortgage loans in the related loan group, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a related mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal;

            (ii) that class' pro rata share, based on the Certificate Principal Balance of each class of Class M Certificates and Class B Certificates then outstanding of all amounts received in connection with the Final Disposition of a related mortgage loan (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the related Senior Certificates;

            (iii) the portion of mortgagor prepayments in full in the related loan group made by the respective mortgagors during the related Prepayment Period and the portion of partial mortgagor prepayments in the related loan group made by the respective mortgagors during the preceding calendar month allocable to that class of Class M Certificates as described in the third succeeding paragraph; and

            (iv) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to any class of Class M Certificates with a lower payment priority or the Class B Certificates; minus

            (v) the related Capitalization Reimbursement Amount for such distribution date multiplied by a fraction, the numerator of which is the principal distribution amount for such class of Class M Certificates, without giving effect to this clause (v), and the denominator of which is the sum of the principal distribution amounts for all classes of certificates derived from the related Available Distribution Amount without giving effect to any reductions for the related Capitalization Reimbursement Amount.

      References in this prospectus supplement to "payment priority" of the Class M Certificates refer to a payment priority among those classes of certificates as follows: first, to the Class M-1 Certificates; second, to the Class M-2 Certificates; and third, to the Class M-3 Certificates.

      As to each class of Class M Certificates, on any distribution date, any Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will be distributable to the extent of available funds. Notwithstanding the foregoing, if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, on any distribution date, with respect to the class of Class M Certificates outstanding on that distribution date with a Certificate Principal Balance greater than zero with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous distribution date, except in the limited circumstances provided in the pooling and servicing agreement, will not be distributable.

      All mortgagor prepayments not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Class M Certificates with the highest payment priority then outstanding with a Certificate Principal Balance greater than zero and each other class of Class M Certificates and Class B Certificates for which certain loss levels established for that class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class M-2, Class M-3 or Class B Certificates, respectively, only if the sum of the current percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto.

      As  stated   above  under   "--Principal   Distributions   on  the  Senior
Certificates," each Senior Accelerated Distribution Percentage will be 100% during the first seven years after the closing date, unless

      o     the   Certificate   Principal   Balances  of  the   related   Senior
            Certificates are reduced to zero before the end of that seven year period or

      o the weighted average of the Subordinate Percentages for all four loan groups has doubled as described in the definition of "Senior Accelerated Distribution Percentage" and the related loss and delinquency conditions are met, and will thereafter equal 100% whenever the weighted average of the Senior Percentages for all four loan groups, weighted on the basis of the Stated Principal Balances of the mortgage loans in the related loan groups, exceeds the weighted average of the initial Senior Percentages, calculated on such basis. Furthermore, as described in this prospectus supplement, subject to the events described above, each Senior Accelerated Distribution Percentage may exceed the related Senior Percentage during the eighth through eleventh years following the closing date, and scheduled reductions to each Senior Accelerated Distribution Percentage may be postponed due to the loss and delinquency experience of the mortgage loans in all four loan groups. Accordingly, each class of the Class M Certificates will not be entitled to any mortgagor prepayments for at least the first seven years after the closing date, unless the weighted average of the Subordinate Percentages for all four loan groups has doubled and the related loss and delinquency conditions are met, or the Certificate Principal Balances of the related Senior Certificates have been reduced to zero before the end of such period and the mortgagor prepayments from the related loan group are not payable to the holders of the Senior Certificates relating to the other loan groups as described in clause (e) under "--Principal Distributions on the Senior Certificates" above, and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments relative to the related Class M Percentage during certain periods after this seven year period. See "--Principal Distributions on the Senior Certificates" in this prospectus supplement.

Allocation of Losses; Subordination

      The subordination provided to the Senior Certificates by the Class B Certificates and Class M Certificates and the subordination provided to each class of Class M Certificates by the Class B Certificates and by any class of Class M Certificates subordinate thereto will cover Realized Losses on the mortgage loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

o     first, to the Class B Certificates;

o     second, to the Class M-3 Certificates;

o     third, to the Class M-2 Certificates; and

o     fourth, to the Class M-1 Certificates,

in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero; and thereafter, among all the remaining classes of related Senior Certificates on a pro rata basis.

      On any distribution date, Realized Losses will be allocated as described in this prospectus supplement after distributions of principal as described in this prospectus supplement.

      Investors in the Senior Certificates should be aware that because the Class M Certificates and Class B Certificates represent interests in all four loan groups, the Certificate Principal Balances of the Class M Certificates and Class B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in one or more loan groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in one loan group may only be allocated to the related Senior Certificates, the allocation to the Class M Certificates and Class B Certificates of Realized
Losses on the mortgage loans in the other loan groups will reduce the subordination provided to such Senior Certificates by the Class M Certificates and Class B Certificates and increase the likelihood that Realized Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

      Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

o its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, provided that no reduction shall reduce the aggregate Certificate Principal Balance of the Certificates below the aggregate Stated Principal Balance of the mortgage loans; and

o the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

      In addition, any allocation of a Realized Loss to a Class M Certificate may also be made by operation of the payment priority to the Senior Certificates described under "--Principal Distributions on the Senior Certificates" and any class of Class M Certificates with a higher payment priority.

      As used in this prospectus supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

      In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders, the master servicer or subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under

"Description  of the  Certificates--Servicing  and  Administration  of  Mortgage
Collateral" in the prospectus. However, the master servicer's and the subservicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding's program guide and may be implemented only by subservicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one-half of the mortgage rate as in effect on the cut-off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut-off date, but this limit may increase from time to time with the consent of the rating agencies.

      Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the offered certificates will not be affected by the servicing modification.

      Allocations of the principal portion of Debt Service Reductions to each class of Class M Certificates and Class B Certificates will result from the priority of distributions of the related Available Distribution Amount as described in this prospectus supplement, which distributions shall be made first to the related Senior Certificates, second to the Class M Certificates in the order of their payment priority and third to the Class B Certificates. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of subordination, as that term is defined in this prospectus supplement, until an amount in respect thereof has been actually disbursed to the applicable Senior Certificateholders or the Class M Certificateholders, as applicable.

      The holders of the offered certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of certificates subordinate thereto. Accordingly, the subordination provided to the Senior Certificates and to each class of Class M Certificates by the respective classes of certificates subordinate thereto with respect to Realized Losses allocated on any distribution date will be effected primarily by increasing the related Senior Percentage, or the respective Class M's allocable share, of future distributions of principal of the remaining mortgage loans. Thus, the Senior Certificates will bear the entire amount of losses on the mortgage loans in the related group that are not allocated to the Class M Certificates and Class B Certificates, which losses will be allocated among all classes of related Senior Certificates as described in this prospectus supplement.

      Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by subordination will be allocated on a pro rata basis as follows: (a) in the case of a group I loan, among the Group I Senior Certificates, the Class M Certificates and the Class B Certificates, (b) in the case of a group II loan, among the Group II Senior Certificates, the Class M Certificates and the Class B Certificates, (c) in the case of a group III loan, among the Group III Senior Certificates, the Class M Certificates and the Class B Certificates and (d) in the case of a group IV loan, among the Group IV Senior Certificates, the Class M Certificates and the Class B Certificates. The portion allocated to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will be based on each certificates' interest in the related loan group.

      An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance after giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon payable from the related loan group in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

      In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amounts and Senior Principal Distribution Amounts, on each distribution date, holders of Senior Certificates have a right to distributions of the related Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates and Class B Certificates, to the extent necessary to satisfy the related Senior Interest Distribution

Amount and Senior Principal Distribution Amount. Similarly, holders of the Class M Certificates have a right to distributions of the related Available Distribution Amount prior to the rights of holders of the Class B Certificates and holders of any class of Class M Certificates with a lower payment priority.

      The application of the related Senior Accelerated Distribution Percentage, when it exceeds the related Senior Percentage, to determine the applicable Senior Principal Distribution Amount will accelerate the amortization of the related Senior Certificates in the aggregate relative to the actual amortization of the mortgage loans in the related loan group. To the extent that the Senior Certificates in the aggregate are amortized faster than the mortgage loans in their respective loan groups, in the absence of offsetting Realized Losses allocated to the Class M Certificates and Class B Certificates, the percentage interest evidenced by the Senior Certificates in the related loan group will be decreased, with a corresponding increase in the interest in the trust evidenced by the Class M Certificates and Class B Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Senior Certificates by the Class M Certificates and Class B Certificates collectively. In addition, if losses on the mortgage loans exceed the amounts described in this prospectus supplement under "--Principal Distributions on the Senior Certificates," a greater percentage of full and partial mortgagor prepayments will be allocated to the Senior Certificates in the aggregate than would otherwise be the case, thereby accelerating the amortization of the Senior Certificates relative to the Class M Certificates and Class B Certificates.

      Prior to the occurrence of the Credit Support Depletion Date but after the reduction of the Certificate Principal Balances of either the Group I Senior Certificates, the Group II Senior Certificates, Group III Senior Certificates or Group IV Senior Certificates, the remaining Group I Senior Certificates, Group II Senior Certificates, Group III Senior Certificates or Group IV Senior Certificates, as applicable, will be entitled to receive, in addition to any mortgagor prepayments related to such certificates' respective loan group, 100% of the mortgagor prepayments on the mortgage loans in the loan group related to the Senior Certificates that have been reduced to zero, subject to certain conditions as described under "--Principal Distributions on the Senior Certificates," thereby accelerating the amortization of such Senior Certificates relative to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

      The priority of payments, including principal prepayments, among the Class M Certificates, as described in this prospectus supplement, also has the effect during some periods, in the absence of losses, of decreasing the percentage interest evidenced by any class of Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to that class of the Class M Certificates by the Class B Certificates and any class of Class M Certificates with a lower payment priority.

      The Special Hazard Amount shall initially be equal to $6,752,237. As of any date of determination following the cut-off date, the Special Hazard Amount shall equal $6,752,237 less the sum of (A) any amounts allocated through subordination relating to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated under the terms of the pooling and servicing agreement.

      The Fraud Loss Amount shall initially be equal to $20,256,710. As of any date of determination after the cut-off date, the Fraud Loss Amount shall equal an amount calculated under the terms of the pooling and servicing agreement.

      The Bankruptcy Amount will initially be equal to $211,880. As of any date of determination prior to the first anniversary of the cut-off date, the Bankruptcy Amount will equal $211,880 less the sum of any amounts allocated through subordination for such losses up to such date of determination. As of any date of determination on or after the first anniversary of the cut-off date, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the cut-off date and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class M Certificates or Class B Certificates through subordination since that anniversary.

      Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

      o the master servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

      either:

      o the related mortgage loan is not in default with regard to payments due thereunder; or

      o delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

      The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be further reduced as described in the prospectus under "Subordination."

Advances

      Prior to each distribution date, the master servicer is required to make Advances of payments which were due on the mortgage loans on the Due Date in the related Due Period and not received on the business day next preceding the related determination date.

      These Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the Class B Certificates or Class M Certificates. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor master servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

      All Advances will be reimbursable to the master servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the Class B Certificates or Class M Certificates; provided, however, that any Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the master servicer out of any funds in the Custodial Account with respect to the related loan group prior to distributions on any of the certificates and the amount of those losses will be allocated as described in this prospectus supplement.

      The effect of these provisions on any class of the Class M Certificates is that, with respect to any Advance which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that Advance will be borne first by the holders of the Class B Certificates or any class of Class M Certificates having a lower payment priority to the extent that the reimbursement is covered by amounts otherwise distributable to those classes, and then by the holders of that class of Class M Certificates, except as provided above, to the extent of the amounts otherwise distributable to them. In addition, if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have been reduced to zero, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account with respect to the related loan group prior to distributions on the Senior Certificates.

      The pooling and servicing agreement provides that the master servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or

Servicing Advances, although no such facility will reduce or otherwise affect the master servicer's obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of the certificateholders or the trustee. Any Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursements would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer, and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

                   Certain Yield and Prepayment Considerations

General

      The yield to maturity on each class of offered certificates will be primarily affected by the following factors:

      o the rate and timing of principal payments on the mortgage loans in the related loan group or groups, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

      o the allocation of principal payments among the various classes of offered certificates;

      o realized losses and interest shortfalls on the mortgage loans in the related loan group or groups;

      o     the pass-through rate on the offered certificates; and

      o     the purchase price paid for the offered certificates.

      For  additional  considerations  relating  to the  yields  on the  offered
certificates,   see  "Yield   Considerations"   and  "Maturity  and   Prepayment
Considerations" in the prospectus.

Prepayment Considerations

      The yields to maturity and the aggregate amount of distributions on each class of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans in the related loan group or groups. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the related loan group or groups. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of mortgagor prepayments on the mortgage loans, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

      The timing of changes in the rate of prepayments, liquidations and purchases of the related mortgage loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the mortgage loans and the yield to investors on the related certificates may be affected by refinancing programs, which may include general or targeted solicitations, as described under "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on the offered certificates. The yields to maturity, rate and timing of principal payments on the Senior Certificates will be affected by the rate and timing of payments on the mortgage loans in the related loan group, except under the limited circumstances described in this prospectus supplement.

      The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, except with respect to approximately 4.6%, 4.1% and 1.9% of the group I loans, group II loans and group IV loans, respectively, by aggregate principal balance provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment of those mortgage loans. See "Description of the Mortgage Pool--General" in this prospectus supplement.

      Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In any case, these amounts will not be available for distribution on the offered certificates. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

      Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the related offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Also, when the mortgage rates on hybrid mortgage loans convert from fixed rates to adjustable rates, there may be an increase in prepayments, particularly if the new adjustable rate is higher than the fixed rate. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

      The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the prospectus.

      The mortgage loans typically are assumable under some circumstances if, in the sole judgment of the master servicer or the applicable subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

      Investors in the Class M Certificates should also be aware that on any distribution date on which the Senior Accelerated Distribution Percentage with respect to a loan group equals 100%, the Class M Certificates will not be entitled to distributions of mortgagor prepayments with respect to the related loan group for such distribution date and the weighted average lives of the Class M Certificates could be significantly affected thereby. In addition, under the circumstances described in clause (e) under the heading "Description of the Certificates--Principal Distributions on the Senior Certificates" in this prospectus supplement, mortgagor prepayments from a loan group otherwise distributable to the holders of the Class M Certificates will be distributed to the holders of the Senior Certificates related to the other loan groups, thereby increasing the weighted average lives of the Class M Certificates.

Allocation of Principal Payments

      The yields to maturity on the offered certificates will be affected by the allocation of principal payments among the offered certificates. As described under "Description of the Certificates--Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Class M Certificates" in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the mortgage loans will be allocated among the related Senior Certificates and during specified periods no principal prepayments or, relative to the related pro rata share, a disproportionately small portion of principal prepayments on the mortgage loans will be distributed to each class of Class M Certificates. In addition to the foregoing, if on any distribution date, the loss level established for the Class M-2 or Class M-3 Certificates is exceeded and a class of Class M Certificates having a higher payment priority is then outstanding with a Certificate Principal Balance greater than zero, the Class M-2 or Class M-3 Certificates, as the case may be, will not receive distributions relating to principal prepayments on that distribution date.

      Approximately 65.5% and 20.4% of the group I loans have an initial interest only period generally of three and ten years, respectively. Approximately 0.1%, 60.4% and 24.6% of the group II loans have an initial interest only period generally of three, five and ten years, respectively. Approximately 57.0% and 17.0% of the group III loans have an initial interest only period generally of seven and ten years, respectively. Approximately 92.9% of the group IV loans have an initial interest only period generally of ten years. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

      Certificates with Subordination Features: After the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the yield to maturity on the class of Class M Certificates with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Class M Certificates. See "--Class M-2 Certificate and Class M-3 Certificate Yield Considerations" below.

Realized Losses and Interest Shortfalls

      The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses on the related mortgage loans. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the related offered certificates could significantly affect the yield to an investor in the offered certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the offered certificates, even if these losses are not allocated to the offered certificates.

      After the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the yield to maturity on the class of Class M Certificates then outstanding with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Class M Certificates. See "--Class M-2 Certificate and Class M-3 Certificate Yield Considerations" below. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

      Investors in the Senior Certificates should be aware that because the Class M Certificates and Class B Certificates represent interests in all four loan groups, the Certificate Principal Balances of the Class M Certificates and Class B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in one or more loan groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in one loan group may only be allocated to the related Senior Certificates, the allocation to the Class M Certificates and Class B Certificates of Realized Losses on the mortgage loans in the other loan groups will increase the likelihood that Realized Losses may be allocated to such Senior Certificates.

      As described under "Description of the Certificates--Allocation of Losses; Subordination" and "--Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Senior Certificates and holders of any Class M Certificates with a higher payment priority against interruptions in distributions due to some mortgagor delinquencies, to the extent not covered by Advances. These delinquencies may affect the yields to investors on those classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of those classes of Class M Certificates. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more classes of the Class M Certificates if it delays the scheduled reduction of the related Senior Accelerated Distribution Percentage or affects the allocation of prepayments among the Class M Certificates and Class B Certificates.

      The amount of interest otherwise payable to holders of the offered certificates will be reduced by any interest shortfalls with respect to the related loan group or groups to the extent not covered by subordination or the master servicer, as described in this prospectus supplement, including Prepayment Interest Shortfalls and, in the case of each class of the Class M Certificates, the interest portions of Realized Losses allocated solely to that class of certificates. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this prospectus supplement with respect to Prepayment Interest Shortfalls. See "Yield Considerations" in the prospectus and "Description of the Certificates--Interest Distributions" in this prospectus supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yield to maturity of the offered certificates and possible shortfalls in the collection of interest.

      The yields to investors in the offered certificates will be affected by Prepayment Interest Shortfalls allocable thereto in the month preceding any distribution date to the extent that those shortfalls exceed the amount offset by the master servicer. See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

      The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the master servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with a Certificate Principal Balance greater than zero with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement and "Description of the Certificates--Assignment of Trust Assets" in the prospectus.

Purchase-Price

      In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates and the related pass-through rate. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of offered certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase.

Pass-Through Rates

      The Pass-Through Rates on each class of offered certificates is generally based on the weighted average of the Net Mortgage Rates of the related mortgage loans. Consequently, the prepayment of mortgage loans with higher mortgage rates may result in a lower Pass-Through Rate on those classes of offered certificates.

Assumed Final Distribution Date

      The assumed final distribution date with respect to each class of the offered certificates, other than the Class II-A-3 Certificates, is August 25, 2035, which is the distribution date in the month following the latest scheduled maturity date for any mortgage loan. The assumed final distribution date with respect to the Class II-A-3 Certificates is May 25, 2010 which is the last distribution date such certificates are entitled to any distributions. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

Weighted Average Life

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security assuming no losses. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 25% CPR assumes a constant prepayment rate of 25% per annum of the then outstanding principal balance of the mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

      The table captioned "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR" has been prepared on the basis of assumptions as listed in this paragraph regarding the weighted average characteristics of the mortgage loans that are expected to be included in the trust as described under "Description of the Mortgage Pool" in this prospectus supplement and their performance. The table assumes, among other things, that:
(i) as of the date of issuance of the offered certificates, the mortgage loans consist of the 54 following hypothetical mortgage loans:

                            Mortgage Loan Assumptions

                                                                                                      Weighted
                                                                                                      Average
                                                                   Original                Rate       Months to
                                       Initial       Initial Net   Term to   Remaining   Adjustment   Next Rate
   Loan     Loan       Principal       Mortgage        Mortgage    Maturity     Term     Frequency   Adjustment
 Number*    Group       Balance        Rate (%)        Rate (%)    (Months)   (Months)    (Months)      Date
 -------    -----   --------------   ------------   ------------   --------  ---------   ----------  ----------
 1            I         921,050.20   4.6427159901   4.3427159901     360        355          12          31
 2            I       1,008,000.00   5.1696428571   4.8696428571     360        358          12          34
 3            I      22,096,043.93   5.2912009175   4.9901306701     360        358          12          34
 4            I     107,755,889.13   5.2617027669   4.9609429476     360        358          12          34
 5            I       2,294,994.45   5.2651958129   4.9651958129     360        358          12          34
 6            I      15,203,491.58   5.2688540176   4.9688540176     360        358          12          34
 7            I       1,024,999.99   5.6443902429   5.3443902429     360        358          12          34
 8            I         825,000.00   5.3750000000   5.0750000000     360        358          12          34
 9            I         244,878.00   5.8750000000   5.5750000000     360        358          12          34
10            I       1,208,770.00   5.5682904616   5.2682904616     360        358           6          34
11            I         334,315.23   5.8750000000   5.5750000000     360        358           6          34
12            I       3,617,685.08   5.2114186612   4.9114186612     360        357           6          33
13            I      15,061,214.17   5.3015069207   5.0015069207     360        358           6          34
14            I         164,411.00   5.8750000000   5.5750000000     360        358           6          34
15            I         185,500.00   5.3750000000   5.0750000000     360        358           6          34
16            I       3,054,907.00   5.7231721375   5.4231721375     360        358           6          34
17           II       4,629,372.75   5.5386122801   5.2386122801     360        359          12          59
18           II       2,035,350.00   5.5972836367   5.2972836367     360        359          12          59
19           II      29,837,301.98   5.4166174108   5.1056823943     360        358          12          58
20           II         253,867.51   5.7500000000   5.4500000000     360        358          12          58
21           II         127,795.63   5.2500000000   4.9500000000     360        355          12          55
22           II     137,140,505.23   5.4776621326   5.1776621326     360        358          12          58
23           II       2,416,000.00   5.2792839404   4.9792839404     360        358          12          58
24           II      36,970,845.03   5.6496585175   5.2591304341     360        358          12          58
25           II         127,200.00   5.3750000000   5.0750000000     360        358          12          58
26           II       2,767,599.52   5.5515474219   5.2515474219     360        359          12          59
27           II       1,757,173.11   5.4084885389   5.1084885389     360        357           6          57
28           II         625,674.03   4.8750000000   4.5750000000     360        357           6          57
29           II         426,644.74   5.6980926420   5.3980926420     360        358           6          58
30           II       7,702,869.35   5.2397678678   4.9397678678     360        357           6          57
31           II         435,985.80   4.8967693443   4.5967693443     360        356           6          56
32           II         999,950.00   5.5000000000   5.2000000000     360        356           6          56

                                                       Initial    Subsequent
                                                       Periodic    Periodic    Remaining
                            Maximum        Minimum     Mortgage    Mortgage    Interest
   Loan    Gross Margin     Mortgage       Mortgage    Rate Cap    Rate Cap   Only Period
 Number*       (%)          Rate (%)       Rate (%)       (%)        (%)        (Months)
 -------   ------------   -------------  ------------  --------    ---------  -----------
 1         2.7500000000   10.6427159901  2.7500000000  2.00000     2.00000          0
 2         2.7500000000   11.1696428571  2.7500000000  2.00000     2.00000         34
 3         2.2745539224   11.2912009175  2.2745539224  2.39286     2.00000          0
 4         2.2635452554   11.2496946204  2.2635452554  2.05236     2.00000         34
 5         2.2500000000   11.2651958129  2.2500000000  2.91328     2.00000         34
 6         2.4549733373   11.2688540176  2.4549733373  5.13700     2.00000        118
 7         2.2500000000   11.6443902429  2.2500000000  2.00000     2.00000        118
 8         2.2500000000   11.3750000000  2.2500000000  2.00000     2.00000        118
 9         2.2500000000   11.8750000000  2.2500000000  2.00000     2.00000        118
10         2.3413624511   11.5682904616  2.3413624511  5.04359     1.57817          0
11         2.2500000000   11.8750000000  2.2500000000  6.00000     2.00000          0
12         2.2809374718   10.8535657245  2.2809374718  3.62119     1.00000         33
13         2.3173998357   11.0492578372  2.3173998357  3.68245     1.19622        118
14         2.7500000000   11.8750000000  2.7500000000  6.00000     1.00000        118
15         2.7500000000   11.3750000000  2.7500000000  6.00000     1.00000        118
16         2.3645545511   11.0995852329  2.3645545511  5.37641     1.14730        118
17         2.4560058158   10.5386122801  2.4560058158  5.00000     2.00000          0
18         2.7500000000   10.5972836367  2.7500000000  5.00000     2.00000         59
19         2.2522406279   10.4232810911  2.2522406279  4.91336     1.99189          0
20         2.2500000000   10.7500000000  2.2500000000  5.00000     2.00000          0
21         2.2500000000   10.2500000000  2.2500000000  5.00000     2.00000         31
22         2.2555910487   10.4834146270  2.2555910487  4.96416     1.98561         58
23         2.2500000000   10.3434395695  2.2500000000  5.06416     2.00000         58
24         2.2500000000   10.6496585175  2.2500000000  5.00000     2.00267        118
25         2.2500000000   10.3750000000  2.2500000000  5.00000     2.00000        118
26         2.2500000000   10.5515474219  2.2500000000  5.00000     2.00000        119
27         2.2897493079   10.5933443952  2.5386164286  5.18486     1.10536          0
28         2.2500000000    9.8750000000  2.2500000000  5.00000     1.00000          0
29         2.4576294319   11.6980926420  2.4576294319  6.00000     1.58474          0
30         2.2448433081   10.2681852367  2.2448433081  4.91475     1.02842         57
31         2.2500000000    9.8967693443  2.2500000000  5.00000     1.00000         56
32         2.2500000000   10.5000000000  2.2500000000  5.00000     1.00000         56

* Loan Numbers 1-2, 17-18, 38-39 and 46-49 relate to loans with interest rates that adjust based on the One-Year U.S. Treasury Index after the initial fixed period. Loan Numbers 3-9, 19-26, 40-42 and 50-51 relate to loans with interest rates that adjusts based on the One-Year LIBOR Index after the initial fixed period. Loan Numbers 10-16, 27-37, 43-45 and 52-54 relate to loans with an interest rate that adjusts based on the Six-Month LIBOR Index after the initial fixed period.

(Table continued on next page.)

                            Mortgage Loan Assumptions

                                                                                                      Weighted
                                                                                                      Average
                                                                   Original                Rate       Months to
                                       Initial     Initial Net     Term to   Remaining   Adjustment   Next Rate
   Loan     Loan       Principal       Mortgage      Mortgage      Maturity     Term     Frequency   Adjustment
 Number*    Group       Balance        Rate (%)      Rate (%)      (Months)   (Months)    (Months)      Date
 -------    -----   --------------   ------------   ------------   --------  ---------   ----------  ----------
33           II         311,000.00   5.1639871383   4.8639871383     360        358           6          58
34           II      19,634,024.56   5.5099466358   5.2099466358     360        359           6          59
35           II         227,900.00   5.5000000000   5.2000000000     360        359           6          59
36           II         853,600.00   5.6674964855   5.3674964855     360        358           6          58
37           II         907,100.00   5.5623690883   5.2623690883     360        358           6          58
38          III       2,004,631.95   5.4098809073   5.1098809073     360        357          12          81
39          III       1,272,000.00   5.7500000000   5.4500000000     360        358          12          82
40          III      28,768,428.41   5.4408727185   5.1408727185     360        358          12          82
41          III      66,729,815.99   5.6006771320   5.3006771320     360        358          12          82
42          III       2,250,000.00   5.4508333333   5.1508333333     360        358          12          83
43          III       1,786,901.03   5.4715335717   5.1715335717     360        358           6          82
44          III       3,263,800.75   5.5359025861   5.2359025861     360        356           6          80
45          III      18,954,066.95   5.5604597221   5.2604597221     360        359           6          83
46           IV         404,966.59   5.6250000000   5.3250000000     360        359          12         119
47           IV       1,022,800.00   5.8177551819   5.5177551819     360        358          12         118
48           IV       1,000,000.00   5.3000000000   5.0000000000     360        359          12         119
49           IV       1,100,000.00   5.2500000000   4.9500000000     360        359          12         119
50           IV       7,569,200.75   5.7122219374   5.4122219374     360        358          12         118
51           IV      78,046,405.63   5.6961937440   5.3961937440     360        358          12         118
52           IV         954,590.37   5.5000000000   5.2000000000     360        360           6         120
53           IV      34,611,263.32   5.5718114784   5.2718114784     360        359           6         119
54           IV         295,900.00   5.7500000000   5.4500000000     360        354           6         114

                                                       Initial    Subsequent
                                                       Periodic    Periodic    Remaining
                            Maximum        Minimum     Mortgage    Mortgage    Interest
   Loan    Gross Margin     Mortgage       Mortgage    Rate Cap    Rate Cap   Only Period
 Number*       (%)          Rate (%)       Rate (%)       (%)        (%)        (Months)
 -------   ------------   -------------  ------------  --------    ---------  -----------
33         2.4686495177   10.6012861736  2.4686495177  5.43730     1.00000         58
34         2.3323790596   10.7958234046  2.3323790596  5.28588     1.16466        119
35         2.7500000000   11.5000000000  2.7500000000  6.00000     1.00000        119
36         2.3993673852   11.3469716495  3.761597381   5.67948     1.38074        118
37         2.7500000000   11.5623690883  2.7500000000  6.00000     1.00000        118
38         2.6823095057   11.1818653656  2.6823095057  5.77198     2.00000          0
39         2.7500000000   10.7500000000  2.7500000000  5.00000     2.00000         82
40         2.3762580313   11.0943877361  2.3762580313  5.63273     2.00000          0
41         2.2866938115   10.8571338709  2.2866938115  5.22376     1.99707         82
42         2.2500000000   10.4508333333  2.2500000000  5.00000     2.00000        118
43         2.2500000000   10.4715335717  2.2500000000  5.00000     1.00000          0
44         2.2500000000   10.5359025861  2.2500000000  5.00000     1.00000         80
45         2.2500000000   10.5696925691  2.2500000000  5.00923     1.00923        119
46         2.7500000000   10.6250000000  2.7500000000  5.00000     2.00000          0
47         2.7500000000   10.8177551819  2.7500000000  5.00000     2.00000        118
48         2.5000000000   11.3000000000  2.5000000000  6.00000     2.00000        119
49         2.5000000000   11.2500000000  2.5000000000  6.00000     2.00000        119
50         2.2500000000   10.7122219374  2.2500000000  5.00000     2.00000          0
51         2.2500000000   10.7051627669  2.2500000000  5.00897     2.00000        118
52         2.2500000000   10.5000000000  2.2500000000  5.00000     1.00000          0
53         2.2500000000   10.5718114784  2.2500000000  5.00000     1.00000        119
54         2.2500000000   11.7500000000  2.2500000000  6.00000     1.00000        114

* Loan Numbers 1-2, 17-18, 38-39 and 46-49 relate to loans with interest rates that adjust based on the One-Year U.S. Treasury Index after the initial fixed period. Loan Numbers 3-9, 19-26, 40-42 and 50-51 relate to loans with interest rates that adjusts based on the One-Year LIBOR Index after the initial fixed period. Loan Numbers 10-16, 27-37, 43-45 and 52-54 relate to loans with an interest rate that adjusts based on the Six-Month LIBOR Index after the initial fixed period.

(Table continued from previous page.)

      (ii) the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, mortgage rate and remaining term to maturity, so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity, except in the case of the hypothetical interest-only loans for which the scheduled monthly payment during each of these loans' remaining interest only periods will be equal to the amount of interest due thereon at the respective mortgage rate only, and thereafter will amortize in amounts sufficient for repayment over their remaining term to maturity; (iii) none of the unaffiliated sellers, Residential Funding or the depositor will repurchase any mortgage loan, as described under "Mortgage Loan Program--Representations with Respect to Mortgage Loans" and "Description of the Certificates--Assignment of the Trust Assets" in the prospectus, and the master servicer does not exercise any option to purchase the mortgage loans and thereby cause a termination of the trust; (iv) there are no delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the respective constant percentages of CPR set forth in the table; (v) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vi) payments on the certificates will be received on the 25th day of each month, commencing in August 2005; (vii) payments on the mortgage loans earn no reinvestment return;
(viii) there are no additional  ongoing trust expenses payable out of the trust;
(ix) the certificates will be purchased on July 28, 2005; and (x) the One-Year U.S. Treasury Index, the One-Year LIBOR Index and the Six-Month LIBOR Index remain constant at 3.720%, 4.094% and 3.871%, respectively. Clauses (i) through
(x) above are collectively referred to as the structuring assumptions.

      The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of CPR until maturity or that all of the mortgage loans will prepay at the same level of CPR. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of offered certificates.

      In accordance with the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of offered certificates, other than the Residual Certificates and the Interest Only Certificates, and sets forth the percentages of the initial Certificate Principal Balance of each class of offered certificates, other than the Residual Certificates and the Interest Only Certificates, that would be outstanding after each of the distribution dates at the various percentages of CPR shown.

          Percent of Initial Certificate Principal Balance Outstanding
                       at the Following Percentages of CPR

                                  Class I-A                   Class II-A-1
                       -----------------------------   ---------------------------
Distribution Date       0%   10%   25%    40%    50%    0%   10%   25%   40%   50%
--------------------   ---   ---   ---    ---    ---   ---   ---   ---   ---   ---
Initial Percentage .   100   100   100    100    100   100   100   100   100   100
July 25, 2006 ......   100    89    74     58     48   100    86    65    44    30
July 25, 2007 ......   100    80    54     34     23    99    73    39    12     0
July 25, 2008 ......    99    71    40     19     11    99    62    20     0     0
July 25, 2009 ......    98    63    29     12      5    99    51     6     0     0
July 25, 2010 ......    97    55    22      7      3    98    42     0     0     0
July 25, 2011 ......    96    49    16      4      1    97    33     0     0     0
July 25, 2012 ......    94    43    12      2      1    95    25     0     0     0
July 25, 2013 ......    93    38     9      1      *    93    19     0     0     0
July 25, 2014 ......    91    34     6      1      *    91    13     0     0     0
July 25, 2015 ......    89    30     5      *      *    88     7     0     0     0
July 25, 2016 ......    87    26     3      *      *    85     2     0     0     0
July 25, 2017 ......    85    23     3      *      *    82     0     0     0     0
July 25, 2018 ......    82    20     2      *      *    78     0     0     0     0
July 25, 2019 ......    79    17     1      *      *    74     0     0     0     0
July 25, 2020 ......    76    15     1      *      *    70     0     0     0     0
July 25, 2021 ......    73    13     1      *      *    66     0     0     0     0
July 25, 2022 ......    69    11     *      *      *    61     0     0     0     0
July 25, 2023 ......    66     9     *      *      *    56     0     0     0     0
July 25, 2024 ......    62     8     *      *      *    51     0     0     0     0
July 25, 2025 ......    58     7     *      *      *    46     0     0     0     0
July 25, 2026 ......    54     6     *      *      *    40     0     0     0     0
July 25, 2027 ......    49     5     *      *      *    33     0     0     0     0
July 25, 2028 ......    44     4     *      *      *    26     0     0     0     0
July 25, 2029 ......    39     3     *      *      *    19     0     0     0     0
July 25, 2030 ......    33     2     *      *      *    12     0     0     0     0
July 25, 2031 ......    27     2     *      *      *     3     0     0     0     0
July 25, 2032 ......    20     1     *      *      *     0     0     0     0     0
July 25, 2033 ......    14     1     *      *      *     0     0     0     0     0
July 25, 2034 ......     6     *     *      *      *     0     0     0     0     0
July 25, 2035 ......     0     0     0      0      0     0     0     0     0     0
Weighted Average
  Life to Maturity**
  (in years)  ......   20.31 7.77  3.30  1.88   1.39   18.16 4.65  1.79  1.02  0.76

----------
*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

      This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans, which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

(Table continued on next page.)

          Percent of Initial Certificate Principal Balance Outstanding
                       at the Following Percentages of CPR

                                 Class II-A-2                  Class III-A
                       -----------------------------   ---------------------------
Distribution Date       0%   10%   25%    40%    50%    0%   10%   25%   40%   50%
--------------------   ---   ---   ---    ---    ---   ---   ---   ---   ---   ---
Initial Percentage .   100   100   100    100    100   100   100   100   100   100
July 25, 2006 ......   100   100   100    100    100   100    89    74    58    48
July 25, 2007 ......   100   100   100    100     91    99    80    54    34    23
July 25, 2008 ......   100   100   100     78     43    99    71    40    19    11
July 25, 2009 ......   100   100   100     47     21    98    63    30    12     5
July 25, 2010 ......   100   100    89     28     11    98    56    22     7     3
July 25, 2011 ......   100   100    66     17      5    98    50    16     4     1
July 25, 2012 ......   100   100    49     10      3    97    44    12     2     1
July 25, 2013 ......   100   100    36      6      1    95    39     9     1     *
July 25, 2014 ......   100   100    27      3      1    94    35     7     1     *
July 25, 2015 ......   100   100    20      2      *    92    31     5     1     *
July 25, 2016 ......   100   100    14      1      *    89    27     4     *     *
July 25, 2017 ......   100    93    10      1      *    87    23     3     *     *
July 25, 2018 ......   100    81     8      *      *    84    20     2     *     *
July 25, 2019 ......   100    71     5      *      *    81    18     1     *     *
July 25, 2020 ......   100    61     4      *      *    78    15     1     *     *
July 25, 2021 ......   100    53     3      *      *    75    13     1     *     *
July 25, 2022 ......   100    45     2      *      *    71    11     1     *     *
July 25, 2023 ......   100    39     1      *      *    68    10     *     *     *
July 25, 2024 ......   100    33     1      *      *    64     8     *     *     *
July 25, 2025 ......   100    28     1      *      *    59     7     *     *     *
July 25, 2026 ......   100    23     *      *      *    55     6     *     *     *
July 25, 2027 ......   100    19     *      *      *    50     5     *     *     *
July 25, 2028 ......   100    15     *      *      *    45     4     *     *     *
July 25, 2029 ......   100    12     *      *      *    40     3     *     *     *
July 25, 2030 ......   100     9     *      *      *    34     2     *     *     *
July 25, 2031 ......   100     7     *      *      *    28     2     *     *     *
July 25, 2032 ......    84     5     *      *      *    21     1     *     *     *
July 25, 2033 ......    56     3     *      *      *    14     1     *     *     *
July 25, 2034 ......    26     1     *      *      *     7     *     *     *     *
July 25, 2035 ......     0     0     0      0      0     0     0     0     0     0
Weighted Average
  Life to Maturity**
  (in years)  ......   28.21 17.51 7.91  4.48   3.28   20.72 7.87  3.32  1.89  1.39

----------
*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

      This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans, which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

(Table continued from previous page and continued on next page.)

          Percent of Initial Certificate Principal Balance Outstanding
                       at the Following Percentages of CPR

                                Class IV-A               Classes M-1, M-2 and M-3
                       -----------------------------   ---------------------------
Distribution Date       0%   10%   25%    40%    50%    0%   10%   25%   40%   50%
--------------------   ---   ---   ---    ---    ---   ---   ---   ---   ---   ---
Initial Percentage .   100   100   100    100    100   100   100   100   100   100
July 25, 2006 ......   100    89    74     58     48   100   100   100   100   100
July 25, 2007 ......   100    80    54     34     23   100   100   100    86    73
July 25, 2008 ......   100    71    40     20     11    99    99    91    67    52
July 25, 2009 ......   100    64    30     12      5    99    99    68    40    26
July 25, 2010 ......    99    57    22      7      3    98    98    51    24    13
July 25, 2011 ......    99    51    17      4      1    97    97    38    14     6
July 25, 2012 ......    99    45    13      3      1    96    92    28     8     3
July 25, 2013 ......    99    41     9      2      *    95    82    21     5     2
July 25, 2014 ......    99    37     7      1      *    94    73    15     3     1
July 25, 2015 ......    98    33     5      1      *    92    64    11     2     *
July 25, 2016 ......    96    29     4      *      *    90    56     8     1     *
July 25, 2017 ......    93    25     3      *      *    87    49     6     1     *
July 25, 2018 ......    90    22     2      *      *    85    43     4     *     *
July 25, 2019 ......    87    19     1      *      *    82    37     3     *     *
July 25, 2020 ......    84    16     1      *      *    78    32     2     *     *
July 25, 2021 ......    80    14     1      *      *    75    28     2     *     *
July 25, 2022 ......    76    12     1      *      *    72    24     1     *     *
July 25, 2023 ......    73    10     *      *      *    68    20     1     *     *
July 25, 2024 ......    68     9     *      *      *    64    17     1     *     *
July 25, 2025 ......    64     7     *      *      *    60    15     *     *     *
July 25, 2026 ......    59     6     *      *      *    55    12     *     *     *
July 25, 2027 ......    54     5     *      *      *    50    10     *     *     *
July 25, 2028 ......    48     4     *      *      *    45     8     *     *     *
July 25, 2029 ......    42     3     *      *      *    40     6     *     *     *
July 25, 2030 ......    36     2     *      *      *    34     5     *     *     *
July 25, 2031 ......    30     2     *      *      *    28     4     *     *     *
July 25, 2032 ......    23     1     *      *      *    21     2     *     *     *
July 25, 2033 ......    15     1     *      *      *    14     1     *     *     *
July 25, 2034 ......     7     *     *      *      *     7     1     *     *     *
July 25, 2035 ......     0     0     0      0      0     0     0     0     0     0
Weighted Average
  Life to Maturity**
  (in years)  ......   21.73 8.10  3.36  1.90   1.40   20.78 13.29 6.05  4.03  3.25

----------
*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

      This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans, which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

(Table continued from previous page.)

Interest Only Certificate Yield Considerations

      The pre-tax yield to maturity on the Interest Only Certificates will be sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the related mortgage loans, which rate may fluctuate significantly over time. Investors in the Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments.

      The following table indicates the sensitivity of the pre-tax yields to maturity on the Interest Only Certificates to various constant rates of prepayment on the mortgage loans by projecting the monthly aggregate payments on the Interest Only Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from their actual characteristics and performance and assuming the aggregate purchase prices, including accrued interest, set forth below. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans in loan group II and of the Interest Only Certificates may result in yields being different from those shown in the table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                 Pre-Tax Yield to Maturity of the Interest Only
                Certificates at the Following Percentages of CPR

Assumed Purchase Price      0%        10%        25%        40%        50%
----------------------    -----      -----      -----      -----     -------
     $458,177.29          9.37%      9.37%      9.33%      0.02%     (12.00)%

      Each pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Interest Only Certificates would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Interest Only Certificates, and thus do not reflect the return on any investment in the Interest Only Certificates when any reinvestment rates other than the discount rates are considered.

      Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the mortgage loans in loan group II will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Interest Only Certificates are likely to differ from those shown in the table, even if all of such mortgage loans prepay at the constant percentages of CPR indicated in the tables above over any given time period or over the entire life of the certificates.

      There can be no assurance that the mortgage loans in loan group II will prepay at any particular rate or that the pre-tax yield on the Interest Only Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of such mortgage loans could produce slower or faster principal distributions than indicated in the preceding table at the various percentages of CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of such mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments.

      For additional considerations relating to the yields on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Class M-2 Certificate and Class M-3 Certificate Yield Considerations

      If the aggregate Certificate Principal Balance of the Class B Certificates is reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to losses on the mortgage loans and the timing of those losses that are covered by subordination, because the entire amount of those losses will be allocated to the Class M-3 Certificates.

      The aggregate initial Certificate Principal Balance of the Class B Certificates is equal to approximately 0.95% of the aggregate principal balance of the mortgage loans in all four loan groups as of the cut-off date, after deducting payments of principal due during the month of the cut-off date. If the Certificate Principal Balances of the Class B Certificates and Class M-3 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the mortgage loans and the timing of those losses that are covered by subordination, because the entire amount of those losses will be allocated to the Class M-2 Certificates. The aggregate initial Certificate Principal Balance of the Class M-3 Certificates and Class B Certificates is equal to approximately 1.60% of the aggregate principal balance of the mortgage loans in all four groups as of the cut-off date, after deducting payments of principal due during the month of the cut-off date.

      Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption, represents an assumed rate of default each month relative to the then outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the purposes of the tables below, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the table below, "0% SDA" assumes default rates equal to 0% of SDA--no defaults. Correspondingly, "200% SDA" assumes default rates equal to 200% of SDA, and so forth. SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

      The following tables indicate the sensitivity of the pre-tax yields to maturity on the Class M-2 and Class M-3 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses by projecting the monthly aggregate cash flows on the Class M-2 and Class M-3 Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis. The tables are based on the structuring assumptions, except assumption (iv), including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from their actual characteristics and performance, and assuming further that:

      o defaults and final liquidations on the mortgage loans occur on the last day of each month at the respective SDA percentages set forth in the tables;

      o each liquidation results in a Realized Loss allocable to principal equal to the percentage indicated, the loss severity percentage, multiplied by the principal balances of the mortgage loans assumed to be liquidated;

      o there are no delinquencies on the mortgage loans, and principal payments on the mortgage loans, other than those on mortgage loans assumed to be liquidated, will be timely received together with prepayments, if any, at the respective constant percentages of CPR set forth in the table;

      o there are no Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

      o clause (a) in the definition of the Senior Accelerated Distribution Percentage is not applicable; and

      o     the  purchase  prices of the Class  M-2  Certificates  and Class M-3
            Certificates  will  be  approximately   $6,749,969  and  $4,281,898,
            respectively, including accrued interest.

      Investors  should also  consider the  possibility  that  aggregate  losses incurred may not in fact be materially reduced by higher prepayment speeds because mortgage loans that would otherwise ultimately default and be liquidated may be less likely to be prepaid. In addition, investors should be aware that the following tables are based upon the assumption that the Class M-2 and Class M-3 Certificates are priced at a discount. Since prepayments will occur at par, the yields on the Class M-2 and Class M-3 Certificates may increase due to those prepayments, even if losses occur. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying Realized Loss and prepayment scenarios.

                 Sensitivity of Pre-Tax Yield to Maturity of the
                Class M-2 Certificates and Class M-3 Certificates
                       to Prepayments and Realized Losses

                             Class M-2 Certificates

                                             Percentage of CPR
                              -------------------------------------------------
   Percentage       Loss
       of         Severity
      SDA        Percentage    0%         10%        25%        40%        50%
   ----------    ----------   -----      -----      -----      -----      -----
        0%          N/A       5.78%      5.69%      5.47%      5.38%      5.34%
       50%           30%      5.78%      5.69%      5.47%      5.37%      5.34%
      100%           30%      5.78%      5.70%      5.47%      5.37%      5.34%
      150%           30%      4.81%      5.71%      5.47%      5.37%      5.34%
      200%           30%     (1.73)%     5.71%      5.48%      5.37%      5.34%

                             Class M-3 Certificates

                                              Percentage of CPR
                              -------------------------------------------------
   Percentage       Loss
      of          Severity
      SDA        Percentage     0%        10%        25%       40%       50%
   ----------    ----------   -----      -----      -----     -----     -----
       0%           N/A       5.99%      5.96%      5.98%     6.08%     6.19%
      50%            30%      5.99%      5.96%      5.97%     6.08%     6.19%
     100%            30%      3.54%      5.97%      5.97%     6.08%     6.20%
     150%            30%    (24.44)%     4.19%      5.97%     6.09%     6.20%
     200%            30%    (39.95)%    (2.76)%     5.97%     6.09%     6.20%

      Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class M-2 or Class M-3 Certificates, as applicable, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price referred to above, and converting that rate to a corporate bond equivalent yield. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class M-2 or Class M-3 Certificates, and thus do not reflect the return on any investment in the Class M-2 or Class M-3 Certificates when any reinvestment rates other than the discount rates set forth in the preceding tables are considered.

      The following table sets forth the amount of Realized Losses that would be incurred with respect to the certificates in the aggregate under each of the scenarios in the preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date, after deducting payments of principal due during the month of the cut-off date:

                            Aggregate Realized Losses
                                Percentage of CPR

   Percentage         Loss
      of            Severity
      SDA          Percentage   0%         10%        25%        40%        50%
   ----------      ----------  -----      -----      -----      -----      -----
      50%             30%      0.61%      0.37%      0.20%      0.11%      0.07%
     100%             30%      1.20%      0.74%      0.39%      0.21%      0.14%
     150%             30%      1.79%      1.10%      0.58%      0.31%      0.21%
     200%             30%      2.36%      1.46%      0.77%      0.42%      0.28%

      Notwithstanding the assumed percentages of SDA, loss severity and prepayment reflected in the preceding table, it is highly unlikely that the mortgage loans will be prepaid or that Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the actual pre-tax yields to maturity on the Class M-2 and Class M-3 Certificates are likely to differ from those shown in the tables. There can be no assurance that the mortgage loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yields on the Class M-2 or Class M-3 Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed.

      Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class M-2 Certificates and particularly in the Class M-3 Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yields on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Additional Yield Considerations Applicable Solely to the Residual Certificates

      The Residual Certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced on the mortgage loans in the related loan group.

      The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

                         Pooling and Servicing Agreement

General

      The certificates will be issued under a series supplement, dated as of July 1, 2005, to the standard terms of pooling and servicing agreement, dated as of May 1, 2005, together referred to as the pooling and servicing agreement, among the depositor, the master servicer, and U.S. Bank National Association, as trustee. Reference is made to the prospectus for important information in addition to that described herein regarding the terms and conditions of the pooling and servicing agreement and the offered certificates. The trustee will appoint Wells Fargo

Bank, National Association to serve as custodian for the mortgage loans. The offered certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Residential Funding Mortgage Securities I, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

      Under the pooling and servicing agreement, transfers of Residual Certificates are prohibited to any non-United States person. Transfers of the Residual Certificates are additionally restricted as described in the pooling and servicing agreement. See "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences --REMICs--Taxation of Owners of REMIC Residual Certificates--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Noneconomic REMIC Residual Certificates" in the
prospectus. In addition to the circumstances described in the prospectus, the depositor may terminate the trustee for cause under specified circumstances. See "The Pooling and Servicing Agreement--The Trustee" in the prospectus.

The Master Servicer

      Residential Funding, an indirect wholly-owned subsidiary of GMAC Mortgage and an affiliate of the depositor, will act as master servicer for the certificates under the pooling and servicing agreement. For a general description of Residential Funding and its activities, see "Residential Funding Corporation" in the prospectus.

      The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding's published loan purchase criteria at the time of purchase by Residential Funding and were being master serviced by Residential Funding at the dates indicated. The tables set forth information for mortgage loans included in Residential Funding's servicing portfolio that generally conform to Residential Funding's "Jumbo A" program underwriting guidelines as described in the prospectus, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program described under "Mortgage Loan Program--Underwriting Standards" in the prospectus.

      As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

                     Jumbo A Program Delinquency Experience

                                    At December 31, 2000  At December 31, 2001  At December 31, 2002   At December 31, 2003
                                    ---------------------------------------------------------------------------------------
                                     By No.    By Dollar    By No.   By Dollar   By No.    By Dollar    By No.   By Dollar
                                      of        Amount       of       Amount      of        Amount       of       Amount
                                     Loans     of Loans    Loans     of Loans    Loans     of Loans     Loans    of Loans
                                    ---------------------------------------------------------------------------------------
                                                                  (Dollar Amounts in Thousands)
---------------------------------------------------------------------------------------------------------------------------
Total Loan Portfolio..........      156,842  $41,837,077  142,330  $38,092,093  104,754  $29,652,506    61,336 $19,562,648
Period of Delinquency
     30 to 59 days............        2,147      488,965    1,968      469,058    1,391      350,118       813     202,438
     60 to 89 days............          336       72,625      327       75,698      256       59,355       180      37,722
     90 days or more..........          307       68,860      333       76,136      277       67,047       229      51,671
Foreclosures Pending..........          340       81,219      350       91,964      333       80,326       243      58,402
Total Delinquent Loans........        3,130     $711,669    2,978     $712,856    2,257     $556,846     1,465     350,233
Percent of Loan Portfolio.....       1.996%       1.701%   2.092%       1.871%   2.155%       1.878%    2.388%      1.790%

                                    At December 31, 2004   At March 31, 2005
                                    -----------------------------------------
                                     By No.   By Dollar    By No.   By Dollar
                                      of       Amount       of       Amount
                                     Loans    of Loans     Loans    of Loans
                                    -----------------------------------------
                                          (Dollar Amounts in Thousands)
------------------------------------------------------------------------------
Total Loan Portfolio..........       51,674  $17,633,235   53,369  $18,386,573
Period of Delinquency
     30 to 59 days............          354      101,882      300       83,394
     60 to 89 days............           80       18,514       44       11,465
     90 days or more..........           99       22,840       67       18,285
Foreclosures Pending..........          139       31,349      118       27,665
Total Delinquent Loans........          672      174,585      529     $140,808
Percent of Loan Portfolio.....       1.300%       0.990%   0.991%       0.766%

----------
o     The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

          Jumbo A Program Reduced Documentation Delinquency Experience

                                    At December 31, 2000  At December 31, 2001  At December 31, 2002   At December 31, 2003
                                    ---------------------------------------------------------------------------------------
                                     By No.    By Dollar   By No.    By Dollar   By No.    By Dollar    By No.   By Dollar
                                      of        Amount       of       Amount      of        Amount       of       Amount
                                     Loans     of Loans    Loans     of Loans    Loans     of Loans     Loans    of Loans
                                    ---------------------------------------------------------------------------------------
                                                                  (Dollar Amounts in Thousands)
---------------------------------------------------------------------------------------------------------------------------
Total Loan Portfolio...........      29,442  $5,424,670    26,174   $4,923,160   20,813   $4,388,764    15,134  $3,902,833
Period of Delinquency
     30 to 59 days.............         481      80,450       436       72,245      303       56,489       221      45,326
     60 to 89 days.............          85      14,464        71       13,138       62       12,354        38       7,098
     90 days or more...........          57      12,443        64       12,292       66       16,163        55       9,585
Foreclosures Pending...........          87      17,435        79       22,361       68       14,099        53      11,232
Total Delinquent Loans.........         710    $124,791       650     $120,036      499      $99,105       367     $73,241
Percent of Loan Portfolio......      2.412%      2.300%    2.483%       2.438%   2.398%       2.258%    2.425%      1.877%


                                    At December 31, 2004   At March 31, 2005
                                    -----------------------------------------
                                     By No.   By Dollar    By No.   By Dollar
                                      of       Amount       of       Amount
                                     Loans    of Loans     Loans    of Loans
                                    -----------------------------------------
                                          (Dollar Amounts in Thousands)
------------------------------------------------------------------------------
Total Loan Portfolio...........     12,980   $3,701,651  13,551    $3,976,819
Period of Delinquency
     30 to 59 days.............         80       18,542      91        24,141
     60 to 89 days.............         21        4,011      14         3,250
     90 days or more...........         15        2,980      12         2,993
Foreclosures Pending...........         26        5,253      18         3,973
Total Delinquent Loans.........        142      $30,786     135       $34,357
Percent of Loan Portfolio......     1.094%       0.832%  0.996%        0.864%

----------
o     The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

      The following tables set forth information concerning foreclosed mortgage loans and mortgage loan loss experience of Residential Funding as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss respectively during the period indicated by the Average Portfolio Balance during that period.

                     Jumbo A Program Foreclosure Experience

                                        At or for the         At or for the         At or for the         At or for the
                                         year ended            year ended            year ended            year ended
                                      December 31, 2000     December 31, 2001     December 31, 2002     December 31, 2003
                                      -----------------------------------------------------------------------------------
                                                                 (Dollar Amounts in Thousands)
-------------------------------------------------------------------------------------------------------------------------
Total Loan Portfolio...............      $41,837,077           $38,092,093           $29,652,506           $19,562,648
Average Portfolio Balance..........      $41,712,987           $40,578,437           $34,185,451           $23,080,737
Foreclosed Loans...................          $18,166               $11,865               $13,924                $9,435
Liquidated Foreclosed Loans........          $57,997               $35,574               $30,193               $28,302
Foreclosed Loans Ratio.............           0.043%                0.031%                0.047%                0.048%
Gross Loss.........................          $16,608                $9,085                $5,871                $5,331
Gross Loss Ratio...................           0.040%                0.022%                0.017%                0.023%
Covered Loss.......................           $6,438                $5,451                $3,056                $4,219
Net Loss...........................          $10,170                $3,633                $2,816                $1,112
Net Loss Ratio.....................           0.024%                0.009%                0.008%                0.005%
Excess Recovery....................              $39                    $5                  $108                   $18

                                        At or for the         At or for the
                                         year ended        three month period
                                      December 31, 2004   ended March 31, 2005
                                      ----------------------------------------
                                           (Dollar Amounts in Thousands)
------------------------------------------------------------------------------
Total Loan Portfolio...............      $17,633,235           $18,386,573
Average Portfolio Balance..........      $17,999,485           $18,274,851
Foreclosed Loans...................           $2,109                $1,121
Liquidated Foreclosed Loans........          $16,609                $2,498
Foreclosed Loans Ratio.............           0.012%                0.006%
Gross Loss.........................           $2,922                  $621
Gross Loss Ratio...................           0.016%                0.003%
Covered Loss.......................           $1,648                  $541
Net Loss...........................           $1,274                   $80
Net Loss Ratio.....................           0.007%                0.000%
Excess Recovery....................              $68                    $0

          Jumbo A Program Reduced Documentation Foreclosure Experience

                                        At or for the         At or for the         At or for the         At or for the
                                         year ended            year ended            year ended            year ended
                                      December 31, 2000     December 31, 2001     December 31, 2002     December 31, 2003
                                      -----------------------------------------------------------------------------------
                                                                 (Dollar Amounts in Thousands)
-------------------------------------------------------------------------------------------------------------------------
Total Loan Portfolio...............      $5,424,670            $4,923,160            $4,388,764          $3,902,833
Average Portfolio Balance..........      $5,497,288            $5,208,164            $4,572,334          $4,082,685
Foreclosed Loans...................          $2,749                  $841                $3,323              $2,051
Liquidated Foreclosed Loans........         $10,220                $5,253                $3,685              $5,319
Foreclosed Loans Ratio.............          0.051%                0.017%                0.076%              0.053%
Gross Loss.........................          $4,343                $1,657                $1,047              $1,473
Gross Loss Ratio...................          0.079%                0.032%                0.023%              0.036%
Covered Loss.......................            $895                $1,202                  $462                $884
Net Loss...........................          $3,449                  $456                  $585                $589
Net Loss Ratio.....................          0.063%                0.009%                0.013%              0.014%
Excess Recovery....................             $25                    $0                    $0                  $0

                                        At or for the         At or for the
                                         year ended        three month period
                                      December 31, 2004   ended March 31, 2005
                                      ----------------------------------------
                                            (Dollar Amounts in Thousands)
--------------------------------------------------------------------------------
Total Loan Portfolio...............      $3,701,651            $3,976,819
Average Portfolio Balance..........      $3,702,764            $3,885,035
Foreclosed Loans...................            $798                  $722
Liquidated Foreclosed Loans........          $2,680                  $580
Foreclosed Loans Ratio.............          0.022%                0.018%
Gross Loss.........................            $581                  $372
Gross Loss Ratio...................          0.016%                0.010%
Covered Loss.......................            $227                  $372
Net Loss...........................            $353                    $0
Net Loss Ratio.....................          0.010%                0.000%
Excess Recovery....................             $15                    $0

o The tables above relate only to the mortgage loans referred to above. Some of the information reported above may differ from information for the same periods reported by the depositor in previous years, because the depositor's methodology for determining the total portfolio differed in previous years, but these differences in the data are not material.

o For purposes of these tables, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Residential Funding, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated by the end of the period indicated.

o Liquidated Foreclosed Loans is the sum of the principal balances of the foreclosed loans liquidated during the period indicated.

o Gross Loss is the sum of the gross losses less net gains (Excess Recoveries) on all mortgage loans liquidated during the period indicated. Gross Loss for any mortgage loan is equal to the difference between (a) the principal balance plus accrued interest plus all liquidation expenses related to that mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, excluding amounts received from mortgage pool or special hazard insurance or other forms of credit enhancement, as described below. Net gains from the liquidation of mortgage loans are identified below.

o Covered Loss, for the period indicated, is equal to the aggregate of all proceeds received in connection with liquidated mortgage loans from mortgage pool insurance, special hazard insurance (but not including primary mortgage insurance, special hazard insurance or other insurance available for specific mortgaged properties) or other insurance as well as all proceeds received from or losses borne by other credit enhancement, including subordinate certificates.

o Net Loss is determined by subtracting Covered Loss from Gross Loss. Net Loss indicated here may reflect Excess Recovery. Net Loss includes losses on mortgage loan pools which do not have the benefit of credit enhancement.

o     Excess  Recovery is  calculated  only with respect to  defaulted  mortgage loans as to which the liquidation of the related mortgaged property resulted in recoveries in excess of the principal balance plus accrued interest thereon plus all liquidation expenses related to that mortgage loan. Excess Recoveries are not applied to reinstate any credit enhancement, and usually are not allocated to holders of certificates.

Servicing and Other Compensation and Payment of Expenses

      The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be at least 0.30% per annum and not more than 0.425% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately 0.3056% per annum. The servicing fees consist of
(a) servicing compensation payable to the master servicer in respect of its master servicing activities and (b) subservicing and other related compensation payable to the subservicer, including any payment due to prepayment charges on the related mortgage loans and such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

      The primary compensation to be paid to the master servicer for its master servicing activities will be its servicing fee equal to 0.05% per annum of the outstanding principal balance of each mortgage loan. As described in the prospectus, a subservicer is entitled to servicing compensation in an amount equal to a minimum of 0.25% per annum of the outstanding principal balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in the prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

Reports to Certificateholders

      On each distribution date, a distribution date statement will be made available to each certificateholder setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance or Notional Amount of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans. The trustee will make the distribution date statement, and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders and other parties to the pooling and servicing agreement via the trustee's internet website. The address of the trustee's internet website can be obtained by contacting the trustee at
(800) 934-6802. The trustee may modify these distribution procedures if the modified procedures are no less convenient for the certificateholders. The trustee will provide prior notification to the master servicer and the certificateholders of any such modification.

Voting Rights

      There are actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. 97.5% of all voting rights will be allocated among all holders of the certificates, other than the Interest Only Certificates and Residual Certificates, in proportion to their then outstanding Certificate Principal Balances, 1.0% of all voting rights will be allocated among the holders of each class of the Interest Only Certificates and 0.5%, 0.5% and 0.5% of all voting rights will be allocated among the holders of the Class R-I, Class R-II and Class R-III Certificates, respectively, in proportion to the percentage interests evidenced by their respective certificates. The pooling and servicing agreement may be amended without the consent of the holders of the Residual Certificates in specified circumstances.

Termination

      The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the offered certificates are described under "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the prospectus. Residential Funding or its designee will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans in all four loan groups is less than 10% of the aggregate principal balance of the mortgage loans in all four loan groups as of the cut-off date after deducting payments of principal due during the month of the cut-off date, either to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the offered certificates or to purchase, in whole but not in part, the certificates. Any such purchase of mortgage loans and other assets of the trust shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance as of the date of repurchase plus (b) accrued interest thereon at the mortgage rate to, but not including, the first day of the month in which the repurchase price is distributed. The optional termination price paid by Residential Funding or its designee will also include certain amounts owed by Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

      Distributions on the certificates relating to any optional termination will be paid, first, to the Senior Certificates, second, to the Class M Certificates in the order of their payment priority and, third, to the Class B Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balance plus the Accrued Certificate Interest thereon, or with respect to the Interest Only Certificates, on their Notional Amount, for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Promptly after the purchase of such certificates, the master servicer shall terminate the trust in accordance with the terms of the pooling and servicing agreement.

      Upon presentation and surrender of the offered certificates in connection with the termination of the trust or a purchase of certificates under the circumstances described in the two preceding paragraphs, the holders of the offered certificates will be entitled to receive an amount equal to the Certificate Principal Balance of that class plus Accrued Certificate Interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, or with respect to the Interest Only Certificates, interest for the immediately preceding Interest Accrual Period on their Notional Amount plus any previously unpaid Accrued Certificate Interest. However, any Prepayment Interest Shortfalls previously allocated to the certificates will not be reimbursed. In addition, distributions to the holders of the most subordinate class of certificates outstanding with a Certificate Principal Balance greater than zero will be reduced, as described in the preceding paragraph, in the case of the termination of the trust resulting from a purchase of all the assets of the trust.

                    Material Federal Income Tax Consequences

      Upon issuance of the certificates, Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, will render an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust will qualify as three REMICs under the Internal Revenue Code which shall be referred to in this prospectus supplement as REMIC I, REMIC II and REMIC III.

      For federal income tax purposes:

      o the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I;

      o the Class R-II Certificates will constitute the sole class of "residual interests" in REMIC II;

      o     each  class  of  Senior   Certificates,   other  than  the  Residual
            Certificates, and the Class M Certificates and the Class B Certificates will represent ownership of "regular interests" in REMIC III and will generally be treated as debt instruments of REMIC III; and

      o the Class R-III Certificates will constitute the sole class of "residual interests" in REMIC III.

      See "Material Federal Income Tax Consequences--REMICs" in the prospectus.

      For federal income tax purposes, the Class I-A, Class II-A-1, Class II-A-2, Class III-A, Class IV-A and Class M-1 Certificates will not, the Class II-A-3 and Class M-3 Certificates will, and all other classes of offered certificates may, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 25% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

      The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

      The IRS has issued the OID regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A Certificates and Class M Certificates should be aware that Section 1272(a)(6) of the Internal Revenue Code and the OID regulations do not adequately address some issues relevant to, or applicable to, prepayable securities bearing a variable rate of interest such as the Class A Certificates and Class M Certificates. In the absence of other authority, the master servicer intends to be guided by certain principles of the OID regulations applicable to variable rate debt instruments in determining whether such certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Internal Revenue Code to such certificates for the purpose of preparing reports furnished to certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Internal Revenue Code to such certificates and because the rules relating to debt instruments having a variable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A Certificates and Class M Certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the Class A Certificates and Class M Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

      If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

      In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the IRS.

      Certain classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. The use of a zero prepayment assumption may be required in calculating the amortization of premium. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the prospectus.

      The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates, other than the Residual Certificates, will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate pursuant to the right of the master servicer to repurchase the offered certificates may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs-- Characterization of Investments in REMIC Certificates" in the prospectus.

      For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--REMICs" in the prospectus.

Special Tax Considerations Applicable to Residual Certificates

      The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of Residual Certificates, including:

      o The requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee:

      o     is not a disqualified organization;

      o     is  not   acquiring  the  Residual   Certificate   on  behalf  of  a
            disqualified organization; and

      o will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

      o a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

      o a grant to the master servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Residual Certificate that shall become owned by a disqualified organization despite the first two provisions above.

      In addition, under the pooling and servicing agreement, the Residual Certificates may not be transferred to non-United States persons.

      The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the Residual Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Residual Certificate being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests.

      The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. See "Material Federal Income Tax Consequences --REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.

      The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of the REMIC that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of each REMIC's term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause the Residual

Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

      An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Residual Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to each REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Material Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the prospectus.

      On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

      Residential Funding will be designated as the "tax matters person" with respect to the REMIC as defined in the REMIC Provisions, as defined in the prospectus, and in connection therewith will be required to hold not less than 0.01% of each class of Residual Certificates.

      Purchasers of the Residual Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

Penalty Protection

      If tax penalties were asserted against purchasers of the offered certificates in respect of their tax treatment thereof, the summary of tax considerations contained, and tax opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers' reliance on those summaries and opinions to exculpate them from any such asserted tax penalties.

      For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Certain Yield and Prepayment Considerations--Additional Yield Considerations Applicable Solely to the Residual Certificates" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus.

                                 Use of Proceeds

      The net proceeds from the sale of the offered certificates to the underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans or for general corporate purposes. See "Method of Distribution" in this prospectus supplement.

                             Method of Distribution

      In accordance with the terms and conditions of an underwriting agreement, dated July 25, 2005, Goldman, Sachs & Co. will serve as the underwriter and has agreed to purchase and the depositor has agreed to sell the offered certificates, except that a de minimis portion of each class of the Residual Certificates will be retained by Residential Funding, and that portion is not offered hereby. The certificates being sold to Goldman, Sachs & Co. are referred to as the underwritten certificates. It is expected that delivery of the underwritten certificates, other than the Residual Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and that the delivery of the Residual Certificates will be made at the offices of Goldman, Sachs & Co., New York, New York, on or about July 28, 2005 against payment therefor in immediately available funds.

      In connection with the underwritten certificates, the underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the underwritten certificates if any of the underwritten certificates are purchased thereby.

      The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the underwritten certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

      The distribution of the underwritten certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the underwritten certificates, before deducting expenses payable by the depositor, will be approximately 101.03% of the aggregate Certificate Principal Balance of the underwritten certificates plus accrued interest thereon from the cut-off date.

      The underwriter may effect these transactions by selling the underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

      The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

      There is currently no secondary market for the offered certificates. The underwriter intends to make a secondary market in the underwritten certificates but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

      The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders" and in this prospectus supplement under "Pooling and Servicing Agreement--Reports to Certificateholders," which will include information as to the outstanding principal balance or notional amount of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                 Legal Opinions

      Certain legal matters relating to the certificates will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, New York, New York and for Goldman, Sachs & Co. by Sidley Austin Brown & Wood LLP, New York, New York.

                                     Ratings

      It is a condition of the issuance of the Senior Certificates that they be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or Standard & Poor's or S&P, and "Aaa" by Moody's Investors Service, Inc., or Moody's. It is a condition of the issuance of the Class M-1, Class M-2 and Class M-3 Certificates that they be rated not lower than "AA," "A+," and "BBB" respectively, by S&P and "Aa2," "A2" and "Baa2," respectively, by Moody's.

      Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. Standard & Poor's rating on the certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" in this prospectus supplement. The rating on the Residual Certificates only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

      The rating assigned by Moody's to the offered certificates address the likelihood of the receipt by the offered certificateholders of all distributions to which they are entitled under the pooling and servicing agreement. Moody's ratings reflect its analysis of the riskiness of the mortgage loans and the structure of the transaction as described in the pooling and servicing agreement. Moody's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the mortgage loans.

      The depositor has not requested a rating on the Senior Certificates or the Class M Certificates by any rating agency other than Standard & Poor's and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Senior Certificates or Class M Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Senior Certificates or the Class M Certificates by Standard & Poor's and Moody's.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The ratings of the Interest Only Certificates do not address the possibility that the holders of those certificates may fail to fully recover their initial investments. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

                                Legal Investment

      The Senior Certificates and the Class M-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 and Class M-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

      One or more classes of the offered certificates may be viewed as "complex securities" under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

      The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

      See "Legal Investment Matters" in the prospectus.

                              ERISA Considerations

      A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--ERISA Plan Asset Regulations" in the prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class A Certificates, as well as the Class M Certificates, by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the RFC exemption, as described under "ERISA Considerations--Prohibited Transaction Exemption" in the prospectus provided those certificates are rated at least "BBB-" (or its equivalent) by Standard & Poor's, Moody's or Fitch Ratings, or Fitch, at the time of purchase. The RFC exemption contains a number of other conditions which must be met for the RFC exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

      The Department of Labor issued Prohibited Transaction Exemption, or PTE, 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) which amended the RFC exemption and similar exemptions issued to other underwriters. This allows the trustee to be affiliated with the underwriters despite the restriction in PTE 2000-58 to the contrary.

      Each beneficial owner of Class M Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not an ERISA plan investor, (ii) it has acquired and is holding such Class M Certificates in reliance on the RFC exemption, and that it understands that there are certain conditions to the availability of the RFC exemption, including that the Class M Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      If any Class M Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class M Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, the underwriters and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

      Because the exemptive relief afforded by the RFC exemption or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Residual Certificates, transfers of those certificates to any ERISA plan investor will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase of those certificates by or on behalf of the ERISA plan investor:

      o     is permissible under applicable law;

      o will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

      o will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

      Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the RFC exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

      The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriters that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

PROSPECTUS

MORTGAGE PASS-THROUGH CERTIFICATES


RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
Depositor



The depositor may periodically form separate trusts to issue certificates in series, backed by mortgage collateral.



OFFERED CERTIFICATES     The certificates in a series will represent interests in a trust and will be paid only from the assets of that trust.
                         Each series may include multiple classes of certificates
                         with differing payment terms and priorities. Credit
                         enhancement will be provided for all offered certificates.

MORTGAGE COLLATERAL      Each trust will consist primarily of:

                          o mortgage loans secured by first liens on one- to four-family residential properties;

                          o  mortgage securities and whole or partial participations in mortgage loans; and

                          o  mortgage loans secured by additional collateral.

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                               December 23, 2004

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that provide progressively more detail:

    o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

    o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

IF THE DESCRIPTION OF YOUR CERTIFICATES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information", "Reports to Certificateholders" and "Incorporation of Certain Information by Reference" in this Prospectus. You can request information incorporated by reference from Residential Funding Mortgage Securities I, Inc. by calling us at (952) 857-7000 or writing to us at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.


                               ----------------

                               TABLE OF CONTENTS

                                                       PAGE
                                                    ----------
Introduction ....................................         4
The Trusts ......................................         4
   General ......................................         4
   The Mortgage Loans ...........................         6
Mortgage Loan Program ...........................        11
   Underwriting Standards .......................        11
   Qualifications of Sellers ....................        16
   Representations with Respect to the
      Mortgage Loans ............................        16
   Subservicing .................................        19
Description of the Certificates .................        21
   General ......................................        21
   Form of Certificates .........................        22
   Assignment of Trust Assets ...................        24
   Review of Mortgage Loans .....................        26
   Spread .......................................        27
   Payments on Mortgage Loans; Deposits
      to Certificate Account ....................        27
   Withdrawals from the Custodial
      Account ...................................        30
   Distributions ................................        31
   Example of Distributions .....................        32
   Advances .....................................        33
   Prepayment Interest Shortfalls ...............        34
   Reports to Certificateholders ................        34
   Collection and Other Servicing
      Procedures ................................        35
   Special Servicing and Special Servicing
      Agreements ................................        37
   Realization upon Defaulted Mortgage
      Loans .....................................        37
Description of Credit Enhancement ...............        40
   General ......................................        40
   Letters of Credit ............................        41
   Subordination ................................        41
   Overcollateralization ........................        43
   Mortgage Pool Insurance Policies .............        43
   Special Hazard Insurance Policies ............        44
   Mortgage Insurance Policies ..................        45
   Bankruptcy Policies ..........................        45
   Reserve Funds ................................        46
   Certificate Insurance Policies; Surety
      Bonds .....................................        46
   Maintenance of Credit Enhancement ............        46
   Reduction or Substitution of Credit
      Enhancement ...............................        47
Other Financial Obligations Related to the
   Certificates .................................        48
   Swaps and Yield Supplement
      Agreements ................................        48
   Purchase Obligations .........................        48
Insurance Policies on Mortgage Loans ............        49

                                                       PAGE
                                                    ----------
   Primary Insurance Policies ...................        49
   Standard Hazard Insurance on
      Mortgaged Properties ......................        50
The Depositor ...................................        51
Residential Funding Corporation .................        52
The Pooling and Servicing Agreement .............        52
   Servicing and Other Compensation and
      Payment of Expenses .......................        52
   Evidence as to Compliance ....................        53
   Certain Matters Regarding the Master
      Servicer and the Depositor ................        54
   Events of Default ............................        55
   Rights upon Event of Default .................        55
   Amendment ....................................        56
   Termination; Retirement of Certificates ......        57
   The Trustee ..................................        58
Yield Considerations ............................        58
Maturity and Prepayment Considerations ..........        61
Certain Legal Aspects of Mortgage Loans..........        63
   The Mortgage Loans ...........................        63
   Environmental Legislation ....................        72
   Servicemembers Civil Relief Act ..............        73
   Default Interest and Limitations on
      Prepayments ...............................        73
   Forfeitures in Drug and RICO
      Proceedings ...............................        74
   Negative Amortization Loans ..................        74
Material Federal Income Tax
   Consequences .................................        75
   General ......................................        75
   REMICs .......................................        75
State and Other Tax Consequences ................        92
ERISA Considerations ............................        92
   ERISA Plan Asset Regulations .................        93
   Prohibited Transaction Exemption .............        94
   Insurance Company General Accounts ...........        97
   Representations from Investing ERISA
      Plans .....................................        97
   Tax-Exempt Investors; REMIC Residual
      Certificates ..............................        98
   Consultation with Counsel ....................        98
Legal Investment Matters ........................        98
Use of Proceeds .................................       100
Methods of Distribution .........................       100
Legal Matters ...................................       101
Financial Information ...........................       101
Additional Information ..........................       101
Reports to Certificateholders ...................       102
Incorporation of Certain Information by
   Reference ....................................       102
Glossary ........................................       103

                                  INTRODUCTION

     The mortgage pass-through certificates offered may be sold from time to time in series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by Residential Funding Mortgage Securities I, Inc., the depositor, or any other entity specified in the related prospectus supplement, in a trust consisting primarily of a segregated pool of one- to four-family, residential first mortgage loans, acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and the master servicer specified in the related prospectus supplement.

                                   THE TRUSTS

GENERAL

     The mortgage loans and other assets described in this prospectus under "The Trusts--The Mortgage Loans" and in the related prospectus supplement will be held in a trust for the benefit of the holders of the related series of certificates and the Excess Spread, if any, under a pooling and servicing agreement as described in this section and in the related prospectus supplement. As specified in the related prospectus supplement, each series of certificates will represent in the aggregate the entire beneficial ownership interest in the mortgage pool consisting primarily of conventional mortgage loans, excluding any interest retained by the depositor or any other entity specified in the related prospectus supplement, evidenced by promissory notes, the mortgage notes secured by first mortgages or first deeds of trust or other similar security instruments creating a first lien on one- to four-family residential properties, or interests in the mortgage loans which may include mortgage securities evidencing interests in mortgage loans.

     As specified in the related prospectus supplement, the mortgaged properties will consist primarily of owner-occupied attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and modular pre-cut/panelized housing, and the fee, leasehold or other interests in the underlying real property. The mortgaged properties may include vacation, second and non-owner-occupied homes. If specified in the related prospectus supplement relating to a series of certificates, a mortgage pool may contain Cooperative Loans evidenced by Cooperative Notes. In addition, if specified in the related prospectus supplement relating to a series of certificates, a mortgage pool may contain Additional Collateral Loans or Pledged Asset Mortgage Loans that are secured, in addition to the related mortgaged property, by Additional Collateral or Pledged Assets.

     As used herein, unless the context indicates otherwise, mortgage loans include Cooperative Loans, Additional Collateral Loans and Pledged Asset Mortgage Loans; mortgaged properties include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes; mortgage notes include Cooperative Notes and mortgages include a security agreement with respect to a Cooperative Note.

     The prospectus supplement with respect to a series will describe the specific manner in which certificates of that series issued under a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust created under that pooling and servicing agreement. A trust will consist of, to the extent provided in the related pooling and servicing agreement:

    o mortgage loans and the related mortgage documents or interests therein, including any mortgage securities, underlying a particular series of certificates as from time to time are subject to the pooling and servicing agreement, exclusive of, if specified in the related prospectus supplement, any Excluded Spread or other interest retained by the depositor or any of its affiliates with respect to each Mortgage Loan;

    o assets including, without limitation, all payments and collections derived from the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in the Custodial Account and in the related Certificate Account;

    o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure and portions of the related proceeds from the disposition of any related Additional Collateral or Pledged Assets;

    o hazard insurance policies and primary insurance policies, if any, and portions of the related proceeds; and

    o any combination, as and to the extent specified in the related prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, reserve fund, bankruptcy policy, certificate insurance policy, surety bond or other type of credit enhancement as described under "Description of Credit Enhancement."

     The related prospectus supplement will describe the material terms and conditions of certificates of interest or participations in mortgage loans to the extent they are included in the related trust.

     Each mortgage loan will be selected by the depositor for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, including Residential Funding Corporation, from sellers who are affiliates of the depositor including HomeComings Financial Network, Inc. and GMAC Mortgage Corporation, or from banks, savings and loan associations, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, or FDIC, and other mortgage loan originators or sellers not affiliated with the depositor, all as described in this prospectus under "Mortgage Loan Program." If a mortgage pool is composed of mortgage loans acquired by the depositor directly from sellers other than Residential Funding Corporation, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans are as described in the related prospectus supplement. No more than five percent (5%) of the mortgage loans (as they are constituted as of the cut-off date) by aggregate principal balance as of the cut-off date will have characteristics that materially deviate from those characteristics described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in a mortgage pool at that time.

     The mortgage loans may also be delivered to the depositor in a Designated Seller Transaction. Those certificates may be sold in whole or in part to any seller identified in the related prospectus supplement in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The related prospectus supplement for a Designated Seller Transaction will include information, provided by the related seller, about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans. None of the depositor, Residential Funding Corporation, GMAC Mortgage Group, Inc. or any of their affiliates will make any representation or warranty with respect to the mortgage loans, or any representation as to the accuracy or completeness of the information provided by the seller.

     If specified in the related prospectus supplement, the trust underlying a series of certificates may include mortgage securities. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in such trusts. As specified in the related prospectus supplement, the mortgage securities will primarily be similar to certificates offered hereunder. As to any series of certificates, the related prospectus supplement will include a description of the mortgage securities and any related credit enhancement, and the mortgage loans underlying those mortgage securities will be described together with any other mortgage loans included in the mortgage pool relating to that series. As to any series of certificates, as used in this prospectus a mortgage pool includes the related mortgage loans underlying any mortgage securities.

     Any mortgage securities underlying any certificates will (i) either (a) have been previously registered under the Securities Act, or (b) will be eligible for sale under Rule 144(k) under the Securities Act, and (ii) will be acquired in secondary market transactions from persons other than the issuer or its affiliates. Alternatively, if the mortgage securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the mortgage securities will be registered under the Securities Act at the same time as the certificates.

     For any series of certificates backed by mortgage securities, the entity that administers the mortgage securities may be referred to as the manager, if so specified in the related prospectus supplement. References in this prospectus to Advances to be made and other actions to be taken by the master servicer in connection with the mortgage loans may include Advances made and other actions taken under the terms of the mortgage securities.

     As specified in the applicable prospectus supplement, each series of certificates will evidence interests in one mortgage pool including mortgage loans having an aggregate principal balance of not less than approximately $5,000,000 as of the cut-off date. Each certificate will evidence an interest in only the related mortgage pool and corresponding trust, and not in any other mortgage pool or trust.

THE MORTGAGE LOANS

     As specified in the related prospectus supplement, all of the mortgage loans in a mortgage pool will:

     o have monthly payments due or deemed to be due on the first of each month;

     o be secured by mortgaged properties located in any of the 50 states, the District of Columbia, Guam or any other territory of the United States, or be Puerto Rico mortgage loans; and

     o be of one or more types of the following types of mortgage loans described or referred to in paragraphs numbered (1) through (8):

     (1) Fixed-rate, fully-amortizing mortgage loans, which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified, providing for level monthly payments of principal and interest and terms at origination or modification of not more than 15 years;

     (2) Fixed-rate, fully-amortizing mortgage loans, which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified, providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than 30 years;

     (3) Fully-amortizing adjustable-rate mortgage loans, or ARM loans, having an original or modified term to maturity of not more than 30 years with a related interest rate which usually adjusts initially either one, three or six months, one, three, five, seven or more years subsequent to the initial payment date, and thereafter at either one, three or six-month, one-year or other intervals, with corresponding adjustments in the amount of monthly payments, over the term of the mortgage loan to equal the Note Margin and an index. The related prospectus supplement will describe the relevant index and the highest, lowest and weighted average Note Margin with respect to the ARM loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan, which in most cases will occur not later than ten years subsequent to the initial payment date;

     (4) Negatively-amortizing adjustable-rate mortgage loans having original or modified terms to maturity of not more than 30 years with mortgage rates which in most cases adjust initially on the interest adjustment date referred to in the related prospectus supplement, and thereafter on each interest adjustment date to equal the sum of the Note Margin and the index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be limited as specified in the related prospectus supplement. If an adjustment to the mortgage rate on a mortgage loan causes the amount of interest accrued thereon in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of deferred interest will be added to the principal balance of that mortgage loan;

     (5) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on that mortgage loan. The monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its 15-year term. Deferred interest, if any, will be added to the principal balance of these mortgage loans;

     (6) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate. The monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan within its 30-year term. Deferred interest, if any, will be added to the principal balance of the mortgage loan;

     (7) Balloon Loans. The amount of the monthly payment will remain constant until the maturity date, upon which date the Balloon Amount will be due and payable; or

     (8) Additional Collateral Loans, Buy-Down Mortgage Loans, Convertible Mortgage Loans, Cooperative Loans, modified loans or Pledged Asset Mortgage Loans.

Prepayment Charges on the Mortgage Loans

     In some case, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. The prospectus supplement will disclose whether a material portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or another entity identified in the accompanying prospectus supplement will generally be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the certificates unless the prospectus supplement discloses that those charges will be available for payment. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. See "Certain Legal Aspects of the Mortgage Loans--the Mortgage Loans--Default Interest and Limitations on Prepayments".

     If so specified in the related prospectus supplement, a mortgage pool will contain Additional Collateral Loans. The Additional Collateral Requirement will generally terminate when the loan-to- value ratio, or LTV ratio, of the mortgage loan is reduced to a predetermined level, which generally shall not be more than 80%, as a result of a reduction in the loan amount caused by principal payments by the mortgagor under the mortgage loan or an increase in the appraised value of the related mortgaged property.

     The seller of the Additional Collateral Loan or the related subservicer, as applicable, will be required, in accordance with the master servicer's servicing guidelines or its normal servicing procedures, to attempt to realize on any Additional Collateral if the related Additional Collateral Loan is liquidated upon default. The right to receive proceeds from the realization of Additional Collateral upon any liquidation will be assigned to the related trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral and thereafter remitted to the trustee.

     Unless otherwise specified in the related prospectus supplement, an insurance company whose claims-paying ability is rated in the highest long-term rating category by each rating agency rating the applicable series of certificates will have issued a limited purpose surety bond insuring any deficiency in the amounts realized by the Additional Collateral Loan seller from the liquidation of Additional Collateral, up to the amount of the Additional Collateral Requirement. For additional considerations concerning the Additional Collateral Loans, see "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders".

     If so specified in the related prospectus supplement, a mortgage pool may include Pledged Asset Mortgage Loans. Each Pledged Asset will be held by a custodian for the benefit of the trustee for the trust in which the related Pledged Asset Mortgage Loan is held, and will be invested in investment obligations permitted by the rating agencies rating the related series of certificates. The amount of the Pledged Assets will be determined by the seller in accordance with its underwriting standards, but generally will not be more than an amount that, if applied to reduce the original principal balance of the mortgage loan, would reduce that principal balance to less than 70% of the appraised value of the mortgaged property.

     If, following a default by the mortgagor and the liquidation of the related mortgaged property, there remains a loss on the related mortgage loan, the limited liability company will be required to pay to the master servicer or the subservicer on behalf of the trustee the amount of that loss, up to the pledged amount for such mortgage loan. If the mortgagor becomes a debtor in a bankruptcy proceeding, there is a significant risk that the Pledged Assets will not be available to be paid to the certificateholders. At the mortgagor's request, and in accordance with some conditions, the Pledged Assets may be applied as a partial prepayment of the mortgage loan. The Pledged Assets will be released to the limited liability company if the outstanding principal balance of the mortgage loan has been reduced by the amount of the Pledged Assets.

     If so specified in the related prospectus supplement, a mortgage pool may include mortgage loans that have been modified. The modifications may include conversions from an adjustable to a fixed mortgage rate (discussed below) or other changes in the related mortgage note. If a mortgage loan is a modified mortgage loan, references to origination generally shall be deemed to be references to the date of modification.

     The mortgaged properties may consist of detached individual dwellings, cooperative dwellings, individual condominiums, townhouses, duplexes, row houses, modular pre-cut/panelized housing, individual units or two- to four-unit dwellings in planned unit developments, two- to four-family dwellings and other attached dwelling units. Each mortgaged property, other than a Cooperative dwelling, will be located on land owned in fee simple by the mortgagor or, if specified in the related prospectus supplement, land leased by the mortgagor. Attached and detached dwellings may include structures where each mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a Cooperative. The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be canceled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See "Certain Legal Aspects of Mortgage Loans."

     The mortgaged properties may be owner occupied or non-owner occupied and may include vacation homes, second homes and investment properties. The percentage of mortgage loans that are owner-occupied will be disclosed in the related prospectus supplement. The basis for any statement that a given percentage of the mortgage loans are secured by mortgaged properties that are owner-occupied will be one or more of the following:

     o the making of a representation by the mortgagor at origination of a mortgage loan that the mortgagor intends to use the mortgaged property as a primary residence,

     o a representation by the originator of the mortgage loan (which representation may be based solely on the above clause), or

     o the fact that the mailing address for the mortgagor is the same as the address of the mortgaged property;

Any representation and warranty in the related pooling and servicing agreement regarding owner- occupancy may be based solely on that information. Mortgage loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loans.

     In the case of purchase mortgage loans, the LTV ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal or other valuation obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property, except that in the case of some employee or preferred customer loans, the denominator of the ratio may be the sales price. In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation. An automated valuation evaluates, through the use of computer models, various types of publicly-available information such as recent sales prices for similar homes within the same geographic area and within the same price range.

     In the case of some mortgage loans, including purchase, refinance, modified or converted mortgage loans, the LTV ratio at origination is defined in most cases as the ratio, expressed as a percentage, of the principal amount of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no appraisal has been obtained, the value of the related mortgaged property which value generally will be supported by either:

    o a representation by the related seller as to the value;

    o a broker's price opinion, automated valuation, drive by appraisal or other certification of value;

    o an appraisal obtained within twelve months prior to the refinancing, modification or conversion or, under the streamlined refinancing program described herein, an appraisal obtained within approximately 24 months prior to the refinancing; or

    o the sales price, if the mortgaged property was purchased within the previous twelve months.

     In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the related mortgaged property which value may be supported by either:

    o a statistical analysis;

    o a broker's price opinion or automated valuation; or

    o an appraisal obtained within 120 days of the purchase date, in which case the LTV ratio may be significantly lower than the ratio determined at origination.

     The denominator of the applicable ratio described in the preceding three paragraphs is the appraised value. To the extent that the appraised value of the related mortgaged property has declined, the actual LTV ratio as to such mortgage loan will be higher than the LTV ratio set forth for that mortgage loan in the related prospectus supplement. In connection with a representation by the related seller as to the value of the mortgaged property, the seller in most cases will represent and warrant that either (i) the current value of the related mortgaged property at the time of refinancing, modification or conversion was not less than the appraised value of the related property at the time of the origination of the original mortgage loan or (ii) the current LTV ratio of the mortgage loan generally meets the depositor's underwriting guidelines. There can be no assurance that the substance of that representation and warranty will be true.

     Some of the mortgage loans which are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization. In the case of some seasoned mortgage loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties, particularly where the LTV ratio was not determined at the time of purchase as described in the four preceding paragraphs. Certain mortgaged properties may be located in regions where property values have declined significantly since the time of origination. In addition, the LTV ratio does not take into account any secondary financing. Under the depositor's underwriting standards, a seller is usually permitted to provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, provided that the combined LTV ratio is not greater than 100%. Secondary financing is readily available and may be obtained by a mortgagor from a lender including the seller at any time, including at origination.

     The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds, net of related costs incurred by the mortgagor, are used to refinance an existing mortgage loan or loans, which may include a junior lien, primarily in order to change the interest rate or other terms of the existing mortgage loan.

     The mortgage loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or at any time thereafter.

     If so specified in the related prospectus supplement, a portion of the proceeds of a mortgage loan may be held by the originator and used to reimburse the mortgagor for some costs of construction of or improvements to the related mortgaged property. The appraised value of this type of mortgaged property will be based on the assumption that the construction has been completed; no inspections of the mortgaged property will be made. If the construction is not completed, the actual value of the related mortgaged property could be adversely affected and, even if the escrowed proceeds are applied to reduce the principal balance of the mortgage loan, the actual LTV ratio of the mortgage loan could be higher than that assumed at the time of origination of the mortgage loan. In addition, the application of any unused proceeds could cause the rate of payment of principal on the mortgage loan to be faster than that assumed.

     A mortgage pool may contain Convertible Mortgage Loans. If specified in the related prospectus supplement, upon any conversion, the depositor will repurchase or Residential Funding Corporation, the applicable subservicer or a third party will purchase the converted mortgage loan as and to the extent described in the related prospectus supplement. Alternatively, if specified in the related prospectus supplement, the depositor, Residential Funding Corporation or another party specified in the related prospectus supplement may agree to act as remarketing agent with respect to the converted mortgage loans and, in such capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. Upon the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of the converted mortgage loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed rate and adjustable rate mortgage loans.

     If specified in the related prospectus supplement, some of the mortgage loans may be Buy-Down Mortgage Loans under which the monthly payments made by the mortgagor during the Buy-Down Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

    o Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;

    o if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or

    o additional buydown funds to be contributed over time by the mortgagor's employer or another source.

Under Residential Funding Corporation's underwriting standards, the mortgagor under each Buy-Down Mortgage Loan will be qualified based on the initial reduced monthly payment amount. See "Mortgage Loan Program--Underwriting Standards" for a discussion of loss and delinquency considerations relating to Buy-Down Mortgage Loans.

     The related prospectus supplement will provide material information concerning the types and characteristics of the mortgage loans included in the related mortgage pool. A Current Report on Form 8-K will be available upon request to holders of the related series of certificates and will be filed, together with the related pooling and servicing agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. In the event that mortgage loans are added to or deleted from the trust after the date of the related prospectus supplement, that addition or deletion will be noted in the Form 8-K. Additions or deletions of this type, if any, will be made prior to the closing date.

     The depositor will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned to the trustee named in the related prospectus supplement, for the benefit of the holders of all of the certificates of a series. The master servicer named in the related prospectus supplement will service the mortgage loans, usually through subservicers which are other mortgage servicing institutions, under a pooling and servicing agreement and will receive a fee for such services. See "Mortgage Loan Program" and "Description of the Certificates."

     With respect to those mortgage loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing those mortgage loans. In addition to or in lieu of the master servicer for a series of certificates, the related prospectus supplement may identify a Certificate Administrator for the trust. All references in this prospectus to master servicer and any discussions of the servicing and administration functions of the master servicer will also apply to the Certificate Administrator to the extent applicable.

     The depositor will make a series of limited representations and warranties regarding the mortgage loans except as otherwise specified in this prospectus, but its assignment of the mortgage loans to the trustee will be without recourse. See "Description of the Certificates--Assignment of Mortgage Loans."

     The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement, including its obligation to enforce certain purchase (to the extent applicable) and other obligations of subservicers, sellers and Residential Funding Corporation, as described in this prospectus under "Mortgage Loan Program--Representations with Respect to the Mortgage Loans," "--Subservicing" and "Description of the Certificates--Assignment of Trust Assets," and its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in amounts described in this prospectus under "Description of the Certificates--Advances," or under the terms of any mortgage securities. The obligation of the master servicer to make Advances will be limited to amounts which the master servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the mortgage loans or any applicable form of credit support. See "Description of the Certificates--Advances."

                             MORTGAGE LOAN PROGRAM

     The mortgage loans will have been purchased by the depositor, either directly or indirectly through Residential Funding Corporation, from sellers. The mortgage loans will have been originated generally in accordance with the depositor's underwriting standards or alternative underwriting criteria as described in this section under "Underwriting Standards" or as described in the related prospectus supplement.

UNDERWRITING STANDARDS

General Standards

     The depositor's underwriting standards with respect to the mortgage loans will generally conform to those published in Residential Funding Corporation's Client Guide, as application to the "Jumbo A" program. The underwriting standards contained in the Client Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor's mortgage pass-through certificates. The mortgage loans may be underwritten by Residential Funding Corporation or by a designated third party. In some circumstances, however, the mortgage loans may be underwritten only by the seller. See "--Client Guide Standards" and "--Qualifications of Sellers." Residential Funding Corporation may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards. The mortgage loans in any mortgage pool may be underwritten by Residential Funding

Corporation, a seller or a designated third party through the use of an automated underwriting system. In the case of a Designated Seller Transaction, the mortgage loans may be underwritten by the designated seller or a designated third party through the use of an automated underwriting system. Any determination of underwriting eligibility using an automated system will only be based on the information entered into the system and the information that the system is programmed to review. Loans underwritten through the use of an automated underwriting system may not require delivery to Residential Funding Corporation of all or a portion of the related credit files. For additional information regarding automated underwriting systems that are used by Residential Funding Corporation to review some of the mortgage loans that it purchases and that may be included in any mortgage pool, see "--Automated Underwriting" below.

     With respect to the depositor's underwriting standards, as well as any other underwriting standards that may be applicable to any mortgage loans, the underwriting standards include a set of specific criteria under which the underwriting evaluation is made. However, the application of underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

     In addition, the depositor purchases mortgage loans which do not conform to the underwriting standards contained in the Client Guide. A portion of the mortgage loans will be purchased in negotiated transactions, which may be governed by master commitment agreements relating to ongoing purchases of mortgage loans by Residential Funding Corporation or the designated seller. The sellers who sell to Residential Funding Corporation or the designated seller will represent that the mortgage loans have been originated in accordance with underwriting standards agreed to by Residential Funding Corporation or the designated seller, as applicable. Residential Funding Corporation or the designated seller, on behalf of the depositor, will review only a limited portion of the mortgage loans in any delivery from the related seller for conformity with the applicable underwriting standards. A portion of the mortgage loans will be purchased from sellers who will represent that the mortgage loans were originated pursuant to underwriting standards determined by a mortgage insurance company or third party origination system acceptable to Residential Funding Corporation or the designated seller. The depositor, or Residential Funding Corporation or the designated seller, on behalf of the depositor, may accept a certification from an insurance company or a confirmation by a third party as to a mortgage loan's insurability in a mortgage pool as of the date of certification or confirmation as evidence of a mortgage loan conforming to applicable underwriting standards. Such certifications or confirmations will likely have been issued before the purchase of the mortgage loan by Residential Funding Corporation or the depositor.

     The level of review by Residential Funding Corporation, the designated seller or the depositor, if any, of any mortgage loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

    o factors relating to the experience and status of the seller;

    o characteristics of the specific mortgage loan, including the principal balance, the LTV ratio, the loan type or loan program; and

    o the applicable credit score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to the depositor.

Residential Funding Corporation, on behalf of the depositor, typically will review a sample of the mortgage loans purchased by Residential Funding Corporation for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the mortgage loans. Such underwriting reviews will generally not be conducted with respect to any individual mortgage pool related to a series of certificates.

     Credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of various loan features, including maximum loan amount, maximum LTV ratio, property type and use, and documentation level, may depend on the borrower's credit score.

     The underwriting standards utilized in negotiated transactions and master commitments, the underwriting standards of insurance companies issuing certificates and the underwriting standards applicable to mortgage loans underlying mortgage securities may vary substantially from the underwriting standards contained in the Client Guide. Those underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the adequacy of the mortgaged property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the mortgage loans included in any mortgage pool, the related prospectus supplement generally will not distinguish among the various underwriting standards applicable to the mortgage loans nor describe any review for compliance with applicable underwriting standards performed by the depositor or Residential Funding Corporation. Moreover, there can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of mortgage loans underwritten pursuant to varying underwriting standards will be equivalent under all circumstances. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the seller or of the originator of the mortgage loans, and will be described in the related prospectus supplement.

     The depositor, either directly or indirectly through Residential Funding Corporation, will also purchase mortgage loans from its affiliates, including GMAC Mortgage Corporation and HomeComings Financial Network, Inc., with underwriting standards in accordance with the Client Guide or as otherwise agreed to by the depositor. However, in some limited circumstances, the mortgage loans may be employee or preferred customer loans with respect to which, in accordance with the related affiliate's mortgage loan programs, income, asset and employment verifications and appraisals may not have been required. With respect to mortgage loans made under any employee loan program maintained by Residential Funding Corporation, or its affiliates, in limited circumstances preferential interest rates may be allowed, and primary insurance policies may not be required in connection with an LTV ratio over 80%. As to any series of certificates representing interests in such mortgage loans, credit enhancement may be provided covering losses on the mortgage loans to the extent that these losses would be covered by primary insurance policies if obtained, in the form of a corporate guaranty or in other forms described in this prospectus under "Description of Credit Enhancement." Neither the depositor nor Residential Funding Corporation will review any affiliate's mortgage loans for conformity with the underwriting standards contained in the Client Guide.

Client Guide Standards

     The following is a brief description of the underwriting standards set forth in the Client Guide for full documentation loan programs. Initially, a prospective borrower, other than a trust if the trust is the borrower, is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue that employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a mortgage loan secured by a property owned by a trust, the foregoing procedures may be waived where the mortgage note is executed on behalf of the trust.

     In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to verify that the property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Alternatively, property valuations may be made under various other methods, including automated valuation models, as described in this prospectus under "The Trusts--The Mortgage Loans."

     Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding Corporation or the designated seller after the origination of a mortgage loan if the seller does not provide to Residential Funding Corporation or the designated seller a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

     The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of the related prospectus supplement.

     Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and other financial obligations and monthly living expenses. ARM loans, Buy-Down Mortgage Loans, graduated payment mortgage loans and any other mortgage loans will generally be underwritten on the basis of the borrower's ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and Note Margin. Similarly, the amount of the monthly payment on Buy-Down Mortgage Loans and graduated payment mortgage loans will increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either ARM loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest the principal balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to Balloon Loans, payment of the Balloon Amount will depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the Balloon Loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

     If so specified in the related prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program, contained in the Client Guide. This program permits mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of the mortgaged property may not be required if the refinanced mortgage loan was originated up to approximately 24 months prior to the refinancing. In addition, the mortgagor's income may not be verified, although continued employment is required to be verified. In some cases, the mortgagor may be permitted to borrow up to 105% of the outstanding principal amount of the original mortgage loan. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in the related prospectus supplement.

     The underwriting standards set forth in the Client Guide will be varied in appropriate cases, including "limited" or "reduced loan documentation" mortgage loan programs. Some reduced loan documentation programs, for example, do not require income, employment or asset verifications. In most cases, in order to be eligible for a reduced loan documentation program, the LTV ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower's eligibility for this type of program may be determined by use of a credit scoring model.

     In its evaluation of mortgage loans that have more than twelve months of payment experience, Residential Funding Corporation tends to place greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors traditionally applied to newly originated mortgage loans. Some mortgage loans seasoned for over twelve months may be underwritten for purchase by Residential Funding Corporation based on the borrower's credit score and payment history, with no current income verification, and under alternative property valuation methods described in this prospectus under "The Trusts--The Mortgage Loans."

     The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." The depositor's underwriting standards applicable to all states, including anti-deficiency states, typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by the appraisal or other acceptable valuation method, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that the value will support in the future the outstanding loan balance.

Automated Underwriting

     In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market. Residential Funding Corporation evaluates many of the mortgage loans that it purchases through the use of one or more automated underwriting systems. In general, these systems are programmed to review most of the information set forth in Residential Funding Corporation's Client Guide as the underwriting criteria necessary to satisfy each underwriting program. The system may make adjustments for some compensating factors, which could result in a mortgage loan being approved even if all of the specified underwriting criteria in the Client Guide for that underwriting program are not satisfied.

     In some cases, Residential Funding Corporation enters information into the automated underwriting system using documentation delivered to Residential Funding Corporation by the seller. In this situation, each automated review will either generate an approval or a recommendation for further review. Most approved loans will not receive any additional review of their credit components. In the case of a recommendation for further review, underwriting personnel may perform a manual review of the mortgage loan documentation before Residential Funding Corporation will accept or reject the mortgage loan. For most sellers, Residential Funding Corporation will conduct a limited review of the mortgage loan documentation. If that limited review does not detect any material deviations from the applicable underwriting criteria, Residential Funding Corporation will approve that mortgage loan for purchase.

     In other cases, the seller enters the information directly into the automated underwriting system. Mortgage loans that have been approved by the automated underwriting system, and submitted to Residential Funding Corporation for purchase may be reviewed to verify that the information entered by the seller accurately reflects information contained in the underwriting documentation. For most sellers, Residential Funding Corporation will verify the accuracy of the information with respect to a sample of that seller's mortgage loans.

     Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, the results of an automated underwriting review may not be consistent with the results of a manual review. In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth in Residential Funding Corporation's Client Guide, which could in turn be applied to numerous mortgage loans the system reviews. We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies Residential Funding Corporation's underwriting criteria.

QUALIFICATIONS OF SELLERS

     Except with respect to Designated Seller Transactions, each seller, other than the FDIC and investment banking firms, will have been approved by Residential Funding Corporation for participation in Residential Funding Corporation's loan purchase program. In determining whether to approve a seller for participation in the loan purchase program, Residential Funding Corporation generally considers, among other things: the financial status of the seller; the previous experience of the seller in originating mortgage loans and its potential origination volumes; the prior delinquency and loss experience of the seller (if available); the underwriting standards employed by the seller and its quality control procedures; and, if applicable, the servicing operations of the seller. In order to be approved for program participation, sellers are generally required to have a net worth of at least $500,000, although this amount can be reduced if certain compensating factors, including guarantees or pricing concessions, are present.

     There can be no assurance that any seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage loans sold by it in the trust for a series of certificates, or thereafter. If a seller becomes subject to the direct or indirect control of the FDIC, or if a seller's net worth, financial performance or delinquency and foreclosure rates deteriorate, that institution may continue to be treated as a seller. Any event of this type may adversely affect the ability of the seller to repurchase the mortgage loan in the event of a breach of representation or warranty which has not been cured.

     As specified in the related prospectus supplement, the qualifications required of sellers for approval by Residential Funding Corporation as participants in its loan purchase programs may not apply to sellers in Designated Seller Transactions. To the extent the seller in a Designated Seller Transaction fails to or is unable to repurchase any mortgage loan due to a breach of representation and warranty, neither the depositor, Residential Funding Corporation nor any other entity will have assumed the representations and warranties and any related losses will be borne by the certificateholders or by the credit enhancement, if any.

REPRESENTATIONS WITH RESPECT TO THE MORTGAGE LOANS

     The sellers, generally, will make representations and warranties with respect to the mortgage loans sold by it directly or indirectly to Residential Funding Corporation or the depositor. However mortgage loans purchased from some unaffiliated sellers may be purchased with very limited or no representations and warranties. Residential Funding Corporation and the depositor will not assign to the trustee for the benefit of the related certificateholders any of the representations and warranties made by a seller regarding mortgage loans sold by it or any remedies provided for any breach of those representations and warranties except to the extent that the substance of the breach also constitutes fraud in the origination of the mortgage loan or the breach relates to the absence of toxic waste or other environmental hazards.

Accordingly, unless the related prospectus supplement discloses that additional representations and warranties are made by the seller or other person for the benefit of the certificateholders, the only representations and warranties that will be made for the benefit of the certificateholders will be the limited representations and warranties of Residential Funding Corporation described below and any representations made by a seller to the limited extent described in this paragraph. If a breach of a representation or warranty made by a seller is discovered that materially and adversely affects the interests of the certificateholders and that representation or warranty has been assigned to the trustee for the benefit of the certificateholders, the master servicer will be required to use its best reasonable efforts to enforce the obligation of the seller to cure such breach or repurchase the mortgage loan.

     In the case of a mortgage pool consisting of mortgage loans purchased by the depositor from sellers through Residential Funding Corporation, Residential Funding Corporation, except in the case of a Designated Seller Transaction or as to mortgage loans underlying any mortgage securities, will also have made limited representations and warranties regarding the mortgage loans to the depositor at the time, just prior to the initial issuance of the related series of certificates, that they are sold to the depositor. Unless the related prospectus supplement indicates otherwise, these representations and warranties will generally include, among other things, that:

    o as of the cut-off date, the information set forth in a listing of the related mortgage loans is true and correct in all material respects;

    o except in the case of Cooperative Loans, either a policy of title insurance in the form and amount required by the Client Guide or an equivalent protection was effective at the origination of each mortgage loan, and each policy remained in full force and effect on the date of sale of the mortgage loan to the depositor;

    o to the best of Residential Funding Corporation's knowledge, if required, the mortgage loans are the subject of a primary insurance policy;

    o Residential Funding Corporation had good title to each mortgage loan and each mortgage loan is subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except with respect to any buydown agreement for a Buy-Down Mortgage Loan;

    o each mortgaged property is free of damage and is in good repair;

    o each mortgage loan complied in all material respects with all applicable local, state and federal laws at the time of origination;

    o no mortgage loan is 30 or more days delinquent in payment of principal and interest as of the related cut-off date and was not so delinquent more than once during the twelve-month period prior to the cut-off date; and

    o there is no delinquent tax or assessment lien against any mortgaged property.

     In the event of a breach of a representation or warranty made by Residential Funding Corporation that materially adversely affects the interests of the certificateholders in a mortgage loan, Residential Funding Corporation will be obligated to repurchase or substitute for that mortgage loan as described below. In addition, except in the case of a Designated Seller Transaction, unless otherwise specified on the related prospectus supplement, Residential Funding Corporation will be obligated to repurchase or substitute for as described below any mortgage loan as to which it is discovered that the related mortgage is not a valid first lien on the related mortgaged property subject only to:

    o liens of real property taxes and assessments not yet due and payable,

    o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the mortgage and other permissible title exceptions and

    o other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property.

     In addition, except in the case of a Designated Seller Transaction, unless otherwise specified in the related prospectus supplement, with respect to any mortgage loan as to which the depositor delivers to the trustee or the custodian an affidavit certifying that the original mortgage note has been lost or destroyed, if the mortgage loan subsequently is in default and the enforcement of the mortgage loan or of the related mortgage is materially adversely affected by the absence of the original mortgage note, Residential Funding Corporation will be obligated to repurchase or substitute for that mortgage loan in the manner described in this section of the prospectus.

     In a Designated Seller Transaction, unless otherwise specified in the related prospectus supplement, the designated seller will have made representations and warranties regarding the loans to the depositor in most cases similar to those made by Residential Funding Corporation and described above.

     The depositor will assign to the trustee for the benefit of the holders of the related series of certificates all of its right, title and interest in each agreement by which it purchased a mortgage loan from Residential Funding Corporation insofar as the agreement relates to the representations and warranties made by Residential Funding Corporation relating to the mortgage loan and any remedies provided for with respect to any breach of those representations and warranties. If a designated seller, Residential Funding Corporation or the related seller cannot cure a breach of any representation or warranty relating to a mortgage loan made by it and assigned to the trustee which materially and adversely affects the interests of the certificateholders in that mortgage loan within 90 days after notice from the master servicer, a designated seller or Residential Funding Corporation, as the case may be, will be obligated to purchase the mortgage loan at the purchase price set forth in the related pooling and servicing agreement which purchase price will in most cases be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the mortgage rate, less the amount, expressed as a percentage per annum, payable as master servicing compensation or subservicing compensation, as applicable, and, if applicable, the Excluded Spread.

     Residential Funding Corporation will not be required to repurchase or substitute for any mortgage loan if the circumstances giving rise to that requirement also constitute fraud in the origination of the related mortgage loan. Furthermore, because the listing of the related mortgage loans generally contains information with respect to the mortgage loans as of the cut-off date, prepayments and, in limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related mortgage loans between the cut-off date and the closing date. Residential Funding Corporation will not be required to purchase or substitute for any mortgage loan as a result of this type of prepayment or modification.

     As to any mortgage loan required to be purchased by Residential Funding Corporation, as provided above, rather than repurchase the mortgage loan, Residential Funding Corporation may, at its sole option, remove the deleted mortgage loan from the trust and cause the depositor to substitute in its place a qualified substitute mortgage loan; however, this substitution must be effected within 120 days of the date of the initial issuance of the certificates with respect to a trust for which no REMIC election is to be made. With respect to a trust for which a REMIC election is to be made, except as otherwise provided in the prospectus supplement relating to a series of certificates, any substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the certificates, and may not be made if the substitution would cause the trust to not qualify as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code.

     Any qualified substitute mortgage loan generally will, on the date of substitution:

    o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan, with the amount of any shortfall to be deposited in a Custodial Account in the month of substitution for distribution to the certificateholders;

    o have a mortgage rate and a Net Mortgage Rate not less than, and not more than one percentage point greater than, the mortgage rate and Net Mortgage Rate, respectively, of the deleted mortgage loan as of the date of substitution;

    o have an LTV ratio at the time of substitution no higher than that of the deleted mortgage loan at the time of substitution;

    o have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan; and

    o comply with all of the representations and warranties set forth in the related pooling and servicing agreement as of the date of substitution.

     The related pooling and servicing agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

     Unless otherwise specified in the related prospectus supplement, a seller, including a seller in a Designated Seller Transaction, will have no option to substitute for a mortgage loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

     The master servicer will be required under the applicable pooling and servicing agreement to use its best reasonable efforts to enforce the purchase or substitution obligation of Residential Funding Corporation or the seller of which it has knowledge due to a breach of representation or warranty that was made for the benefit of the trustee and the certificateholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the master servicer in the event that a designated seller, the seller (if applicable) or Residential Funding Corporation, as the case may be, fails to honor that obligation. The master servicer is not obligated to review, and will not review, every mortgage loan that is in foreclosure or is delinquent to determine if a breach of a representation and warranty has occurred. The master servicer will maintain policies and procedures regarding repurchase practices that are consistent with its general servicing activities.

     The master servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing a purchase or substitution obligation with respect to a breach by a seller of a representation and warranty that has been assigned to the trustee for the benefit of the certificateholders, including but not limited to any costs or expenses associated with litigation. If the seller fails to honor its repurchase or substitution obligation, that obligation will not become an obligation of the depositor, Residential Funding Corporation or the master servicer. In instances where a seller is unable or disputes its obligation to repurchase affected mortgage loans, the master servicer, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities, may negotiate and enter into settlement agreements with that seller that could provide for, among other things, the repurchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the related certificateholders.

     Furthermore, the master servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer will not be required to enforce any purchase obligation of a designated seller, Residential Funding Corporation or seller arising from any misrepresentation by a designated seller, Residential Funding Corporation or the seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation of the designated seller, Residential Funding Corporation or the seller did not directly cause or are not likely to directly cause a loss on the related mortgage loan. The foregoing obligations will constitute the sole remedies available to certificateholders or the trustee for a breach of any representation or warranty by Residential Funding Corporation or, if applicable, the seller, or for any other event giving rise to the obligations.

SUBSERVICING

     The seller of a mortgage loan will usually act as the subservicer for that mortgage loan under a subservicing agreement between Residential Funding Corporation and the subservicer unless servicing is released to Residential Funding Corporation or has been transferred to a servicer approved by Residential Funding Corporation. The master servicer may, but is not obligated to, assign the related subservicing to designated subservicers that will be qualified sellers and that may include GMAC

Mortgage Corporation or its affiliates. A representative form of subservicing agreement is included as an exhibit to the forms of pooling and servicing agreements filed as exhibits to the registration statement of which this prospectus is a part. The subservicing agreement executed in connection with a Designated Seller Transaction or with respect to some mortgage loans sold in negotiated transactions will usually vary from the form filed herewith to accommodate the different features of the mortgage loans included in a Designated Seller Transaction and to vary the parameters constituting an event of default.

     The following description describes all material terms and provisions relating to the subservicing agreements. The description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the form of subservicing agreement and by the discretion of the master servicer to modify the subservicing agreement and to enter into different subservicing agreements. While any subservicing agreement will be a contract solely between the master servicer and the subservicer, the pooling and servicing agreement under which a series of certificates is issued will provide that, if for any reason the master servicer for that series of certificates is no longer the master servicer of the related mortgage loans, the trustee or any successor master servicer must recognize the subservicer's rights and obligations under that subservicing agreement.

     With the approval of the master servicer, a subservicer may delegate its servicing obligations to third-party servicers, but that subservicer will remain obligated under the related subservicing agreement. Each subservicer will be required to perform the customary functions of a servicer, including:

    o collection of payments from mortgagors and remittance of those collections to the master servicer;

    o maintenance of hazard insurance and filing and settlement of claims thereunder, subject in some cases to the right of the master servicer to approve in advance any such settlement;

    o maintenance of escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by the mortgagor under the mortgage loan;

    o processing of assumptions or substitutions, although, unless otherwise specified in the related prospectus supplement, the master servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

    o attempting to cure delinquencies; and

    o maintaining accounting records relating to the mortgage loans.

     A subservicer may also be required to supervise foreclosures and inspect and manage mortgaged properties. A subservicer will also be obligated to make Advances to the master servicer for delinquent installments of principal and interest, net of any subservicing or other compensation, on mortgage loans, as described more fully under "Description of the Certificates--Advances," and in respect of some taxes and insurance premiums not paid on a timely basis by mortgagors. In addition, a subservicer is obligated to pay to the master servicer interest on the amount of any partial prepayment of principal received and applied to reduce the outstanding principal balance of a mortgage loan from the date of application of that payment to the first day of the following month. Any amounts paid by a subservicer pursuant to the preceding sentence will be for the benefit of the master servicer as additional servicing compensation. No assurance can be given that the subservicers will carry out their Advance or payment obligations with respect to the mortgage loans. A subservicer may, as limited by the terms of the related prospectus supplement, transfer its servicing obligations to another entity that has been approved for participation in Residential Funding Corporation's loan purchase programs, but only with the approval of the master servicer.

     As compensation for its servicing duties, the subservicer will be entitled to a monthly servicing fee, to the extent the related mortgage loan payment has been collected, in a minimum amount set forth in the related prospectus supplement. The subservicer or master servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties, as provided in the mortgage note or related instruments. The subservicer will be reimbursed by the master servicer for some expenditures which it makes, in most cases to the same extent that the master servicer would be reimbursed under the applicable pooling and servicing agreement. In some instances, the subservicer will receive additional compensation in the form of all or a portion of the interest due and payable on the applicable mortgage loan which is over and above the interest rate that the depositor or Residential Funding Corporation, as the case may be, required at the time it committed to purchase the mortgage loan. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses."

     Each subservicer will be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the subservicer in its servicing capacity. Each subservicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

     Each subservicer will be required to service each mortgage loan under the terms of the subservicing agreement for the entire term of that mortgage loan, unless the subservicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer or transferred to an approved subservicer. In accordance with applicable law, the master servicer may terminate a subservicing agreement immediately upon the giving of notice upon stated events, including the violation of the subservicing agreement by the subservicer, or upon sixty days' notice to the subservicer without cause upon payment of an amount equal to approximately 2% of the aggregate outstanding principal balance of all mortgage loans, including the mortgage loans, serviced by such subservicer under a subservicing agreement.

     The master servicer may agree with a subservicer to amend a subservicing agreement. Upon termination of a subservicing agreement, the master servicer may act as servicer of the related mortgage loans or enter into one or more new subservicing agreements. If the master servicer acts as servicer, it will not assume liability for the representations and warranties of the subservicer which it replaces. If the master servicer enters into a new subservicing agreement, each new subservicer must either be a seller, meet the standards for becoming a seller or have servicing experience that is otherwise satisfactory to the master servicer.

     The master servicer may make reasonable efforts to have the new subservicer assume liability for the representations and warranties of the terminated subservicer, but no assurance can be given that such an assumption will occur and, in any event, if the new subservicer is an affiliate of Residential Funding Corporation the liability for such representations and warranties will not be assumed by the new subservicer. In the event of this type of assumption, the master servicer may in the exercise of its business judgment release the terminated subservicer from liability in respect of the representations and warranties. Any amendments to a subservicing agreement or to a new subservicing agreement may contain provisions different from those described in this prospectus which are in effect in the original subservicing agreements. However, the pooling and servicing agreement for each trust will provide that any amendment or new agreement may not be inconsistent with or violate the related pooling and servicing agreement in a manner which would materially and adversely affect the interests of the certificateholders.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, or Securities Act, with respect to the certificates of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries, together with additional summaries under "The Pooling and Servicing Agreement" below, describe all material terms and provisions relating to the certificates common to each pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each trust and the related prospectus supplement.

     Each series of certificates may consist of any one or a combination of the following:

    o a single class of certificates;

    o two or more classes of senior certificates, of which one or more classes of certificates may be senior in right of payment to any other class or classes of certificates subordinated thereto, and as to which some classes of senior or subordinate certificates may be senior to other classes of senior or subordinate certificates, as described in the respective prospectus supplement;

    o one or more classes of mezzanine certificates which are subordinate certificates but which are senior to other classes of subordinate certificates in respect of such distributions or losses;

    o one or more classes of strip certificates which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

    o two or more classes of certificates which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, including "planned amortization classes" and "targeted amortization classes" and "very accurately defined maturity classes," or on the basis of collections from designated portions of the mortgage pool, which series may include one or more classes of accrual certificates with respect to which some accrued interest will not be distributed but rather will be added to their principal balance on the distribution date, which is the 25th day, or, if the 25th day is not a business day, the next business day, of each month, commencing in the month following the month in which the related cut-off date occurs; or

    o other types of classes of certificates, as described in the related prospectus supplement.

     Credit support for each series of certificates will be provided by a mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy policy, letter of credit, purchase obligation, reserve fund, certificate insurance policy, surety bond or other credit enhancement as described under "Description of Credit Enhancement," or by the subordination of one or more classes of certificates as described under "Subordination" or by any combination of the foregoing.

FORM OF CERTIFICATES

     As specified in the related prospectus supplement, the certificates of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the certificates will be in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the related prospectus supplement.

     If issued in book-entry form, the classes of a series of certificates will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as Cedelbank, SA, or Clearstream, or the Euroclear System (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depositary or facility as may be specified in the related prospectus supplement. As to any class of book-entry certificates so issued, the record holder of those certificates will be DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

     Unless otherwise specified in the related prospectus supplement, no beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, or (ii) the depositor elects in its sole discretion to discontinue the registration of the certificates through DTC. Prior to any such event, beneficial owners will not be recognized by the trustee or the master servicer as holders of the related certificates for purposes of the pooling and servicing agreement, and beneficial owners will be able to exercise their rights as owners of their certificates only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry certificates may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any book-entry certificates will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a beneficial owner to pledge book-entry certificates to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the certificates, may be limited because of the lack of physical certificates evidencing the certificates and because DTC may act only on behalf of participants.

     Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

     Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System operator is the Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

     The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments with respect to securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions on the book-entry certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments in respect of their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the book-entry certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of certificateholders of any class to the extent that participants authorize those actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

ASSIGNMENT OF TRUST ASSETS

     At the time of issuance of a series of certificates, the depositor will cause the mortgage loans or mortgage securities and any other assets being included in the related trust to be assigned to the trustee or its nominee, which may be the custodian, together with, if specified in the related prospectus supplement, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date and any Excluded Spread. The trustee will, concurrently with that assignment, deliver a series of certificates to the depositor in exchange for the mortgage loans or mortgage securities. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio at origination or modification, without regard to any secondary financing.

     If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS (Registered Trademark) System. With respect to mortgage loans registered through the MERS (Registered Trademark) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

     In addition, the depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the trustee, or to the custodian, a set of legal documents relating to each mortgage loan that are in possession of the depositor, including:

    o the mortgage note and any modification or amendment thereto endorsed without recourse either in blank or to the order of the trustee or its nominee;

    o the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan, on the related financing statement;

    o an assignment in recordable form of the mortgage, or evidence that the mortgage is held for the trustee through the MERS (Registered Trademark) System or a copy of such assignment with evidence of recording indicated thereon or, with respect to a Cooperative Loan, an assignment of the related proprietary lease or occupancy agreement; and

    o if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related pooling and servicing agreement.

     The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. With respect to those mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Residential Funding Corporation will agree to repurchase or substitute for that type of mortgage loan in some circumstances. See "Mortgage Loan Program--Representations with Respect to the Mortgage Loans".

     In the event that, with respect to any mortgage loan, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office, the depositor will deliver or cause to be delivered to the trustee or the custodian a copy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related subservicer. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's or nominee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan, or except as otherwise specified in the related prospectus supplement.

     With respect to any Puerto Rico mortgage loans, the mortgages with respect to those mortgage loans either a Direct Puerto Rico Mortgage or an Endorsable Puerto Rico Mortgage. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the third clause listed in the third preceding paragraph would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment would be delivered to the trustee, or the custodian.

     Assignments of the mortgage loans to the trustee will be recorded in the appropriate public recording office, except for mortgages held under the MERS (Registered Trademark) System or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan, or except as otherwise specified in the related prospectus supplement.

REVIEW OF MORTGAGE LOANS

     The trustee or the custodian will hold the documents referred to above in trust for the benefit of the certificateholders, and within 45 days after receipt thereof, will review such documents. If any such document is found to be defective in any material respect, the trustee or the custodian shall promptly notify the master servicer and the depositor, the former of which shall notify the related subservicer, designated seller or seller, as the case may be. If the subservicer, designated seller or seller does not cure the omission or defect within 60 days after notice is given to the master servicer, the subservicer, designated seller or seller, as the case may be, will be required to purchase within 90 days of such notice the related mortgage loan from the trustee at its purchase price or, except in the case of a Designated Seller Transaction, substitute for such mortgage loan under the conditions specified in the related prospectus supplement. The master servicer will be obligated to enforce this obligation of the subservicer or seller, as the case may be, to the extent described in this prospectus under "Mortgage Loan Program--Representations with Respect to the Mortgage Loans" but in accordance with the provisions described in this prospectus under "--Realization Upon Defaulted Mortgage Loans." There can be no assurance that the applicable subservicer, seller or Residential Funding Corporation will fulfill its obligation to purchase any mortgage loan. Neither the master servicer nor the depositor will be obligated to purchase or substitute for a mortgage loan if the subservicer, seller or Residential Funding Corporation, as the case may be, defaults on its obligation to do so. This purchase obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. Any mortgage loan not so purchased or substituted for shall remain in the related trust.

     The trustee will be authorized at any time to appoint one or more custodians under a custodial agreement to maintain possession of and review documents relating to the mortgage loans as the agent of the trustee. The identity of any custodian will be set forth in the related prospectus supplement.

     With respect to the mortgage loans in a mortgage pool, except in the case of a Designated Seller Transaction or as to mortgage loans underlying any mortgage securities or unless otherwise specified in the related prospectus supplement, the depositor will make limited representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy, in all material respects, of some identifying information in respect of each such mortgage loan, for example, original LTV ratio, principal balance as of the cut-off date, mortgage rate and maturity. Upon a breach of any of this type of representation which materially adversely affects the interests of the certificateholders in a mortgage loan, the depositor will be obligated to cure the breach in all material respects, to purchase the mortgage loan at its purchase price or to substitute for the mortgage loan a qualified substitute mortgage loan in accordance with the provisions for substitution by Residential Funding Corporation as described in this prospectus under "Mortgage Loan Program--Representations with Respect to the Mortgage Loans." However, the depositor will not be required to repurchase or substitute for any mortgage loan in connection with a breach of a representation and warranty if the substance of that breach also constitutes fraud in the origination of the related mortgage loan. This purchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for a breach of this type of representation by the depositor. Any mortgage loan not so purchased or substituted for shall remain in the related trust.

     The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement. Upon a breach of any of this type of representation of the master servicer which materially adversely affects the interests of the certificateholders in a mortgage loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at its purchase price, less unreimbursed Advances made by the master servicer with respect to the mortgage loan, or to substitute for the mortgage loan a qualified substitute mortgage loan in accordance with the provisions for substitution described in this prospectus under "Mortgage Loan Program--Representations with Respect to the Mortgage Loans." This purchase or substitution obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of this type of representation by the master servicer. Any mortgage loan not so purchased or substituted for shall remain in the related trust.

     In accordance with the terms of each pooling and servicing agreement, the master servicer, either directly or through subservicers, will service and administer the mortgage loans assigned to the trustee.

SPREAD

     The depositor, the master servicer or any of their affiliates, or any other entity specified in the related prospectus supplement may retain or be paid a portion of interest due with respect to the related mortgage loans or mortgage securities. The payment of any portion of interest in this manner will be disclosed in the related prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive with respect to the mortgage loans or mortgage securities. Any payment of this sort in respect of the mortgage loans or mortgage securities will represent a specified portion of the interest payable thereon and as specified in the related prospectus supplement, will either be Excess Spread or Excluded Spread. The interest portion of a Realized Loss or Extraordinary Loss and any partial recovery of interest in respect of the mortgage loans or mortgage securities will be allocated between the owners of any Excess Spread or Excluded Spread and the certificateholders entitled to payments of interest as provided in the applicable pooling and servicing agreement.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CERTIFICATE ACCOUNT

     Each subservicer servicing a mortgage loan under a subservicing agreement will establish and maintain an Subservicing Account. Except as otherwise permitted by the applicable nationally recognized statistical rating agency or agencies maintaining a rating on the certificates of that series, a Subservicing Account must be segregated and may not be established as a general ledger account, and only principal and interest payments and escrow payments from mortgage loans serviced for Residential Funding Corporation may be held therein.

     A subservicer is required to deposit into its Subservicing Account on a daily basis all amounts described in this prospectus under "Mortgage Loan Program--Subservicing by Sellers" that are received by it in respect of the mortgage loans, less its servicing or other compensation. On or before the date specified in the subservicing agreement, which date may be no later than the business day prior to the determination date referred to below and is currently the 18th day of each month or, if that day is not a business day, the preceding business day, the subservicer must remit or cause to be remitted to the master servicer all funds held in the Subservicing Account with respect to mortgage loans that are required to be so remitted, with the exception of prepayments in full, some partial prepayments and Liquidation Proceeds which must be remitted to the master servicer within five business days of receipt. The subservicer is also required to advance on the scheduled date of remittance any monthly installment of principal and interest, less its servicing or other compensation, on any mortgage loan for which payment was not received from the mortgagor. Unless otherwise specified in the related prospectus supplement, this obligation of the subservicer to advance continues through the first of the month following the date on which the related mortgaged property is sold at a foreclosure sale or is acquired by the trust by deed in lieu of foreclosure. The certificateholders are not entitled to any of these Advances made by a subservicer. Each subservicer may also be required to pay to the master servicer, for the master servicer's account, interest, net of its servicing or other compensation, on any partial prepayment of principal received during a month and applied by the subservicer prior to the first day of the following month, from the date of application of the payment to the first day of the following month.

     The master servicer will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related pooling and servicing agreement, which, except as otherwise provided therein, generally will include the following:

    o all payments on account of principal of the mortgage loans comprising a trust;

    o all payments on account of interest on the mortgage loans comprising that trust, net of the portion of each payment thereof retained by the subservicer, if any, as its servicing or other compensation;

    o Liquidation Proceeds;

    o all amounts, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances made, by the related subservicer, received and retained, and all

      Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

    o any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to certificateholders, as described in this prospectus under "Description of the Certificates--Payments on Mortgage Loans; Deposits to Certificate Account;"

    o all proceeds of any mortgage loan in the trust purchased or, in the case of a substitution, amounts representing a principal adjustment, by the master servicer, the depositor, the designated seller, Residential Funding Corporation, any subservicer or seller or any other person under the terms of the pooling and servicing agreement;

    o any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the Custodial Account, as described in this prospectus under "Description of the Certificates--Payments on Mortgage Loans; Deposits to Certificate Account"; and

    o any amounts required to be transferred from the Certificate Account to the Custodial Account.

     See "Mortgage Loan Program--Representations with Respect to the Mortgage Loans," "--Assignment of Mortgage Loans" above and "Purchase Obligations."

     In addition to the Custodial Account, the master servicer will establish and maintain the Certificate Account. Both the Custodial Account and the Certificate Account must be either:

    o maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any certificates of the related series not less than a specified level comparable to the rating category of the certificates;

    o an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

    o in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet specified rating criteria;

    o in the case of the Certificate Account, a trust account or accounts maintained with the trustee; or

    o an Eligible Account.

     The collateral that is eligible to secure amounts in an Eligible Account is limited to some Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described in this prospectus under "Description of the Certificates--Payments on Mortgage Loans; Deposits to Certificate Account". The Custodial Account may contain funds relating to more than one series of certificates as well as payments received on other mortgage loans and assets serviced or master serviced by the master servicer that have been deposited into the Custodial Account.

     Unless otherwise described in the related prospectus supplement, not later than the business day preceding each distribution date, the master servicer will withdraw from the Custodial Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to certificateholders on that distribution date. The master servicer or the trustee will also deposit or cause to be deposited into the Certificate Account:

    o the amount of any Advances made by the master servicer as described herein under "--Advances;"

    o any payments under any letter of credit, and any amounts required to be transferred to the Certificate Account from a reserve fund, as described under "Description of Credit Enhancement" below;

    o any amounts required to be paid by the master servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer to cover hazard losses on the mortgage loans as described under "Insurance Policies on Mortgage Loans" below;

    o any distributions received on any mortgage securities included in the trust; and

    o any other amounts as described in the related pooling and servicing agreement.

     The portion of any payment received by the master servicer in respect of a mortgage loan that is allocable to Excess Spread or Excluded Spread, as applicable, will typically be deposited into the Custodial Account, but any Excluded Spread will not be deposited in the Certificate Account for the related series of certificates and will be distributed as provided in the related pooling and servicing agreement.

     Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related Certificate Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. Except as otherwise specified in the related prospectus supplement, all income and gain realized from any investment will be for the account of the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Certificate Account, as the case may be, by the master servicer out of its own funds upon realization of the loss.

     With respect to each Buy-Down Mortgage Loan, the subservicer will deposit the related Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus with respect to a Subservicing Account. Unless otherwise specified in the related prospectus supplement, the terms of all Buy-Down Mortgage Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from those funds under the related buydown plan or (ii) if the Buy-Down Funds are to be deposited on a discounted basis, that amount of Buy-Down Funds which, together with investment earnings thereon at a rate as set forth in the Client Guide from time to time will support the scheduled level of payments due under the Buy-Down Mortgage Loan.

     Neither the master servicer nor the depositor will be obligated to add to any discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the subservicer, distributions to certificateholders may be affected. With respect to each Buy-Down Mortgage Loan, the subservicer will withdraw from the Buy-Down Account and remit to the master servicer on or before the date specified in the subservicing agreement described in this prospectus under "Description of the Certificates--Payments on Mortgage Loans; Deposits to Certificate Account" the amount, if any, of the Buy-Down Funds, and, if applicable, investment earnings thereon, for each Buy-Down Mortgage Loan that, when added to the amount due from the mortgagor on the Buy-Down Mortgage Loan, equals the full monthly payment which would be due on the Buy-Down Mortgage Loan if it were not subject to the buydown plan. The Buy-Down Funds will in no event be a part of the related trust.

     If the mortgagor on a Buy-Down Mortgage Loan prepays the mortgage loan in its entirety during the Buy-Down Period, the subservicer will withdraw from the Buy-Down Account and remit to the mortgagor or any other designated party in accordance with the related buydown plan any Buy-Down Funds remaining in the Buy-Down Account. If a prepayment by a mortgagor during the Buy-Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down Mortgage Loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the master servicer the Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buy-Down Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

     Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related mortgagor or any other designated party under the buydown agreement. If the mortgagor defaults during the Buy-Down Period with respect to a Buy-Down Mortgage Loan and the property securing that Buy-Down mortgage loan is sold in liquidation either by the master servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the subservicer will be required to withdraw from the Buy-Down Account the Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the master servicer or, if instructed by the master servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred in respect of such default.

WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

     The master servicer may, from time to time, make withdrawals from the Custodial Account for certain purposes, as specifically described in the related pooling and servicing agreement, which, except as otherwise provided therein, will include the following:

    o to make deposits to the Certificate Account in the amounts and in the manner provided in the pooling and servicing agreement and described in this prospectus under "Payments on Mortgage Loans; Deposits to Certificate Account;"

    o to reimburse itself or any subservicer for Advances, or for Servicing Advances, out of late payments or collections on the mortgage loan with respect to which those Advances or Servicing Advances were made;

    o to pay to itself or any subservicer unpaid Servicing Fees and Subservicing Fees, out of payments or collections of interest on each mortgage loan;

    o to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the mortgage loans and interest on prepayments in full on the mortgage loans for the month in which such amounts are to be distributed to the certificateholders, unless otherwise specified in the related prospectus supplement, and, if so provided in the pooling and servicing agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the pooling and servicing agreement;

    o to pay to itself, a subservicer, a seller, Residential Funding Corporation, the depositor, the designated seller or the seller all amounts received with respect to each mortgage loan purchased, repurchased or removed under the terms of the pooling and servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

    o to pay the depositor or its assignee, or any other party named in the related prospectus supplement, all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each mortgage loan, including any mortgage loan as to which title to the underlying mortgaged property was acquired;

    o to reimburse itself or any subservicer for any Nonrecoverable Advance, and for Advances that have been capitalized by adding the delinquent interest and other amounts owed under the mortgage loan to the principal balance of the mortgage loan, in accordance with the terms of the pooling and servicing agreement;

    o to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including, in some circumstances, reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller that is assigned to the trustee for the benefit of the certificateholders, or against which it or the depositor is indemnified under the pooling and servicing agreement;

    o to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein; and

    o to clear the Custodial Account of amounts relating to the corresponding mortgage loans in connection with the termination of the trust under the pooling and servicing agreement, as described in "The Pooling and Servicing Agreement--Termination; Retirement of Certificates."

DISTRIBUTIONS

     Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be set forth in the related prospectus supplement, for a series of certificates, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of certificates entitled thereto will be made either by the trustee, the master servicer acting on behalf of the trustee or a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the certificates at the close of business on the last business day of the preceding month.

     Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if the certificateholder has so notified the trustee, the master servicer or the paying agent, as the case may be, and the applicable pooling and servicing agreement provides for that form of payment, or by check mailed to the address of the person entitled thereto as it appears on the certificate register. Except as otherwise provided in the related pooling and servicing agreement, the final distribution in retirement of the certificates of any class, other than a subordinate class, will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the notice to the certificateholders. Distributions will be made to each certificateholder in accordance with that holder's percentage interest in a particular class.

     As a result of the provisions described below under "--Realization upon Defaulted Mortgage Loans," under which the certificate principal balance of a class of subordinate certificates can be increased in certain circumstances after it was previously reduced to zero, each certificate of a subordinate class of certificates will be considered to remain outstanding until the termination of the related trust, even if the certificate principal balance thereof has been reduced to zero.

Principal and Interest on the Certificates

     The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of certificates will be described in the related prospectus supplement. Distributions of interest on each class of certificates will be made prior to distributions of principal thereon. Each class of certificates, other than classes of strip certificates, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The related prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates and the method for determining the pass-through rate or rates. Unless otherwise specified in the related prospectus supplement, interest on the certificates will accrue during each calendar month and will be payable on the distribution date in the following calendar month. If so specified in the related prospectus supplement, interest on any class of certificates for any distribution date may be limited to the extent of available funds for that distribution date. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     On each distribution date for a series of certificates, the trustee or the master servicer on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the last day of the preceding month of a class of certificates, an amount equal to the percentage interest represented by the certificate held by that holder multiplied by that class's Distribution Amount.

     In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior certificates or subordinate certificates, shall be described in the related prospectus supplement. Distributions of principal on any class of certificates will be made on a pro rata basis among all of the certificates of that class unless otherwise set forth in the related prospectus supplement.

     Except as otherwise provided in the related pooling and servicing agreement, on or prior to the second business day prior to each distribution date, referred to as the determination date, the master servicer will determine the amounts of principal and interest which will be passed through to certificateholders on the immediately succeeding distribution date. Prior to the close of business on each determination date, the master servicer will furnish a statement to the trustee with information to be made available to certificateholders by the master servicer on request, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of the flow of funds as it would relate to a hypothetical series of certificates issued, and with a cut-off date occurring, in May 2003:

DATE                          NOTE                           DESCRIPTION
-------------------------- --------- -----------------------------------------------------------
May 1 ....................  (A)      Cut-off date.

May 2-31 .................  (B)      Subservicers receive any partial Principal Prepayments and applicable interest thereon.

May 16- June 15 ..........  (C)      Subservicers receive any Principal Prepayments in full and applicable interest thereon.

May 30 ...................  (D)      Record date.

May 2- June 1 ............  (E)      The due dates for payments on a mortgage loan, which
                                     period is referred to as the due period.

June 18 ..................  (F)      Subservicers remit to the master servicer scheduled
                                     payments of principal and interest due during the related
                                     due period and received or advanced by them.

June 23 ..................  (G)      Determination date.

June 25 ..................  (H)      Distribution date.

     Succeeding months follow the pattern of (B) through (H), except that for succeeding months, (B) will also include the first day of that month. A series of certificates may have different Prepayment Periods, cut-off dates, record dates, remittance dates, determination dates and/or distribution dates than those set forth above.

----------
(A) The initial principal balance of the mortgage pool will be the aggregate principal balance of the mortgage loans at the close of business on May 1 after deducting principal payments due on or before that date. Those principal payments due on or before May 1 and the accompanying interest payments, and any Principal Prepayments received as of the close of business on May 1 are not part of the mortgage pool and will not be passed through to certificateholders.

(B) Any Principal Prepayments, other than Principal Prepayments in full, may be received at any time during this period and will be remitted to the master servicer as described in (F) below for distribution to certificateholders as described in (G) below. When a mortgage loan is prepaid in full, interest on the amount prepaid is collected from the mortgagor only to the date of payment. Partial Principal Prepayments are applied so as to reduce the principal balances of the related mortgage loans as of the first day of the month in which the payments are made; unless otherwise specified in the related prospectus supplement, interest will not be paid to certificateholders from such prepaid amounts for the month in which the partial Principal Prepayments were received.

(C) Any Principal Prepayments in full that are received during this period, which is referred to as the Prepayment Period, will be remitted to the master servicer as described in (F) below for distribution to certificateholders as described in (G) below. When a mortgage loan is prepaid in full, interest on the amount prepaid is collected from the related mortgagor only to the date of payment.

(D) Distributions on June 25 will be made to certificateholders of record at the close of business on May 30 (because May 31 is not a business day).

(E)        Scheduled principal and interest payments are due from mortgagors.

(F) Payments due from mortgagors during the related Due Period will be deposited by the subservicers in Subservicing Accounts, or will be otherwise managed in a manner acceptable to the rating agencies, as received and will include the scheduled principal payments plus interest on the principal balances immediately prior to those payments. Funds required to be remitted from the Subservicing Accounts to the master servicer will be remitted on June 18, 2003 together with any required Advances by the subservicers, except that Principal Prepayments in full received by subservicers during the related Prepayment Period will have been remitted to the master servicer within five business days of receipt.

(G) On the determination date, the master servicer will determine the amounts of principal and interest which will be passed through on June 25 to the holders of each class of certificates. The master servicer will be obligated to distribute those payments due during the related due period which have been received from subservicers prior to and including June 18, as well as all partial Principal Prepayments received on mortgage loans in December and Principal Prepayments in full received from or reported by subservicers during the related Prepayment Period, with interest adjusted to the pass-through rates applicable to the respective classes of certificates and reduced on account of Principal Prepayments as described in clause (B) above. Distributions to the holders of senior certificates, if any, on June 25 may include amounts otherwise distributable to the holders of the related subordinate certificates, amounts withdrawn from any reserve fund, amounts drawn against any certificate insurance policy and amounts Advanced by the master servicer under the circumstances described in "Subordination" and "--Advances."

(H) On June 25, the amounts determined on June 23 will be distributed to certificateholders.

     If provided in the related prospectus supplement, the distribution date with respect to any series of certificates as to which the trust includes mortgage securities may be a specified date or dates other than the 25th day of each month in order to allow for the receipt of distributions on the mortgage securities.

ADVANCES

     As to each series of certificates, the master servicer will make Advances on or before each distribution date, but only to the extent that the Advances would, in the judgment of the master servicer, be recoverable out of late payments by the mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise.

     The amount of any Advance will be determined based on the amount payable under the mortgage loan as adjusted from time to time and as may be modified as described in this prospectus under "--Collection and Other Servicing Practices," and no Advance will be required in connection with any reduction in amounts payable under the Relief Act, or as a result of certain actions taken by a bankruptcy court. As specified in the related prospectus supplement with respect to any series of certificates as to which the trust includes mortgage securities, the master servicer's advancing obligations will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreement, and may differ from the provisions relating to Advances described in this prospectus.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to related certificateholders. Advances do not represent an obligation of the master servicer to guarantee or insure against losses. If Advances have been made by the master servicer from cash being held for future distribution to certificateholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Certificate Account on that distribution date would be less

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

than payments required to be made to certificateholders. Any Advances will be reimbursable to the master servicer out of recoveries on the related mortgage loans for which those amounts were advanced, including late payments made by the related mortgagor, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any mortgage loan purchased by the depositor, Residential Funding Corporation, a subservicer, the designated seller or a seller.

     Advances will also be reimbursable from cash otherwise distributable to certificateholders to the extent that the master servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph or if Advances are capitalized by adding the delinquent interest to the outstanding principal balance of the related mortgage loan, as described under "--Collection and Other Servicing Procedures." With respect to any senior/subordinate series, so long as the related subordinate certificates remain outstanding with a certificate principal balance greater than zero, and except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of specified amounts and Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate certificates, if any. The master servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of some taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced may be reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement. Notwithstanding the foregoing, if the master servicer exercises its option, if any, to purchase the assets of a trust as described under "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" below, the master servicer will be deemed to have been reimbursed for all related Advances previously made by it and not theretofore reimbursed to it.

     The master servicer's obligation to make Advances may be supported by another entity, a letter of credit or other method as may be described in the related pooling and servicing agreement. In the event that the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related certificates or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the related prospectus supplement, the certificates may also be downgraded.

PREPAYMENT INTEREST SHORTFALLS

     When a mortgagor prepays a mortgage loan in full between scheduled due dates for the mortgage loan, the mortgagor pays interest on the amount prepaid only to but not including the date on which the Principal Prepayment is made. A partial Principal Prepayment by a mortgagor is treated as having been received on the first day of the month in which such Principal Prepayment is made and, unless otherwise specified in the related prospectus supplement, no interest paid by the mortgagor is distributed to the certificateholders. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place.

     If so specified in the related prospectus supplement, for each distribution date, to the extent funds are available from the Servicing Fee or other servicing compensation, the master servicer may make an additional payment to certificateholders with respect to any mortgage loan that

    o prepaid in full during the related Prepayment Period, other than during the calendar month of the distribution date, or

    o prepaid in part during the preceding calendar month

in an amount equal to the Compensating Interest for that mortgage loan from the date of the prepayment to the related due date. Compensating Interest will be limited to the aggregate amount specified in the related prospectus supplement and may not be sufficient to cover the Prepayment Interest Shortfall. If so disclosed in the related prospectus supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable with respect to one or more classes of certificates of a series. See "Yield Considerations."

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, the master servicer will forward or cause to be forwarded to each certificateholder of record, or will make available to each certificateholder of record in the manner described in the related prospectus supplement, a statement or statements with respect to the related trust setting forth the information described in the related pooling and servicing agreement. Except as otherwise provided in the related pooling and servicing agreement, the information will include the following (as applicable):

    o the amount, if any, of the distribution allocable to principal;

    o the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;


    o the aggregate unpaid principal balance of the mortgage loans after giving effect to the distribution of principal on that distribution date;


    o the outstanding principal balance or notional amount of each class of certificates after giving effect to the distribution of principal on that distribution date;

    o based on the most recent reports furnished by subservicers, the number and aggregate principal balances of mortgage loans in the related mortgage pool that are delinquent (a) one month, (b) two months and (c) three months, and that are in foreclosure;

    o the balance of the reserve fund, if any, at the close of business on that distribution date;

    o the percentage of the outstanding principal balances of the senior certificates, if applicable, after giving effect to the distributions on that distribution date;

    o in the case of certificates benefitting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

    o if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts;

    o the servicing fee payable to the master servicer and the subservicer;
      and

    o with respect to any series of certificates as to which the trust includes mortgage securities, any additional information as required under the related pooling and servicing agreement.

     In addition to the information described above, reports to certificateholders will contain any other information as is described in the applicable pooling and servicing agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers and the master servicer and losses borne by the related trust.

     In addition, to the extent described in the related pooling and servicing agreement, within a reasonable period of time after the end of each calendar year, the master servicer will furnish on request a report to each person that was a holder of record of any class of certificates at any time during that calendar year. The report will include information as to the aggregate of amounts reported pursuant to the first two items in the list above for that calendar year or, in the event the person was a holder of record of a class of certificates during a portion of that calendar year, for the applicable portion of that year.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the related pooling and servicing agreement and any applicable insurance policy or other credit enhancement, follow the collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the mortgage loans. The master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the mortgage loan or any coverage provided by any alternative credit enhancement will not be adversely affected thereby. The master servicer may also waive or modify any term of a mortgage loan so long as the master servicer has determined that the waiver or modification is not materially adverse to any certificateholders, taking into account any estimated loss that may result absent that action. With respect to any series of certificates as to which the trust includes mortgage securities, the master servicer's servicing and administration obligations will be pursuant to the terms of those mortgage securities.

     Under its subservicing agreement, a subservicer is granted discretion to extend relief to mortgagors whose payments become delinquent. A subservicer may grant a period of temporary indulgence, in most cases up to three months, to a mortgagor or may enter into a liquidating plan providing for repayment by the mortgagor of delinquent amounts within six months from the date of execution of the plan, in each case without the prior approval of the master servicer. Most other types of forbearance require master servicer approval. Neither indulgence nor forbearance with respect to a mortgage loan will affect the pass-through rate or rates used in calculating distributions to certificateholders. See "--Distributions."

     In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related certificateholders, the master servicer may permit modifications of the mortgage loan rather than proceeding with foreclosure. In making this determination, the estimated Realized Loss that might result if the mortgage loan were liquidated would be taken into account. These modifications may have the effect of, among other things, reducing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes and insurance premiums, extending the final maturity date of the mortgage loan, capitalizing delinquent interest and other amounts owed under the mortgage loan by adding that amount to the unpaid principal balance of the mortgage loan, or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related certificates.

     In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original mortgage rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

     In any case in which property subject to a mortgage loan, other than an ARM loan described below, is being conveyed by the mortgagor, the master servicer, directly or through a subservicer, shall in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. If the master servicer or subservicer is prevented from enforcing the due-on-sale clause under applicable law or if the master servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of the due-on-sale clause, master servicer or subservicer will enter into an assumption and modification agreement with the person to whom the related property has been or is about to be conveyed, under which that person becomes liable under the mortgage note subject to specified conditions. The original mortgagor may be released from liability on a mortgage loan if the master servicer or subservicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan.

     An ARM loan may be assumed if the ARM loan is by its terms assumable and if, in the reasonable judgment of the master servicer or the subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for that ARM loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM loan without consent, the ARM loan may be declared due and payable. Any fee collected by the master servicer or subservicer for entering into an assumption or substitution of liability agreement will be retained by the master servicer or subservicer as additional servicing compensation unless otherwise set forth in the related prospectus supplement. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Enforceability of Certain Provisions". In connection with any such assumption, the mortgage rate borne by the related mortgage note may not be altered.

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the related subservicer may approve this type of request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or the subservicer for processing this type of request will be retained by the master servicer or subservicer as additional servicing compensation.

     The master servicer will be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under the pooling and servicing agreement.

SPECIAL SERVICING AND SPECIAL SERVICING AGREEMENTS

     The pooling and servicing agreement for a series of certificates may name a Special Servicer, which may be an affiliate of the Residential Funding Corporation. The Special Servicer may have discretion to extend relief to certain mortgagors whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a mortgagor or may enter into a repayment plan providing for repayment of arrearages by the mortgagor, in each case without the prior approval of the master servicer or the subservicer. Other types of forbearance may require the approval of the master servicer or subservicer, as applicable.

     In addition, the master servicer may enter into various agreements with holders of one or more classes of subordinate certificates or of a class of securities representing interests in one or more classes of subordinate certificates. Under the terms of those agreements, the holder may, with respect to some delinquent mortgage loans:

    o instruct the master servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer which will be available for distribution to certificateholders in the event that Liquidation Proceeds are less than they otherwise may have been had the master servicer acted under its normal servicing procedures;

    o instruct the master servicer to purchase the mortgage loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the mortgage loans to the holder, in which case any subsequent loss with respect to the mortgage loans will not be allocated to the certificateholders; or

    o become, or designate a third party to become, a subservicer with respect to the mortgage loans so long as (i) the master servicer has the right to transfer the subservicing rights and obligations of the mortgage loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the mortgage loans according to the master servicer's servicing guidelines.

     In addition, the related prospectus supplement may provide for the other types of special servicing arrangements.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     In the event that title to any acquisition of title and cancellation of any REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust until it is converted into a Liquidated Mortgage Loan.

     For purposes of calculations of amounts distributable to certificateholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title, before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor, so long as the REO Mortgage Loan is considered to remain in the trust. If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related pooling and servicing agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the subservicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at that time to the extent provided in the related pooling and servicing agreement, for making payments to certificateholders.

     With respect to a mortgage loan in default, the master servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. If the mortgage loan is an Additional Collateral Loan, the master servicer or the related subservicer, if the lien on the Additional Collateral for such Additional Collateral Loan is not assigned to the trustee on behalf of the certificateholders, may proceed against the related mortgaged property or the related Additional Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which the Additional Collateral is held, including any third-party guarantee. Similarly, if the mortgage loan is a Pledged Asset Mortgage Loan, the master servicer or the related subservicer may proceed against the related mortgaged property or the related Pledged Assets first or may proceed against both concurrently, as permitted by applicable law and the terms under which the Pledged Assets are held.

     Upon the first to occur of final liquidation and a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust. The master servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or any subservicer from any amounts otherwise distributable to the related certificateholders, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to certificateholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

     With respect to some series of certificates, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan or REO Mortgage Loan will be removed from the trust prior to its final liquidation. If a defaulted mortgage loan or REO Mortgage Loan is not removed from the trust prior to final liquidation, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the certificateholders will bear the loss. However, if a gain results from the final liquidation of an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise.

     If a final liquidation of a mortgage loan resulted in Realized Loss and thereafter the master servicer receives a subsequent recovery specifically related to that mortgage loan, in connection with a related breach of a representation or warranty or otherwise, such subsequent recovery shall be distributed to the certificateholders in the same manner as repurchase proceeds or liquidation proceeds received in the prior calendar month, to the extent that the related Realized Loss was allocated to any class of certificates. In addition, the certificate principal balance of the class of subordinate certificates with the highest payment priority to which Realized Losses, other than Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses, have been allocated, will be increased to the extent that such subsequent recoveries are distributed as principal to any classes of certificates. However, the certificate principal balance of that class of subordinate certificates will not be increased by more than the amount of Realized Losses previously applied to reduce

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

the certificate principal balance of that class of certificates. The amount of any remaining subsequent recoveries will be applied to increase the certificate principal balance of the class of certificates with the next lower payment priority; however, the certificate principal balance of that class of certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the certificate principal balance of that class of certificates, and so on. Holders of certificates whose certificate principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the certificate principal balance of a class of subordinate certificates was previously reduced to zero. Accordingly, each class of subordinate certificates will be considered to remain outstanding until the termination of the related trust.

     In the case of a series of certificates other than a senior/subordinate series, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the related credit enhancement, subsequent recoveries are received. For a description of the master servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Insurance Policies on Mortgage Loans."

     For a discussion of legal rights and limitations associated with the foreclosure of a mortgage loan, see "Certain Legal Aspects of Mortgage Loans."

                       DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

     Credit support with respect to each series of certificates may be comprised of one or more of the following components. Each component will have a dollar limit and will provide coverage with respect to Realized Losses that are:

    o Defaulted Mortgage Losses;

    o Special Hazard Losses;

    o Bankruptcy Losses; and

    o Fraud Losses.

     Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the certificates and interest. If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, certificateholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of certificates is exhausted, the certificateholders will bear all further risks of loss not otherwise insured against.

     As described in this prospectus and in the related prospectus supplement,

    o coverage with respect to Defaulted Mortgage Losses may be provided by a mortgage pool insurance policy,

    o coverage with respect to Special Hazard Losses may be provided by a special hazard insurance policy,

    o coverage with respect to Bankruptcy Losses may be provided by a bankruptcy policy; and

    o coverage with respect to Fraud Losses may be provided by a mortgage pool insurance policy or mortgage repurchase bond.

     In addition, if so specified in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover those losses, in the form of subordination of one or more classes of certificates as described under "Subordination," or in the form of a certificate insurance policy, a letter of credit, mortgage pool insurance policies, surety bonds or other types of insurance policies, other secured or unsecured corporate guarantees or in any other form as may be described in the related prospectus supplement, or in the form of a combination of two or more of the foregoing.

     In addition, the credit support may be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the related prospectus supplement. Coverage may also be provided by representations made by Residential Funding Corporation or the depositor. If so specified in the related prospectus supplement, limited credit enhancement may be provided to cover Defaulted Mortgage Losses with respect to mortgage loans with LTV ratios at origination of over 80% which are not insured by a primary insurance policy, to the extent that those losses would be covered under a primary insurance policy if obtained, or may be provided in lieu of title insurance coverage, in the form of a corporate guaranty or in other forms described in this section. Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, as limited by that insurance policy. As described in the pooling and servicing agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

   Each prospectus supplement will include a description of:

    o the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

    o any conditions to payment not otherwise described in this prospectus;

    o the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

    o the material provisions of any agreement relating to the credit support.


     Additionally, each prospectus supplement will contain information with respect to the issuer of any third-party credit enhancement, if applicable. The pooling and servicing agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable pooling and servicing agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the mortgage loans covered. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for a series of certificates may cover one or more other series of certificates.

     The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage under those instruments do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which generally will be exhibits to the Form 8-K to be filed with the Securities and Exchange Commission in connection with the issuance of the related series of certificates.

LETTERS OF CREDIT

     If any component of credit enhancement as to any series of certificates is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the related prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Certificate Account with respect to the coverage provided. The letter of credit may also provide for the payment of Advances.

SUBORDINATION

     A senior/subordinate series of certificates will consist of one or more classes of senior certificates and one or more classes of subordinate certificates, as specified in the related prospectus supplement.

     Subordination of the subordinate certificates of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the related prospectus supplement. In addition, some classes of senior or subordinate certificates may be senior to other classes of senior or subordinate certificates, as specified in the related prospectus supplement.

     With respect to any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of certificates included in the series, will be described in the related prospectus supplement. Generally, with respect to any series, the amount available for distribution will be allocated first to interest on the senior certificates of that series, and then to principal of the senior certificates up to the amounts described in the related prospectus supplement, prior to allocation of any amounts to the subordinate certificates.

     If so provided in the pooling and servicing agreement, the master servicer may be permitted, under certain circumstances, to purchase any mortgage loan that is three or more months delinquent in payments of principal and interest, at the purchase price. Any Realized Loss subsequently incurred in connection with any such mortgage loan may be borne by the then-current certificateholders of the class or classes that would have borne that Realized Loss if the mortgage loan had not been so purchased, unless that purchase was made upon the request of the holder of the most junior class of certificates of the related series.

     In the event of any Realized Losses not in excess of the limitations described below, other than Extraordinary Losses, the rights of the subordinate certificateholders to receive distributions will be subordinate to the rights of the senior certificateholders and the owner of the Excess Spread and as to certain classes of subordinate certificates, may be subordinate to the rights of other subordinate certificateholders.

     Except as noted below, Realized Losses will be allocated to the subordinate certificates of the related series until their outstanding principal balances have been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior certificates. If the series includes more than one class of senior certificates, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior certificates in proportion to their respective outstanding principal balances or as otherwise provided in the related prospectus supplement.

     Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of certificates of the related series, either on a pro rata basis in proportion to their outstanding principal balances, or as otherwise provided in the related prospectus supplement. The respective amounts of other specified types of losses, including Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate certificates may be similarly limited to the Fraud Loss Amount and the Bankruptcy Amount, and the subordinate certificates may provide no coverage with respect to Extraordinary Losses or other specified types of losses, as described in the related prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of certificates in accordance with their respective certificate principal balances or as otherwise specified in the related prospectus supplement. Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the certificateholders, upon the written confirmation from each applicable rating agency, as described in the related prospectus supplement, that the then-current rating of the related series of certificates will not be adversely affected.

     In most cases, any allocation of a Realized Loss, including a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, to a certificate in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the Realized Loss was incurred.

     The rights of holders of the various classes of certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any certificate will be reduced by all amounts previously distributed on that certificate representing principal, and by any Realized Losses allocated thereto. If there are no Realized Losses or Principal Prepayments on any of the mortgage loans, the respective rights of the holders of certificates of any series to future distributions generally would not change. However, to the extent described in the related prospectus supplement, holders of senior certificates may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior certificates and increasing the respective percentage ownership interest evidenced by the subordinate certificates in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior certificates, thereby preserving the availability of the subordination provided by the subordinate certificates. In addition, some Realized Losses will be allocated first to subordinate certificates by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior certificates in the related trust.

     If so provided in the related prospectus supplement, some amounts otherwise payable on any distribution date to holders of certificates may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "Description of Credit Enhancement--Reserve Funds" and in the related prospectus supplement.

     In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner as may be described in the related prospectus supplement. The rights of the holders of subordinate certificates to receive the Subordinate Amount will be limited to the extent described in the related prospectus supplement. As specified in the related prospectus supplement, the Subordinate Amount may be reduced based upon the amount of losses borne by the holders of the subordinate certificates as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

     With respect to any senior/subordinate series, the terms and provisions of the subordination may vary from those described in this prospectus. Any variation and any additional credit enhancement will be described in the related prospectus supplement.

OVERCOLLATERALIZATION

     If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the certificates for the related distribution date. To the extent such excess interest is applied as principal payments on the certificates, the effect will be to reduce the principal balance of the certificates relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the certificateholders, as specified in the related prospectus supplement.

MORTGAGE POOL INSURANCE POLICIES

     Any insurance policy covering losses on a pool of mortgage loans obtained by the depositor for a trust will be issued by the pool insurer. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date. As described under "--Maintenance of Credit Enhancement," the master servicer will use its best reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason therefor.

     As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price equal to its outstanding principal balance plus accrued and unpaid interest at the applicable mortgage rate to the date of purchase and some expenses incurred by the master servicer or subservicer on behalf of the trustee and certificateholders, or (b) to pay the amount by which the sum of the outstanding principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of some amounts paid or assumed to have been paid under any related primary insurance policy.

     Certificateholders will experience a shortfall in the amount of interest payable on the related certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the certificateholders will also experience losses with respect to the related certificates in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer from funds otherwise payable to the certificateholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to one or more classes of certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

     A mortgage pool insurance policy and some primary insurance policies will likely not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the seller or other persons involved in the origination thereof, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, except if specified in the related prospectus supplement an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss. Depending upon the nature of the event, a breach of representation made by a seller may also have occurred. If that breach materially and adversely affects the interests of certificateholders, has been assigned to the trustee for the benefit of the certificateholders and cannot be cured, it would give rise to a repurchase obligation on the part of the seller, as described under "Mortgage Loan Program--Representations with Respect to the Mortgage Loans." However, an event of this type would not give rise to a breach of a representation and warranty or a repurchase obligation on the part of the depositor or Residential Funding Corporation.

     The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer or subservicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Foreclosure on Mortgage Loans." Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related certificateholders. In addition, unless the master servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the Certificates--Advances."

     Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As described under "Insurance Policies on Mortgage Loans--Standard Hazard Insurance on Mortgaged Properties," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of those losses. Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "--Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and may be borne by certificateholders.

SPECIAL HAZARD INSURANCE POLICIES

     Any insurance policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy subject to limitations described in this paragraph and in the related prospectus supplement, if any, will protect the related certificateholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related pooling and servicing agreement and will be subject to reduction as described in the related pooling and servicing agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the master servicer.

     In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer or the subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and certain expenses incurred by the master servicer or the subservicer with respect to the related property.

     If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan secured by the related property. The payment described under (ii) above will render presentation of a claim relating to a mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and some expenses will not affect the total Insurance Proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

     To the extent described in the related prospectus supplement, coverage for Special Hazard Losses for a series of certificates may be provided, in whole or in part, by a type of special hazard coverage other than a special hazard insurance policy or by means of a representation of the depositor or Residential Funding Corporation.

MORTGAGE INSURANCE POLICIES

     If stated in the accompanying prospectus supplement, the depositor may acquire a mortgage insurance policy for all or a portion of the mortgage loans, or covered loans, with current LTV ratios in excess of a percentage stated in the related prospectus supplement. Any insurance policy for the covered loans will be issued by a mortgage insurer. The mortgage insurance policy will insure a portion of the loss that may be incurred on each covered loan. If stated in the related prospectus supplement, the aggregate amount payable by the mortgage insurer under the mortgage insurance policy may be limited.

BANKRUPTCY POLICIES

     In the event of a personal bankruptcy of a mortgagor and a filing under Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish the value of the mortgaged property of the mortgagor, and, if specified in the related prospectus supplement, any related Additional Collateral, at a Deficient Valuation. Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged property, but may occur with respect to a mortgage loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien.

     In addition, other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding without a permanent forgiveness of the principal amount of the mortgage loan, including a Debt Service Reduction. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." Any bankruptcy policy to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a trust will be issued by an insurer named in the related prospectus supplement. The level of coverage under each bankruptcy policy will be described in the related prospectus supplement.

RESERVE FUNDS

     If so specified in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the related pooling and servicing agreement. In the alternative or in addition to that deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related certificates, from the Excess Spread, Excluded Spread or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related certificates, Excess Spread, Excluded Spread or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

     With respect to any series of certificates as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to certificateholders, or applied to reimburse the master servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific mortgage loans. Unless otherwise specified in the related prospectus supplement, any reserve fund will not be deemed to be part of the related trust. A reserve fund may provide coverage to more than one series of certificates, if set forth in the related prospectus supplement.

     The trustee will have a perfected security interest for the benefit of the certificateholders in the assets in the reserve fund, unless the assets are owned by the related trust. However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the certificateholders. These delays could adversely affect the yield to investors on the related certificates.

     Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

CERTIFICATE INSURANCE POLICIES; SURETY BONDS

     If so specified in the related prospectus supplement, the depositor may obtain one or more certificate insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or Agencies rating the certificates offered, as specified in the related prospectus supplement, insuring the holders of one or more classes of certificates the payment of amounts due in accordance with the terms of that class or those classes of certificates. Any certificate insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the related prospectus supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

     If credit enhancement has been obtained for a series of certificates, the master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The master servicer, on behalf of itself, the trustee and certificateholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.

     The master servicer, the servicer or the Certificate Administrator will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy policy, certificate insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. As to mortgage pool insurance policies generally, in the event the related insurer ceases to be a Qualified Insurer, the master servicer will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy with a total coverage equal to the then outstanding coverage of the policy. If the cost of the replacement policy is greater than the cost of the existing policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. In the event that a pool insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by the Federal Home Loan Mortgage Corporation, or Freddie Mac, the Federal National Mortgage Association or Fannie Mae or any successor entity, the master servicer will review, not less often than monthly, the financial condition of the pool insurer with a view toward determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, at the same cost limit. Any losses in market value of the certificates associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the certificateholders.

     If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy or any related primary insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and
(ii) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any letter of credit, mortgage pool insurance policy, other credit enhancement or any related primary insurance policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     The amount of credit support provided with respect to any series of certificates and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula set forth in the related pooling and servicing agreement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the certificateholders, upon the written assurance from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected thereby and the consent of the related credit enhancer, if applicable.

     Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related certificates may be downgraded to a corresponding level, and, unless otherwise specified in the related prospectus supplement, neither the master servicer nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the certificates. The master servicer will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of certificates is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled thereto. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

            OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

     The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk of certificateholders from adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

     An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

     The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

     Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the certificates of any series.

     There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

PURCHASE OBLIGATIONS

     Some types of mortgage loans and classes of certificates of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation with respect to mortgage loans may apply to those mortgage loans or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Unless otherwise specified in the related prospectus supplement, each purchase obligation with respect to mortgage loans will be payable solely to the trustee for the benefit of the certificateholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligation relate.

                      INSURANCE POLICIES ON MORTGAGE LOANS

     Each mortgage loan will be required to be covered by a hazard insurance policy, as described below, and, at times, a primary insurance policy or an alternative form of coverage, as described below. The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

PRIMARY INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, (i) each mortgage loan having an LTV ratio at origination of over 80% will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan up to an amount set forth in the related prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce an LTV ratio equal to or less than 80%, and (ii) the depositor or the related seller will represent and warrant that, to the best of the depositor's knowledge, the mortgage loans are so covered. Alternatively, coverage of the type that would be provided by a primary insurance policy if obtained may be provided by another form of credit enhancement as described in this prospectus under "Description of Credit Enhancement." However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date. In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less, or a lesser specified percentage, based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date.

     Pursuant to recently enacted federal legislation, mortgagors with respect to many residential mortgage loans originated on or after July 29, 1999, will have a right to request the cancellation of any private mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged property at the time the mortgage loan was originated. The mortgagor's right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for private mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that mortgagors be provided written notice of these cancellation rights at the origination of the mortgage loans.

     If the requirement for private mortgage insurance is not otherwise canceled or terminated in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the loan's amortization period, if, on that date, the borrower is current on the payments required by the terms of the loan. The mortgagee's or servicer's failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating private mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

     Mortgage loans which are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan's LTV ratio, based on the then-current balance, to subsequently exceed the limits which would have required coverage upon their origination. Primary insurance policies may be required to be obtained and paid for by the mortgagor, or may be paid for by the servicer.

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

     While the terms and conditions of the Primary Insurance Policies issued by one primary mortgage guaranty insurer will usually differ from those in Primary Insurance Policies issued by other primary insurers, each primary insurance policy generally will pay either:

    o the insured percentage of the loss on the related mortgaged property;

    o the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

    o at the option of the primary insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any Advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

     The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

    o rents or other payments received by the insured, other than the proceeds of hazard insurance, that are derived from the related mortgaged property;

    o hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

    o amounts expended but not approved by the primary insurer;

    o claim payments previously made on the mortgage loan; and

    o unpaid premiums and other amounts.

     As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

    o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

    o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy, ordinary wear and tear excepted; and

    o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

     For any certificates offered under this prospectus, the master servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the related prospectus supplement; provided that the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy. If the depositor gains knowledge that as of the closing date, a mortgage loan had an LTV ratio at origination in excess of 80% and was not the subject of a primary insurance policy, and was not included in any exception to its representations or covered by alternate credit enhancement as described in the related prospectus supplement, and that the mortgage loan has a then current LTV ratio in excess of 80%, then the master servicer is required to use its reasonable efforts to obtain and maintain a primary insurance policy to the extent that a policy is obtainable at a reasonable price.

STANDARD HAZARD INSURANCE ON MORTGAGED PROPERTIES

     The terms of the mortgage loans, other than Cooperative Loans, require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan, the guaranteed replacement value or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement will provide that the master servicer or servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or subservicers.

     The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement generally requires the master servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related mortgagor at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the related mortgagor's coverage falls below this specified percentage, this clause usually provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Subordination" above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the related prospectus supplement, afforded by subordination, and "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

                                 THE DEPOSITOR

     The depositor is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation. The depositor was incorporated in the State of Delaware on January 25, 1985. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor anticipates that it will in many cases have acquired mortgage loans indirectly through Residential Funding Corporation, which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. The depositor does not have, nor is it expected in the future to have, any significant assets.

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

     The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of certificates will be pursuant to limited representations and warranties made by the depositor or as otherwise provided in the related prospectus supplement.

     The depositor maintains its principal office at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is
(952) 857-7000.

                        RESIDENTIAL FUNDING CORPORATION

     Unless otherwise specified in the related prospectus supplement, Residential Funding Corporation, an affiliate of the depositor, will act as the master servicer or manager for a series of certificates.

     Residential Funding Corporation buys conventional mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. Residential Funding Corporation's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000. Residential Funding Corporation conducts operations from its headquarters in Minneapolis and from offices located in California, Texas, Pennsylvania, New York and Maryland. At December 31, 2001, Residential Funding Corporation was master servicing a first lien loan portfolio of approximately $71.5 billion and a second lien loan portfolio of approximately $8.2 billion.

     Residential Funding Corporation's delinquency, foreclosure and loan loss experience as of the end of the most recent calendar quarter for which that information is available on the portfolio of loans for which it acts as master servicer and that were originated under its modified loan purchase criteria will be summarized in each prospectus supplement relating to a mortgage pool for which Residential Funding Corporation will act as master servicer. There can be no assurance that this experience will be representative of the results that may be experienced with respect to any particular series of certificates.

                      THE POOLING AND SERVICING AGREEMENT

     As described in this prospectus under "Description of the Certificates--General," each series of certificates will be issued under a pooling and servicing agreement as described in that section. The following summaries describe additional provisions common to each pooling and servicing agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the master servicer for its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement, which may vary under some circumstances, of the outstanding principal balance of each mortgage loan, and that compensation will be retained by it from collections of interest on the mortgage loan in the related trust, after provision has been made for the payment of interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, to certificateholders and for the payment of any Excess Spread or Excluded Spread, at the time the collections are deposited into the applicable Custodial Account. Notwithstanding the foregoing, with respect to a series of certificates as to which the trust includes mortgage securities, the compensation payable to the master servicer or manager for servicing and administering the mortgage securities on behalf of the holders of the certificates may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of those mortgage securities and may be retained from distributions of interest thereon, if so specified in the related prospectus supplement.

     As compensation for its servicing duties, a subservicer or, if there is no subservicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement, which may vary under certain circumstances from the amounts described in the prospectus supplement. Some subservicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable mortgage loan which is over and above the interest rate specified at the time the depositor or Residential Funding Corporation, as the case may be, committed to purchase the mortgage loan. See "Mortgage Loan Program--Subservicing." subservicers will be required to pay to the master servicer an amount equal to one month's interest, net of its servicing or other compensation, on the amount of any partial Principal Prepayment. The master servicer will retain these amounts to the extent collected from subservicers. In addition, unless otherwise specified in the related prospectus supplement, the master servicer or a subservicer will generally retain all prepayment charges, assumption fees, late payment charges and any additional proceeds, if any, to the extent collected from mortgagors, and any benefit which may accrue from the investment of funds in the Custodial Account or the applicable Certificate Account, to the extent not applied as Compensating Interest, or in a Subservicing Account, as the case may be. In addition, some reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to compensation therefor.

     The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of any fee or other amount payable for any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of mortgaged properties and any additional proceeds, if any, such right of reimbursement being prior to the rights of certificateholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will provide that the master servicer will, with respect to each series of certificates, deliver to the trustee, on or before the date in each year specified in the related pooling and servicing agreement, an officer's certificate stating that:

    o a review of the activities of the master servicer during the preceding calendar year relating to its servicing of mortgage loans and its performance under pooling and servicing agreements, including that pooling and servicing agreement has been made under the supervision of that officer;

    o to the best of the officer's knowledge, based on the review, the master servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all its obligations under the pooling and servicing agreement throughout that year, or, if there has been material noncompliance with the servicing standards or a material default in the fulfillment of any such obligation, the statement shall include a description of the noncompliance or specify each default known to the officer and the nature and status thereof; and

    o to the best of the officers' knowledge, each subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its subservicing agreement in all material respects throughout that year, or, if there has been material noncompliance with the servicing standards or a material default in the fulfillment of such obligations, the statement shall include a description of the noncompliance or specify each default, as the case may be, known to the officer and the nature and status thereof.

     In addition, each pooling and servicing agreement will provide that the master servicer will cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a report stating its opinion that, on the basis of an examination conducted by that firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are

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

fairly stated in all material respects, subject to any exceptions and other qualifications that, in the opinion of the firm, the accounting standards require it to report. In rendering its statement, the firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, on comparable statements prepared in connection with examinations conducted in similar manners.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The pooling and servicing agreement for each series of certificates will provide that the master servicer may not resign from its obligations and duties thereunder except upon a determination that performance of its duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     Each pooling and servicing agreement will also provide that, except as described below, neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith under the pooling and servicing agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each pooling and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the related series of certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans, except any such loss, liability or expense otherwise reimbursable under the pooling and servicing agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

     In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for the legal expenses and costs out of funds otherwise distributable to certificateholders.

     Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement, provided that (i) that person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (ii) the merger, consolidation or succession does not adversely affect the then-current rating of the classes of certificates of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied and that person is reasonably satisfactory to the depositor and the trustee. In the case of any assignment of this type, the master servicer will be released from its obligations under the pooling and servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of assignment.

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

EVENTS OF DEFAULT

     Events of default under the pooling and servicing agreement for a series of certificates will include:

    o any failure by the master servicer to make a required deposit to the Certificate Account or, if the master servicer is the paying agent, to distribute to the holders of any class of certificates of that series any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates of such class evidencing not less than 25% of the aggregate percentage interests constituting that class;

    o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to that series of certificates which continues unremedied for 30 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the pooling and servicing agreement, after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of any class of certificates of that series evidencing not less than 25% of the aggregate percentage interests constituting that class; and

    o some events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer and certain actions by the master servicer indicating its insolvency or inability to pay its obligations.

     A default under the terms of any mortgage securities included in any trust will not constitute an event of default under the related pooling and servicing agreement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default remains unremedied, either the depositor or the trustee may, and, at the direction of the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, the trustee shall, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement, other than any rights of the master servicer as certificateholder, covering the trust and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, other than the obligation to purchase mortgage loans under some circumstances, and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint or if it is unable so to act, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise set forth in the pooling and servicing agreement. Pending appointment, the trustee is obligated to act in that capacity. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the depositor, the master servicer and the trustee, without the consent of the related certificateholders:

    o to cure any ambiguity;

    o to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

    o to change the timing and/or nature of deposits in the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, except that (a) the Certificate Account deposit date may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency as specified in the related prospectus supplement;

    o if an election to treat the related trust as a "real estate mortgage investment conduit", or REMIC, has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) that action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related certificateholder, or (b) to modify the provisions regarding the transferability of the REMIC residual certificates, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the certificates, as evidenced by a letter from each applicable rating agency as specified in the related prospectus supplement, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC residual certificates to a non-permitted transferee;

    o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any certificateholder; or

    o to amend any provision that is not material to holders of any class of related certificates.

     The pooling and servicing agreement may also be amended by the depositor, the master servicer and the trustee, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate percentage interests constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the related certificateholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (ii) reduce the percentage of certificates of any class the holders of which are required to consent to any such amendment unless the holders of all certificates of that class have consented to the change in the percentage.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

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

TERMINATION; RETIREMENT OF CERTIFICATES

     The primary obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the entity specified in the related prospectus supplement and required to be paid to the certificateholders following the earlier of

    o the final payment or other liquidation or disposition, or any Advance with respect thereto, of the last mortgage loan subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan and

    o the purchase by the entity specified in the related prospectus supplement from the trust for such series of all remaining mortgage loans and all property acquired in respect of the mortgage loans.

     Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining mortgage loans is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the mortgage loans or such other time as may be specified in the related prospectus supplement. In addition to the foregoing, the entity specified in the related prospectus supplement may have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner described in the related prospectus supplement. Following the purchase of such certificates, the master servicer will effect a retirement of the certificates and the termination of the trust. Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

     Any purchase described in the preceding paragraph of mortgage loans and property acquired relating to the mortgage loans evidenced by a series of certificates shall be made at the option of the entity specified in the related prospectus supplement at the price specified in the related prospectus supplement. Such entity, if not Residential Funding Corporation or an affiliate, shall be deemed to represent that one of the following will be true and correct: (i) the exercise of such option shall not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or (ii) such entity is (A) not a party in interest with respect to any ERISA plan (other than a plan sponsored or maintained by the entity, provided that no assets of such plan are invested or deemed to be invested in the certificates) and (B) not a "benefit plan investor." The exercise of that right will effect early retirement of the certificates of that series, but the right of any entity to purchase the mortgage loans and related property will be in accordance with the criteria, and will be at the price, set forth in the related prospectus supplement. Early termination in this manner may adversely affect the yield to holders of some classes of the certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     In addition to the optional repurchase of the property in the related trust, if so specified in the related prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the entity specified in the related prospectus supplement become exercisable. The Call Class will not be offered under the prospectus supplement. Any such call will be of the entire trust at one time; multiple calls with respect to any series of certificates will not be permitted. In the case of a call, the holders of the certificates will be paid a price equal to the Call Price. To exercise the call, the Call Certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the Call certificateholder, the final payment to the certificateholders will be made upon surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

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THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation.

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                              YIELD CONSIDERATIONS

     The yield to maturity of a certificate will depend on the price paid by the holder for the certificate, the pass-through rate on any certificate entitled to payments of interest, which pass-through rate may vary if so specified in the related prospectus supplement, and the rate and timing of principal payments, including prepayments, defaults, liquidations and repurchases, on the mortgage loans and the allocation thereof to reduce the principal balance of the certificate or its notional amount, if applicable.

     Each monthly interest payment on a mortgage loan will be calculated as one-twelfth of the applicable mortgage rate multiplied by the principal balance of the mortgage loan outstanding as of the first day of the related due date for the mortgage loan, subject to any deferred interest. The amount of payments with respect to each mortgage loan distributed, or accrued in the case of deferred interest or accrual certificates, monthly to holders of a class of certificates entitled to payments of interest will be similarly calculated, unless otherwise specified in the prospectus supplement, on the basis of that class's specified percentage of each payment of interest, or accrual in the case of accrual certificates, and will be expressed as a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of the certificate, or any combination of pass-through rates, calculated as described in this prospectus and in the related prospectus supplement. Holders of strip certificates or a class of certificates having a pass-through rate that varies based on the weighted average mortgage rate of the underlying mortgage loans will be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the strip certificates, as applicable.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest will accrue on each mortgage loan from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual.

     A class of certificates may be entitled to payments of interest at a fixed pass-through rate, a variable pass-through rate or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the related prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the Net Mortgage Rates, net of servicing fees and any Excess Spread or Excluded Spread, of the related mortgage loans for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

     The aggregate payments of interest on a class of certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the certificates, or the rate of reduction in the notional amount of certificates entitled to payments of interest only, and, in the case of certificates evidencing interests in ARM loans, by changes in the Net Mortgage Rates on the ARM loans. See "Maturity and Prepayment Considerations" below. The yield on the certificates will also be affected by liquidations of mortgage loans following mortgagor defaults, optional repurchases and and by purchases of mortgage loans in the event of breaches of representations made for the mortgage loans by the depositor, Residential Funding Corporation and other persons as may be specified in the related prospectus supplement, or conversions of ARM loans to a fixed interest rate. See "Mortgage Loan Program--

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Representations with Respect to the Mortgage Loans" and "Description of the
Certificates--Assignment of Trust Assets" above. In addition, if the index used to determine the pass-through rate for the certificates is different than the index applicable to the mortgage rates, the yield on the certificates will be sensitive to changes in the index related to the pass-through rate and the yield on the certificates may be reduced by application of a cap on the pass-through rate based on the weighted average of the Net Mortgage Rates.

     In general, if a certificate is purchased at a premium over its face amount and payments of principal on the related mortgage loans occur at a rate faster than assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a class of certificates is purchased at a discount from its face amount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of Principal Prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of certificates having a class entitled to payments of interest only or disproportionate payments of interest. This type of class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of certificates, including accrual certificates, certificates with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of certificates, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of certificates.

     The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase of the mortgage loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

     When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full generally will reduce the amount of interest distributed to holders of certificates entitled to distributions of interest on the distribution date in the month in which the related Prepayment Period ends if that Principal Prepayment was made in the preceding calendar month and the resulting Prepayment Interest Shortfall is not covered by Compensating Interest. See "Description of the Certificates--Prepayment Interest Shortfalls." Unless otherwise specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial Principal Prepayment on a mortgage loan will be to reduce the amount of interest distributed to holders of certificates if such distribution date occurs in the following calendar month, by an amount of up to one month's interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, on the prepaid amount, if the resulting Prepayment Interest Shortfall is not covered by Compensating Interest. See "Description of the Certificates--Prepayment Interest Shortfalls." Partial Principal Prepayments and Liquidation Proceeds will be distributed on the distribution date in the month following receipt. Principal Prepayments in full received during a Prepayment Period will be distributed on the distribution date in the month in which that Prepayment Period ends. See "Maturity and Prepayment Considerations."

     The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments,

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defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The risk of loss may also be greater on mortgage loans with LTV ratios greater than 80% and with no primary insurance policies. The yield on any class of certificates and the timing of principal payments on that class may also be affected by modifications or actions that may be approved by the master servicer as described in this prospectus under "Description of the Certificates--Collection and Other Servicing Procedures," in connection with a mortgage loan that is in default, or if a default is reasonably foreseeable.

     The risk of loss on mortgage loans made on Puerto Rico or Guam mortgage loans may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. See "Certain Legal Aspects of Mortgage Loans."

     With respect to some mortgage loans, including ARM loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan usually will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any such mortgage loan may thus be dependent on the ability of the mortgagor to make larger monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a Buy-Down Mortgage Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under Residential Funding Corporation's underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

     The mortgage rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination--initial mortgage rates are typically lower than the sum of the Indices applicable at origination and the related Note Margins--the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable mortgage rate.

     The addition of any deferred interest to the principal balance of any related class of certificates will lengthen the weighted average life of that class of certificates and may adversely affect yield to holders of those certificates. In addition, with respect to ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a mortgage loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof.

     For each mortgage pool, if all necessary Advances are made and if there is no unrecoverable loss on any mortgage loan, the net effect of each distribution respecting interest will be to pass-through to each holder of a class of certificates entitled to payments of interest an amount which is equal to one month's interest at the applicable pass-through rate on that class's principal balance or notional balance, as adjusted downward to reflect any decrease in interest caused by any Principal Prepayments and the addition of any deferred interest to the principal balance of any mortgage loan. See "Description of the Certificates--Distributions--Principal and Interest on the Certificates."

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                     MATURITY AND PREPAYMENT CONSIDERATIONS

     As indicated above under "The Trusts--The Mortgage Loans," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of certificates will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations with respect to the related mortgage loans in a mortgage pool will affect the life and yield of the related series of certificates.

     With respect to Balloon Loans, payment of the Balloon Amount, which, based on the amortization schedule of those mortgage loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. Neither the depositor, the master servicer nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of certificates may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of certificates and/or the weighted average life of each class of certificates and the percentage of the original principal amount of each class of certificates of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the related prospectus supplement, including assumptions that prepayments on the mortgage loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the mortgage loans underlying a series of certificates will conform to any level of the prepayment standard or model specified in the related prospectus supplement.

     The following is a list of factors that may affect prepayment experience:

    o homeowner mobility;

    o economic conditions;

    o changes in mortgagors' housing needs;

    o job transfers;

    o unemployment;

    o mortgagors' equity in the properties securing the mortgages;

    o servicing decisions;

    o enforceability of due-on-sale clauses;

    o mortgage market interest rates;

    o mortgage recording taxes;

    o solicitations and the availability of mortgage funds; and

    o the obtaining of secondary financing by the mortgagor.

     Unless otherwise specified in the related prospectus supplement, all mortgage loans, other than ARM loans, will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the mortgage loan upon sale or some transfers by the mortgagor of the underlying mortgaged property. Unless the related prospectus supplement indicates otherwise, the master servicer will enforce any

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due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

     An ARM loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or the related subservicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of certificates. See "Description of the Certificates--Collection and Other Servicing Procedures" and "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Enforceability of Certain Provisions" for a description of provisions of the pooling and servicing agreement and legal developments that may affect the prepayment experience on the mortgage loans.

     In addition, some mortgage securities included in a mortgage pool may be backed by underlying mortgage loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related certificates will, to some extent, depend on the interest rates on the underlying mortgage loans.

     A subservicer may allow the refinancing of a mortgage loan in any trust by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the subservicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A subservicer or the master servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, subservicers or the master servicer may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

     All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

     The rate of prepayment with respect to conventional fixed-rate mortgage loans has fluctuated significantly in recent years. For example, published principal balance information for Freddie Mac and Fannie Mae securities backed by conventional fixed-rate mortgage loans indicates that the prepayment rates for those mortgage securities were substantially lower during the high interest rate climate prevailing during 1980, 1981 and early 1982 than the prepayment rates during 1985 and 1986 when prevailing interest rates declined. In general, if interest rates fall below the mortgage rates on fixed-rate mortgage loans, the rate of prepayment would be expected to increase. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on those loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

     Although the mortgage rates on ARM loans will be subject to periodic adjustments, the adjustments generally will:

    o not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date;

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

    o not increase the mortgage rates over a fixed percentage amount during the life of any ARM loan; and

    o be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Note Margin, which may be different from margins being used for newly originated adjustable rate mortgage loans.

     As a result, the mortgage rates on the ARM loans in a mortgage pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In some rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of any series of certificates.

     Under some circumstances, the master servicer may have the option to purchase the mortgage loans in a trust. See "The Pooling and Servicing Agreement--Termination; Retirement of Certificates."

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries of some legal aspects of mortgage loans that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

THE MORTGAGE LOANS

General

     The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and generally on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

     There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes (1) a separate undertaking to make payments on the mortgage note and (2) an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, the grantee's authority under a deed to secure debt generally with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust, transactions, the directions of the beneficiary.

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Cooperative Loans

     If specified in the prospectus supplement relating to a series of certificates, the mortgage loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges. This type of lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

     An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the mortgage loans, the collateral securing the Cooperative Loans.

     Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease

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or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

Tax Aspects of Cooperative Ownership

     In general, a "tenant-stockholder", as defined in Section 216(b)(2) of the Internal Revenue Code of 1986, or Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. In the event that a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under
Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgage Loans

     Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     In some states, the borrower has the right to reinstate the mortgage loan at any time following default until shortly before the trustee's sale. In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

     Any action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules, and in most cases a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, a court may exercise equitable powers to relieve a borrower of a default and deny the

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mortgagee foreclosure. Under various circumstances a court of equity may relieve the borrower from a non-monetary default where the default was not willful or where a monetary default, such as failure to pay real estate taxes can be cured before completion of the foreclosure and there is not substantial prejudice to the mortgagee.

     Foreclosure of a mortgage generally is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

     In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the mortgage or deed of trust or deed to secure debt, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement."

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

     Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the Superior Court for the district where the mortgage property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

     There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

     Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is

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occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

Foreclosure on Shares of Cooperatives

     The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, in accordance with restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

     Generally, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also generally provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder (that is, the borrower) or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

     A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating

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to those shares. Article 9 of the UCC requires that a sale be conducted in a
"commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

     In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

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     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor, which is a Cooperative Loan, or which is secured by additional collateral in addition to the related mortgaged property, may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, and altering the repayment schedule. In general, except as provided below with respect to junior liens, the terms of a mortgage loan secured only by a mortgage on a real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     The United States Supreme Court has held that so long as a mortgage loan is fully or partially secured by the related mortgaged property, the amount of the mortgage loan may not be reduced, or "crammed down," in connection with a bankruptcy petition filed by the mortgagor. However, United States Circuit Court of Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor, in the event the value of the related mortgaged property at the time of the filing is less than the amount of any first lien, any unsecured junior liens may be "crammed down" in the bankruptcy court and discharged. As a result, in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing, without any liquidation of the related mortgaged property. Any such reduction would be treated as a Bankruptcy Loss.

     Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.

     In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, or TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees.

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Homeownership Act and Similar State Laws

     Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

     In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

     Except in the case of a Designated Seller Transaction or unless otherwise specified in the accompanying prospectus supplement, Residential Funding Corporation will represent and warrant that all of the mortgage loans in the mortgage pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although Residential Funding Corporation will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the certificateholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to various state laws.

     Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Enforceability of Certain Provisions

     Unless the prospectus supplement indicates otherwise, the mortgage loans contain due-on- sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

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     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans, originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, or OTS, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Unless otherwise described in the related prospectus supplement, Residential Funding Corporation or another specified party, will have represented that each mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

     Alternative mortgage instruments, including adjustable rate mortgage loans, adjustable rate Cooperative Loans, and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title
VIII. Title VIII provides that, notwithstanding any state law to the contrary;

    o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks,

    o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and

    o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

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Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any master servicer will be required by any Agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor Residential Funding Corporation makes any representations or warranties or assumes any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of

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contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

     Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, or Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any State orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.

     Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act. With respect to mortgage loans included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on those mortgage loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

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     Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

NEGATIVE AMORTIZATION LOANS

     A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal DistrictCourts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, insurance companies and foreign investors, may be subject to special rules. In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

    o is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and

    o is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered by this prospectus.

     The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the master servicer or Certificate Administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G, or REMIC Provisions, of the Internal Revenue Code. The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

     In the event that a REMIC election is not made upon the issuance of a particular series because, for example, a grantor trust structure is being used, an opinion of counsel relating to the tax consequences of that structure will be filed prior to the initial sale of the related certificates. Furthermore, the tax discussion relating to that structure will be provided in the prospectus supplement for that series.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 of the Internal Revenue Code and in the Treasury regulations issued thereunder, or the OID regulations, and in part upon the REMIC Provisions and the Treasury regulations issued thereunder, or the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

REMICS

Classification of REMICs

     Upon the issuance of each series of REMIC certificates, Thacher Proffitt & Wood or Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each

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applicable portion of the trust, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of "regular interests," or REMIC regular certificates or "residual interests," or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences". Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates

     In general, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. In addition, the REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans or Pledged Asset Mortgage Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs, or tiered REMICs, for federal income tax purposes.

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

Upon the issuance of this type of series of REMIC certificates, Thacher Proffitt & Wood or Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

     General

     Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

     Original Issue Discount

     Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the master servicer or Certificate Administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, the master servicer nor the Certificate Administrator will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an

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"objective rate," a combination of a single fixed rate and one or more
"qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the related prospectus supplement will describe the manner in which the rules will be applied by the master servicer or Certificate Administrator, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

     Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying
(i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" for a description of that election under the OID regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original

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

issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the related prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any payments other than qualified stated interest made during the accrual period prior to that day with respect to the certificate.

     Market Discount

     A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of

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

each distribution representing stated redemption price. In particular, under
Section 1276 of the Internal Revenue Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

     A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue Discount." This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

    o on the basis of a constant yield method,

    o in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

    o in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

     To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in

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income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     In addition, under Section 1277 of the Internal Revenue Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium

     A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Market Discount." The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. It is possible that the use of the assumption that there will be no prepayments may be required in calculating the amortization of premium.

     Realized Losses

     Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's certificate becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

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Taxation of Owners of REMIC Residual Certificates

     General

     As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC residual certificate would have had in the hands of an original holder of that Certificate. The REMIC regulations, however, do not provide for any such modifications.

     Any payments received by a REMIC residual certificateholder in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any payment would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

Taxable Income of the REMIC

     The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original

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issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt deductions with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer intends to treat the fair market value of the mortgage loans as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the mortgage loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered by this prospectus, described therein will not apply.

     If a class of REMIC regular certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will

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be taken into account. See "--Prohibited Transactions and Other Possible REMIC
Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

     The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

     A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses in accordance with additional limitations under the Internal Revenue Code, as to which the certificateholders should consult their tax advisors.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. A holder of a REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which its basis in the REMIC residual certificate will not be sufficiently large that distributions will be treated as nontaxable returns of capital. A holder's basis in the REMIC residual certificate will initially equal the amount paid for the REMIC residual certificate and will be increased by its allocable shares of taxable income of the trust. However, a holder's basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholder. To the extent the REMIC residual certificateholder's initial basis is less than the distributions to the REMIC residual certificateholder, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholder on those distributions and will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see "--General."

     Excess Inclusions

     Any "excess inclusions" with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the "daily accruals", as defined

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below, for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC residual certificateholders, an excess inclusion:

    o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

    o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

    o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, "--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates

     Under the REMIC regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly

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by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

     The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Internal Revenue Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000.

     The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

     Mark-to-Market Rules

     The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions

     Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

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     With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "Pass-Through Entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and (ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition,
Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "Pass-Through Entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

     If a REMIC residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to: the product of

    o the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

    o the highest marginal federal income tax rate applicable to corporations.


     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

    o residual interests in the entity are not held by Disqualified Organizations; and

    o information necessary for the application of the tax described herein will be made available.

     Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

    o requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC residual certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

    o providing that any transfer of a REMIC residual certificate to a Disqualified Organization shall be null and void; and

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

    o granting to the master servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass- Through Entity (i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

     Sales of REMIC Certificates

     If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below, any gain or loss generally will be capital gain or loss.

     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate", which is generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "--Taxation of Owners of REMIC Regular Certificates--Discount."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion

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

transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC (and possibly a "financial asset securitization investment trust", or FASIT, within the meaning of Section 860L of the Internal Revenue Code) or any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Internal Revenue Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

     Losses on the sale of a REMIC Regular Certificate in excess of a threhold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such forms.

     Tax Return Disclosure and Investor List Requirement

     Recent Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the certificates. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors in REMIC residual certificates should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

     Prohibited Transactions and Other Possible REMIC Taxes

     The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that

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

is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or the trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Termination

     A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

     Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee will file REMIC federal income tax returns on behalf of the related REMIC and the entity identified as the REMIC Administrator in the related pooling and servicing agreement or REMIC Administrator will prepare the REMIC federal income tax returns and will be designated as and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

     As the tax matters person, the REMIC Administrator will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any REMIC item.

     Adjustments made to the REMIC tax return may require a REMIC residual certificateholders to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are generally required to be sent to individual holders of REMIC regular Interests

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

and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the REMIC Administrator will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the REMIC Administrator at Residential Funding Corporation, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

     Backup Withholding with Respect to REMIC Certificates

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates

     A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of that certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership, created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of the residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person, or U.S. person, unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in

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

regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                              ERISA CONSIDERATIONS

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which those employee benefit plans and arrangements are invested. Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code. Such plans, together with plans subject to ERISA, are referred to as ERISA plans.

     Some employee benefit plans, including governmental plans, as defined in
Section 3(32) of ERISA, and if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503(b) of the Internal Revenue Code.

     Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that an ERISA plan's investment be made in

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

accordance with the documents governing the ERISA plan. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving "plan assets" of ERISA plans and tax-favored plans and Parties in Interest who have certain specified relationships to those plans, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available with respect to any transaction of this sort.

ERISA PLAN ASSET REGULATIONS

     An investment of ERISA plan assets in certificates may cause the underlying mortgage loans, mortgage securities or any other assets held in a trust to be deemed ERISA plan assets of the ERISA plan. The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101, or the DOL Regulations, concerning whether or not an ERISA plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, when ERISA plan assets are used to acquire an "equity interest," such as a certificate, in that entity.

     Some of the rules in the DOL Regulations provide that ERISA plan assets may be deemed to include an undivided interest in each asset of an entity, including a trust, in which an ERISA plan makes an equity investment. Therefore, ERISA plans and entities deemed to hold ERISA plan assets should not acquire or hold certificates in reliance upon the availability of any exception under the DOL Regulations. For purposes of this section, the terms "ERISA plan" and "assets of an ERISA plan" have the meanings specified in the DOL Regulations and include an undivided interest in the underlying assets of some entities in which an ERISA plan holds an equity interest.

     Under the DOL Regulations, the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to a trust and cause the depositor, the master servicer, any subservicer, the Certificate Administrator, the trustee, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become Parties in Interest for an investing ERISA plan or an ERISA plan holding an interest in an ERISA-subject investment entity. If so, the acquisition or holding of certificates by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and/or Section 4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available. Certificates acquired by an ERISA plan would be assets of that ERISA plan. Under the DOL Regulations, a trust, including the mortgage loans, mortgage securities or any other assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires certificates. Special caution should be exercised before ERISA plan assets are used to acquire a certificate in those circumstances, especially if, for the ERISA plan assets, the depositor, the master servicer, any subservicer, the Certificate Administrator, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the ERISA plan assets; or (ii) has authority or responsibility to give, or regularly gives, investment advice (direct or indirect) with respect to the ERISA plan assets for a fee under an agreement or understanding that any advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

     Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee, in the manner described above, is a fiduciary of the investing ERISA plan. If the mortgage loans, mortgage securities or any other assets held in a trust were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, for any investing ERISA plan. In addition, if the mortgage loans, mortgage securities or any other assets held in

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

a trust were to constitute ERISA plan assets, then the acquisition or holding of certificates by, on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

PROHIBITED TRANSACTION EXEMPTION

     The DOL has issued an individual prohibited transaction exemption, or PTE, 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by PTE 97-34, 62 Fed.
Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000)
and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002), to Residential Funding Corporation and certain of its affiliates, referred to as the RFC exemption. The RFC exemption, generally exempts, from the application of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code, various transactions, among others, relating to the servicing and operation of mortgage pools of secured obligations of some types, including mortgage loans or mortgage securities, which are held in a trust or by another "issuer" and the purchase, sale and holding of pass-through certificates or other "securities" issued by that entity as to which:

    o the depositor or any of its affiliates is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the RFC exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a selling or placement agent; or

    o the depositor or an affiliate is the underwriter or placement agent,

provided that the conditions of the RFC exemption are satisfied. For purposes of this section, the term "underwriter" includes:

    o the depositor and certain of its affiliates;

    o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the depositor and certain of its affiliates;

    o any member of the underwriting syndicate or selling group of which a person described in the two preceding clauses is a manager or co-manager for a class of certificates; or

    o any entity which has received an exemption from the DOL relating to certificates which is similar to the RFC exemption.

     The RFC exemption sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder.

    o First, the acquisition of certificates by an ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm's-length transaction with an unrelated party.

    o Second, the RFC exemption only applies to certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other certificates of the same trust, unless none of the mortgage loans or other assets has an LTV ratio that exceeds 100% at the date of the issuance of the certificates.

    o Third, at the time of acquisition by an ERISA plan or with ERISA plan assets, the certificates must be rated in one of the four highest generic rating categories by Standard & Poor's, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch Ratings, called the exemption rating agencies. The certificates must be rated in one of the two highest generic categories by the exemption rating agencies if the LTV ratio of any one-to four-family residential mortgage loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the certificates. However, in that case the RFC exemption will not apply:

       o to any of the certificates if:

          o any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan) has an LTV ratio that exceeds 100% at the date of issuance of the certificates; or

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

          o any one- to four-family residential mortgage loan has an LTV ratio that exceeds 125% at the date of the issuance of the certificates; or

       o to any subordinate certificates.

    o Fourth, the trustee cannot be an affiliate of any other member of the restricted group (which consists of any underwriter, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the swap counterparty in any eligible swap arrangement and any mortgagor with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust at the date of initial issuance of the certificates) other than an underwriter.

    o Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, the Certificate Administrator, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.

    o Sixth, the investing ERISA plan or ERISA plan assets investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

    o Seventh, for issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain provisions as described in the RFC exemption that are intended to protect the assets of the issuer from creditors of the depositor.

     In addition, except as otherwise specified in the related prospectus supplement, the exemptive relief afforded by the exemption may not apply to any certificates where the related trust contains a swap.

     The RFC exemption also requires that each trust meet the following requirements:

    o the trust must consist solely of assets of the type that have been included in other investment pools;

    o securities evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on the RFC exemption; and

    o securities in the other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on the RFC exemption.

     An ERISA plan fiduciary or other investor of ERISA plan assets contemplating purchasing a certificate must make its own determination that the general conditions described above will be satisfied for that certificate.

     If the general conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption, from application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate by or with ERISA plan assets of an excluded ERISA plan by any person who has discretionary authority or renders investment advice with respect to ERISA plan assets of the excluded ERISA plan. For purposes of the certificates, an excluded ERISA plan is an ERISA plan sponsored by any member of the restricted group.

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

     If specific conditions of the RFC exemption are also satisfied, the RFC exemption may provide an exemption, from application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with the following:

    o the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

       o a mortgagor with respect to 5% or less of the fair market value of the assets of a trust; or

       o    an affiliate of such a person;

       provided that, if the certificates are acquired in connection with their initial issuance, the quantitative restrictions described in the RFC exemption are met;

    o the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or by a person investing ERISA plan assets; and

    o  the holding of certificates by an ERISA plan or with ERISA plan assets.

     Additionally, if specific conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption, from application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools. Unless otherwise described in the related prospectus supplement, the depositor expects that the specific conditions of the RFC exemption required for this purpose will be satisfied with respect to the certificates so that the RFC exemption will be satisfied with respect to the certificates so that the RFC exemption would provide an exemption, from application of the prohibited transaction provisions of Sections 406(a) and (b) of ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the RFC exemption are satisfied.

     The RFC exemption also may provide an exemption, from application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding ERISA plan assets, by virtue of providing services to the ERISA plan or the investment entity, or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan's ownership of certificates.

     Before purchasing a certificate, a fiduciary or other investor of ERISA plan assets should itself confirm that (a) the certificates constitute "securities" for purposes of the RFC exemption and (b) the specific and general conditions and the other requirements described in the RFC exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption, the fiduciary or other ERISA plan assets investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates with ERISA plan assets.

     Any fiduciary or other ERISA plan assets investor that proposes to purchase certificates on behalf of an ERISA plan or with ERISA plan assets should consult with its legal counsel on the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the RFC exemption or any DOL prohibited transaction class exemption, or PTCE, in connection therewith. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, the fiduciary or other ERISA plan assets investor should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include Cooperative Loans or some types of mortgage securities, or which contain a swap. In addition, the fiduciary or other ERISA plan assets investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the

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prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The related prospectus supplement may contain additional information regarding the application of the RFC exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions for the certificates offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan's or other ERISA plan assets investor's investment in the certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

INSURANCE COMPANY GENERAL ACCOUNTS

     Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which were published in the Federal Register on January 5, 2000, and became generally applicable on July 5, 2001.

REPRESENTATIONS FROM INVESTING ERISA PLANS

     If the criteria specified in the RFC exemption as described above are not satisfied by one or more classes of certificates, or by a trust or the mortgage loans, mortgage securities and other assets held by the trust, then, except as otherwise specified in the related prospectus supplement, transfers of such certificates to an ERISA plan, to a trustee or other person acting on behalf of any ERISA plan, or to any other person using ERISA plan assets to effect the acquisition, will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certificates by or on behalf of that ERISA plan or with ERISA plan assets:

    o is permissible under applicable law;

    o will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

    o will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

     Except as otherwise specified in the related prospectus supplement, each beneficial owner of a subordinate certificate offered by this prospectus and the related prospectus supplement, or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of such certificate, or interest therein, that either:

    o it is not an ERISA plan, a trustee or other person acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding;

    o it has acquired and is holding such subordinate certificate in reliance on the RFC exemption and it understands that there are certain conditions to the availability of the RFC exemption including the requirement, for trusts where none of the assets has an LTV ratio greater than 100%, that the subordinate certificates must be rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the exemption rating agencies; or

    o (1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold such certificate (or interest therein) is an "insurance company general account" (as defined in PTCE 95-60), and
      (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     If any subordinate certificate, or any interest therein, is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinate certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any subordinate

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certificate, or interest therein, was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

TAX-EXEMPT INVESTORS; REMIC RESIDUAL CERTIFICATES

     An ERISA plan which is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income,"or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC residual certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions." In addition, the exemptive relief afforded by the RFC exemption does not apply to the purchase, sale or holding of any class of REMIC residual certificates.

CONSULTATION WITH COUNSEL

     There can be no assurance that the RFC exemption or any other DOL exemption will apply with respect to any particular ERISA plan that acquires the certificates or, even if all of the specified conditions were satisfied, that the exemption would apply to all transactions involving a trust. Prospective ERISA plan investors should consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the certificates.

     Before purchasing a certificate, a fiduciary of an ERISA plan should itself confirm that all of the specific and general conditions described in the RFC exemption or one of the other DOL exemptions would be satisfied. Before purchasing a certificate in reliance on the RFC exemption, an ERISA plan fiduciary should itself confirm that the certificate constitutes a "security" for purposes of the RFC exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption or any other DOL exemption, an ERISA plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a security on behalf of an ERISA plan.

                            LEGAL INVESTMENT MATTERS

     Each class of certificates offered hereby and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. If so specified in the related prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, life insurance companies and pension funds, created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities with respect to "mortgage related securities," these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Certain States enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise

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deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

     The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

     The OTS has issued Thrift Bulletin 73a, entitled "Investing in Complex Securities", or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

     One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns:

    o that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

    o that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

    o that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

     One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

    o conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and

    o conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

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The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

     Prospective investors in the certificates, including in particular the classes of certificates that do not constitute "mortgage related securities" for purposes of SMMEA, should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of some investors either to purchase some classes of certificates or to purchase any class of certificates representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received by the depositor from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans underlying the certificates or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the certificates from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHODS OF DISTRIBUTION

     The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

     The depositor intends that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of the following methods:

    o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

    o by placements by the depositor with institutional investors through dealers; and

    o by direct placements by the depositor with institutional investors.

     In addition, if specified in the related prospectus supplement, a series of certificates may be offered in whole or in part to the seller of the related mortgage loans that would comprise the mortgage pool securing the certificates.

     If underwriters are used in a sale of any certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may

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

be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the related prospectus supplement.

     In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

     The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

     This prospectus and the applicable prospectus supplement may also be used by Residential Funding Securities Corporation, an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transaction in the offered securities in which Residential Funding Securities Corporation may act as principal. Sales will be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters, including certain federal income tax matters, will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York, or by Orrick, Herrington & Sutcliffe LLP, New York, New York, as specified in the prospectus supplement.

                             FINANCIAL INFORMATION

     The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of certificates will be to repurchase the mortgage loans upon any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

                             ADDITIONAL INFORMATION

     The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, accordingly, will file reports thereunder with the Securities and

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Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor pursuant to the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov).

                         REPORTS TO CERTIFICATEHOLDERS

     Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the master servicer or the trustee to each holder of record of the certificates of the related series. See "Description of the Certificates--Reports to Certificateholders." Reports forwarded to holders will contain financial information that has not been examined or reported upon by an independent certified public accountant. The depositor will file with the Securities and Exchange Commission those periodic reports relating to the trust for a series of certificates as are required under the Exchange Act.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for the certificates will automatically update and supersede this information. Documents that may be incorporated by reference with respect to a particular series of certificates include an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and
Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

     The depositor will provide or cause to be provided without charge to each person to whom this prospectus and related prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, upon written or oral request of that person, a copy of any or all reports incorporated herein by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Residential Funding Mortgage Securities I, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, or by telephone at (952) 857-7000.

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                                    GLOSSARY

     1998 Policy Statement--The revised supervisory statement listing the guidelines for investments in "high risk mortgage securities", and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

     Additional Collateral--With respect to an Additional Collateral Loan, (1) financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets.


     Additional Collateral Loans--A mortgage loan with an LTV ratio at origination in excess of 80%, but not greater than 100% and is secured by Additional Collateral, in addition to the related Mortgaged Property and in lieu of any primary mortgage insurance by Additional Collateral.

     Additional Collateral Requirement--The amount of Additional Collateral required for any Additional Collateral Loan, which in most cases will not exceed 30% of the principal amount of such mortgage loan.

     Advance--As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal, other than any Balloon Amount in the case of a Balloon Loan, and interest at the applicable pass-through rate which were not received as of the close of business on the business day preceding the determination date on the mortgage loans.

     Balloon Amount--The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

     Balloon Loans--Fixed rate mortgage loans having original or modified terms to maturity of 5 or 7 years in most cases, with level monthly payments of principal and interest based on a 30 year amortization schedule.

     Bankruptcy Amount--The amount of Bankruptcy Losses that may be borne solely by the subordinate certificates of the related series.

     Bankruptcy Losses--A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

     Buy-Down Account--As to a Buy-Down Mortgage Loan, the custodial account where Buydown Funds are deposited.

     Buy-Down Funds--As to a Buy-Down Mortgage Loan, the amount contributed by the seller of the Mortgaged Property or another source and placed in the Buy-Down Account.

     Buy-Down Mortgage Loan--A mortgage loan subject to a temporary Buy-Down plan.

     Buy-Down Period--The early years of the term of or Buy-Down Mortgage Loan when payments will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from the Buy-Down Funds.

     Call Certificate--Any Certificate evidencing an interest in a Call Class.

     Call Class--A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust resulting in early retirement of the Certificates of the series.

     Call Price--In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.


     Certificate Account--An account established and maintained by the master servicer in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans evidenced by each series of certificates.

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

     Certificate Administrator--In addition to or in lieu of the master servicer for a series of certificates, the related prospectus supplement may identify a certificate administrator for the trust. The certificate administrator may be an affiliate of the depositor or the master servicer.

     Compensating Interest--With respect to any mortgage loan that prepaid in full during the related Prepayment Period or prepaid in part during the preceding calendar month, an additional payment made by the master servicer, to the extent funds are available from the servicing fee and any additional servicing compensation, equal to the amount of Prepayment Interest Shortfalls due to those prepayments.

     Convertible Mortgage Loan--ARM loans which allow the mortgagors to convert the adjustable rates on those mortgage loans to a fixed rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

     Cooperative--With respect to a Cooperative Mortgage Loan, the corporation that owns the related apartment building.

     Cooperative Loans--Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

     Cooperative Notes--A promissory note with respect to a Cooperative Loan.

     Credit Scores--A measurement of the relative degree of risk a borrower represents to a Lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

     Custodial Account--The custodial account or accounts created and maintained pursuant to the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the certificates, for the holders of certain other interests in mortgage loans serviced or sold by the master servicer and for the master servicer, into which the amounts shall be deposited directly. Any such account or accounts shall be an Eligible Account.

     Debt Service Reduction--Modifications of the terms of a mortgage loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related mortgage loan, but not any permanent forgiveness of principal.

     Defaulted Mortgage Losses--A Realized Loss attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

     Deficient Valuation--In connection with the personal bankruptcy of a mortgagor, the difference between the outstanding principal balance of a mortgage loan and a lower value established by the bankruptcy court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

     Designated Seller Transaction--A transaction in which the mortgage loans are provided by an unaffiliated seller described in the prospectus supplement.

     Direct Puerto Rico Mortgage--With respect to any Puerto Rico Mortgage Loan, a Mortgage to secure a specific obligation for the benefit of a specified person.

     Disqualified Organization--For these purposes means:

    o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac;

    o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code;

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    o any organization described in Section 1381(a)(2)(C) of the Internal
      Revenue Code;

    o an "electing large partnership", as described in Section 775 of the Internal Revenue Code; or

    o any other person so designated by the trustee based upon an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than such person, to incur a liability for any federal tax imposed under the Internal Revenue Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

     Distribution Amount--As to a class of certificates for any distribution date will be the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the applicable prospectus supplement, less certain interest shortfalls, which will include:

    o any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of certificates on the related due date;

    o any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to certificateholders which are not covered by advances or the applicable credit enhancement; and

    o Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

     Due Period--As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date.

     Eligible Account--An account acceptable to the applicable rating agency.

     Endorsable Puerto Rico Mortgage--As to any Puerto Rico Mortgage Loan, a mortgage to secure an instrument transferable by endorsement.

     Environmental Lien--A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

     Excess Spread--A portion of interest due with respect to the mortgage loans or mortgage securities transferred as part of the assets of the related trust.

     Excluded Spread--A portion of interest due with respect to the mortgage loans or mortgage securities, excluded from the assets transferred to the related trust.

     Extraordinary Loss--A Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

     Fraud Loss Amount--The amount of Fraud Losses that may be borne solely by the subordinate certificates of the related series.

     Fraud Losses--A Realized Loss incurred on defaulted mortgage loans as to which there was fraud in the origination of the mortgage loans.

     High Cost Loans--Mortgage loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

     Insurance Proceeds--Proceeds of any special hazard insurance policy, bankruptcy policy, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any mortgage loan in the mortgage pool together with any payments under any letter of credit.

     Issue Premium--As to a class of REMIC regular certificates, the issue price in excess of the stated redemption price of that class.

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     Liquidated Mortgage Loan--A defaulted mortgage loan for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

     Liquidation Proceeds--Amounts collected by the subservicer in connection with the liquidation of a mortgage loan, by foreclosure or otherwise.

     Mark-to-market Regulations--The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

     Net Mortgage Rate--As to a mortgage loan, the mortgage rate net of servicing fees, other administrative fees and any Excess Spread or Excluded Spread.

     Nonrecoverable Advance--Any Advance or Servicing Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

     Note Margin--For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

     Parties in Interest--With respect to an ERISA plan, persons who are either "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Internal Revenue Code because they have specified relationships to the ERISA plan.

     Pass-through Entity--Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Permitted Investments--United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

     Pledged Asset Mortgage Loans--Mortgage loans that have LTV ratios at origination of up to 100% and are secured, in addition to the related mortgaged property, by Pledged Assets.

     Pledged Assets--As to a Pledged Asset Mortgage Loan, (1) financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets or residential property owned by the guarantor.

     Prepayment Interest Shortfall--With respect to a mortgage loan that is subject to a mortgagor prepayment and any distribution date, an amount equal to the aggregate shortfall, if any, in collections of interest, adjusted to the related Net Mortgage Rate, resulting from partial mortgagor prepayments on the related mortgage loan during the preceding calendar month or from mortgagor prepayments in full on the related mortgage loan during the related Prepayment Period but prior to the calendar month of the distribution date.

     Prepayment Period--With respect to each distribution date and Principal Prepayments in full, the period commencing on the 16th day of the month prior to that distribution date and ending on the 15th day of the month of that distribution date, or another period specified in the accompanying prospectus supplement.

     Principal Prepayments--Any principal payments received with respect to a mortgage loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

     Qualified Insurer--As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

     Realized Loss--As to any defaulted mortgage loan that is finally liquidated, the amount of loss realized, if any, as described in the related pooling and servicing agreement, will equal the portion of the

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Stated Principal Balance remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the mortgage loan. With respect to a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss. As to any mortgage loan that has been the subject of a Debt Service Reduction, the amount of the reduction will be treated as a Realized Loss as incurred. For a mortgage loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the amount by which a monthly payment has been reduced due to a reduction in the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer.

     REO Mortgage Loan--A mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

     Servicing Advances--Amounts advanced on any mortgage loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services, if the master servicer and any affiliate of the master servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of mortgage loans.

     Special Hazard Amount--The amount of Special Hazard Losses that may be allocated to the subordinate certificates of the related series.

     Special Hazard Losses--A Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the mortgagor.

     Special Servicer--A special servicer named pursuant to the pooling and servicing agreement for a series of certificates, which will be responsible for the servicing of delinquent loans.

     Stated Principal Balance--As to any mortgage loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to certificateholders before the date of determination, further reduced to the extent that any Realized Loss has been allocated to any certificates before that date, and increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with a modification.

     Subordinate Amount--A specified portion of subordinated distributions with respect to the mortgage loans, allocated to the holders of the subordinate certificates as set forth in the related prospectus supplement.

     Subservicing Account--An account established and maintained by a subservicer which meets the requirements described in the Client Guide and is otherwise acceptable to the master servicer.

     Tax-Exempt Investor--Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.

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                 Residential Funding Mortgage Securities I, Inc.

                                  $668,808,300

                       Mortgage Pass-Through Certificates

                                 Series 2005-SA3

                              Prospectus Supplement

                              Goldman, Sachs & Co.

                                   Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered hereby in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until October 23, 2005.